As filed with the Securities and Exchange Commission on October 30, 2019

REGISTRATION NO. 811-08162

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO. 112

MASTER INVESTMENT PORTFOLIO

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

400 HOWARD STREET

SAN FRANCISCO, CALIFORNIA 94105

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT’S TELEPHONE NUMBER: (800) 441-7762

JOHN M. PERLOWSKI

MASTER INVESTMENT PORTFOLIO

55 EAST 52nd STREET

NEW YORK, NEW YORK 10055

UNITED STATES OF AMERICA

(NAME AND ADDRESS OF AGENT FOR SERVICE)

WITH A COPY TO:

JOHN A. MACKINNON, ESQ.	JANEY AHN, ESQ.
JESSE C. KEAN, ESQ.	BLACKROCK FUND ADVISORS
SIDLEY AUSTIN LLP	55 EAST 52nd STREET
787 SEVENTH AVENUE	NEW YORK, NEW YORK 10055
NEW YORK, NEW YORK 10019

MASTER INVESTMENT PORTFOLIO

LIFEPATH® DYNAMIC 2065 MASTER PORTFOLIO

EXPLANATORY NOTE

This is the combined Part A and Part B of the Registration Statement on Form N-1A for LifePath® Dynamic 2065 Master Portfolio (the “Master Portfolio”). The Master Portfolio is a diversified portfolio of Master Investment Portfolio (“MIP”), an open-end, series management investment company.

The Master Portfolio operates as part of a master/feeder structure, and one or more feeder funds invest all of its/their assets in the Master Portfolio, which has substantially the same investment objective, strategies and policies as the corresponding feeder fund. Throughout this combined Part A and Part B for the Master Portfolio, specified information concerning the Master Portfolio and MIP is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the “Investment Company Act”), of BlackRock Funds III (File Nos. 33-54126; 811-07332) (the “Trust”) that relates to and includes the prospectuses and the statement of additional information of BlackRock LifePath® Dynamic 2065 Fund (the “BlackRock Funds III Feeder Fund”), a series of the Trust. The BlackRock Funds III Feeder Fund invests all of its assets in the Master Portfolio. To the extent that information concerning the Master Portfolio and/or MIP is incorporated by reference and the Trust has filed, pursuant to Rule 497 under the Securities Act of 1933, as amended (the “1933 Act”), a supplement to the BlackRock Funds III Feeder Fund’s prospectus or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. The BlackRock Funds III Feeder Fund’s current prospectuses and statement of additional information, as supplemented from time to time, are referred to herein collectively as the “Prospectus” and “SAI,” respectively. From time to time, the Master Portfolio may have one or more feeder funds that are not the BlackRock Funds III Feeder Fund. The BlackRock Funds III Feeder Fund and any other feeder fund that may invest in the Master Portfolio are referred to herein as “Feeder Funds.”

LifePath® is a registered service mark of BlackRock Institutional Trust Company, N.A. (“BTC”) and the LifePath products are covered by U.S. Patents 5,812,987 and 6,336,102.

PART A – PROSPECTUS

October 30, 2019

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY “SECURITY” WITHIN THE MEANING OF THE 1933 ACT.

The Master Portfolio’s Part B, dated October 30, 2019, is incorporated by reference into this Part A.

ITEMS 1 THROUGH 4.

Responses to Items 1 through 4 have been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the Investment Company Act.

ITEM 5.	MANAGEMENT.

(a)	INVESTMENT ADVISER

BlackRock Fund Advisors (“BFA”) is the investment adviser of the Master Portfolio. The Master Portfolio’s sub-advisers are BlackRock International Limited and BlackRock (Singapore) Limited. Where applicable, “BFA” refers also to the Master Portfolio’s sub-advisers.

(b)	PORTFOLIO MANAGERS

Name	Since	Title
Matthew O’Hara, PhD, CFA	2019	Managing Director of BlackRock, Inc.
Philip Green	2019	Managing Director of BlackRock, Inc.

ITEM 6.	PURCHASE AND SALE OF INTERESTS.

Interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.

The Feeder Fund may withdraw all or any portion of its investment in the Master Portfolio on any business day on which the New York Stock Exchange (“NYSE”) is open at the net asset value next determined after a redemption request is received in proper form by the Master Portfolio.

ITEM 7.	TAX INFORMATION.

The Master Portfolio has more than one Feeder Fund and intends to operate as a non-publicly traded partnership for U.S. federal income tax purposes. If the Master Portfolio had only one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Master Portfolio’s existence as an entity separate from that Feeder Fund would be disregarded for U.S. federal income tax purposes. Whether the Master Portfolio is a partnership or disregarded as a separate entity it will generally not be subject to U.S. federal income tax.

ITEM 8.	FINANCIAL INTERMEDIARY COMPENSATION.

Not applicable.

ITEM 9.	INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

(a) INVESTMENT OBJECTIVE

The investment objective of the Master Portfolio is to seek to provide for retirement outcomes based on quantitatively measured risk. In pursuit of this objective, the Master Portfolio will be broadly diversified across global asset classes, with asset allocations becoming more conservative over time.

The investment objective of the Master Portfolio is a non-fundamental policy and may be changed by MIP’s Board of Trustees without interestholder approval upon 30 days’ prior notice to interestholders. You should carefully consider the asset allocation and risks of the Master Portfolio before deciding whether to invest.

(b) INVESTMENT TIME HORIZON

The Master Portfolio seeks to provide for retirement outcomes based on quantitatively measured risk that investors on average may be willing to accept given a particular investment time horizon. An investor’s time horizon marks the point when the investor plans to start making net withdrawals from his or her investments, in other words, the time when they will cease making new contributions to their investments. For many investors, their time horizon is tied to the date that they plan to retire and begin gradually utilizing their investment to support themselves in retirement. For other investors, their time horizon may represent the date when they plan to make substantial withdrawals for another purpose, such as a major purchase.

As a general rule, investors with a longer time horizon have a greater tolerance for risk than investors with a shorter time horizon. Long-term investors are more likely to accept a greater risk of loss in exchange for the potential to achieve higher long-term returns. The Master Portfolio is designed for investors expecting to retire or to begin withdrawing assets around the year 2065, which affects the targeted risk level of the Master Portfolio and, in turn, its asset allocation.

The Master Portfolio is designed to offer individual investors comprehensive asset allocation strategies tailored to the time when they expect to begin withdrawing assets. Asset allocation is the distribution of investments among broad types of asset classes: equity securities, bonds and money market instruments. To implement the asset allocation strategy, the Master Portfolio invests in a combination of Underlying Funds and equity securities and related derivatives in proportions based on its own comprehensive investment strategy that gradually becomes more conservative as the year 2065 approaches.

IMPLEMENTATION OF INVESTMENT OBJECTIVES

The Master Portfolio seeks to provide for retirement outcomes based on quantitatively measured risk. BFA employs a multi-dimensional approach to assess risk for the Master Portfolio and to determine the Master Portfolio’s allocation across asset classes. As part of this multi-dimensional approach, BFA aims to quantify risk using proprietary risk measurement tools that, among other things, analyze historical and forward-looking securities market data, including risk, asset class correlations, and expected returns.

The Master Portfolio allocates and reallocates its assets among a combination of equity, bond and money market funds (the “Underlying Funds”), direct investments in equity securities of issuers that are primarily engaged in or related to the real estate industry (“real estate-related equity securities”) and derivatives in proportions based on its own comprehensive investment strategy. Under normal circumstances, the Master Portfolio intends to invest primarily in affiliated open-end funds and affiliated exchange-traded funds (“ETFs”), some of which may be index funds.

The Master Portfolio is designed for investors expecting to retire or to begin withdrawing assets around the year 2065. As of the date of this prospectus, the Master Portfolio expects to hold approximately 99% of its assets in equity Underlying Funds, real estate-related equity securities and equity related derivatives, approximately 1% of its assets in fixed income Underlying Funds and fixed income related derivatives and any remainder of its assets in Underlying Funds that invest primarily in money market instruments.

Certain Underlying Funds may invest in real estate investment trusts (“REITs”), foreign securities, emerging market securities, below investment-grade bonds, commodity-related instruments and derivative securities or instruments, such as options and futures, the value of which is derived from another security, a commodity, a currency or an index. The Master Portfolio and certain Underlying Funds may also lend securities with a value up to 33 1/3% of their respective total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. The investment model adjusts the Master Portfolio’s risk level by gradually making it more conservative as the year 2065 approaches.

Under normal circumstances, the asset allocation will change over time according to a “glide path” as the Master Portfolio approaches its target date. The glide path below represents the shifting of asset classes over time. As the glide path shows, the Master Portfolio’s asset mix becomes more conservative — prior to retirement — as time elapses. This reflects the need for reduced investment risks as retirement approaches and the need for lower volatility of the Master Portfolio, which may be a primary source of income after retirement.

The Master Portfolio is one of a group of funds referred to as the “LifePath Dynamic Master Portfolios,” each of which seeks to provide for retirement outcomes based on quantitatively measured risk that investors on average may be willing to accept given a particular time horizon. The following chart illustrates the glide path – the target allocation among asset classes as the LifePath Dynamic Master Portfolios approach their target dates.

The following table lists the target allocation by years until retirement:

Years Until Retirement	Equity Funds (includes REITs)[1]	Fixed- Income Funds[1]
45	99%	1%
40	99%	1%
35	99%	1%
30	99%	1%
25	95%	5%
20	88%	12%
15	78%	22%
10	66%	34%
5	54%	46%
0	40%	60%

[1]

BFA may adjust the allocation to equity and fixed-income in the Master Portfolio, based on an assessment of the current market conditions and the potential contribution of each asset class to the expected risk and return characteristics of the Master Portfolio. In general, the adjustments will be limited to +/- 10% relative to the target allocations.

The asset allocation targets are established by the portfolio managers. The investment team, including the portfolio managers, meets regularly to assess market conditions, review the asset allocation targets of the Master Portfolio, and determine whether any changes are required to enable the Master Portfolio to achieve its investment objective.

Although the asset allocation targets listed for the glide path are general, long-term targets, BFA may adjust the allocation to equity and fixed-income in the Master Portfolio, based on an assessment of the current market conditions and the potential contribution of each asset class to the expected risk and return characteristics of the Master Portfolio. In general, the adjustments will be limited to +/- 10% relative to the target allocations. BFA may determine, in light of market conditions or other factors, that a greater variation is warranted to protect the Master Portfolio or achieve its investment objective. Investments in Underlying Funds will be allocated towards the equity and fixed income percentages based on their classification. The Master Portfolio may also seek asset allocation to equity and fixed income by investing in funds that invest in a mix of equity and fixed income instruments (“multi-asset funds”). Investments in multi-asset funds will be allocated towards the equity and fixed income percentages listed for the glide path based on the multi-asset fund’s underlying investments in equity and fixed income instruments.

BFA’s second step in the structuring of the Master Portfolio is the selection of the Underlying Funds, equity securities and derivatives. Factors such as fund classifications, historical risk and performance, and the relationship to other Underlying Funds in the Master Portfolio are considered when selecting Underlying Funds. The specific Underlying Funds selected for the Master Portfolio are determined at BFA’s discretion and may change as deemed appropriate to allow the Master Portfolio to meet its investment objective. See the “Information About the Underlying Funds” section of this Part A for a list of the Underlying Funds, their classification into equity, fixed income, multi-asset or money market funds and a brief description of their investment objectives and primary investment strategies. The specific securities or derivatives selected for the Master Portfolio are determined at BFA’s discretion and may change as deemed appropriate to allow the Master Portfolio to meet its investment objective.

Within the prescribed percentage allocations to equity and fixed-income, BFA seeks to diversify the Master Portfolio. The equity allocation may be further diversified by style (including both value and growth funds and issuers), market capitalization (including large cap, mid cap, small cap and emerging growth funds and issuers), region (including domestic and international (including emerging market) funds and issuers) or other factors. The fixed-income allocation may be further diversified by sector (including government, corporate, agency, and other sectors), duration (a calculation of the average life of a bond which measures its price risk), credit quality (including non-investment grade debt or junk bonds), geographic location (including U.S. and foreign-issued securities), or other factors. Though BFA seeks to diversify the Master Portfolio, certain Underlying Funds may concentrate their investments in specific sectors or geographic regions or countries. The percentage allocation to the various styles of equity and fixed-income are determined at the discretion of the investment team and can be changed to reflect the current market environment.

Since the Master Portfolio has a longer time horizon, it invests a greater portion of its assets in equity Underlying Funds, equity securities and equity related derivatives, which provide a greater opportunity for capital appreciation over the long-term but have a greater risk of loss.

With respect to the Master Portfolio’s investments in real estate-related equity securities and derivatives related to issuers that are primarily engaged in or related to the real estate industry (“real estate-related derivatives”), an issuer is primarily engaged in or related to the real estate industry if it derives at least 50% of its gross revenues or net profits from the ownership, development, construction, financing, management or sale of commercial, industrial or residential real estate or interests therein or has 50% of its assets in real estate or real estate interests. Real estate industry companies may include REITs, REIT-like structures, or real estate operating companies whose businesses and services are related to the real estate industry. The Master Portfolio’s direct investments in equity securities primarily consist of common stock but may also include preferred stock and convertible securities. In connection with its investments in such real estate-related derivatives, the Master Portfolio may invest in derivatives, including but not limited to, futures, options, forward contracts and/or swaps (including, but not limited to, interest rate swaps, credit default swaps and total return swaps, some of which may be referred to as contracts for difference), for purposes of managing risk or to seek to enhance total return. The Master Portfolio may also use such real estate-related derivatives for leverage, in which case their use would involve leveraging risk.

In addition to investments in real estate-related derivatives, the Master Portfolio may, when consistent with its investment goal, buy or sell options or futures, or enter into total return swaps and foreign currency transactions (collectively, commonly known as derivatives). The Master Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as reverse repurchase agreements or dollar rolls). The Master Portfolio may use derivatives as a substitute for taking a position in an Underlying Fund and/or as part of a strategy to reduce exposure to certain risks. The Master Portfolio may also use derivatives to enhance return, in which case their use may involve leveraging risk. Derivatives that are used as a substitute for taking a position in an Underlying Fund, to reduce exposure to risks (other than duration or currency risk) or to enhance return will increase or decrease the Master Portfolio’s equity or fixed income allocations for purposes of the glide path by the notional amount of such derivatives. Derivatives that are used to manage duration or hedge currency risk will not be allocated to the Master Portfolio’s equity or fixed income allocations for purposes of the glide path.

As the Master Portfolio approaches its designated time horizon, it systematically seeks to reduce the level of risk by allocating assets more conservatively. This systematic shift toward more conservative investments is designed to reduce the risk of significant reductions in the value of an investment in the Master Portfolio as it approaches its time horizon.

In determining the allocation of assets, BFA uses a proprietary investment model that analyzes securities market data, including risk, asset class correlations, and expected returns, to provide portfolio allocations. The allocations are periodically monitored and adjusted in an effort to maximize expected return for a given level of risk. In addition, the allocations of the Master Portfolio are rebalanced on a quarterly basis to reflect the Master Portfolio’s asset allocation to more conservative asset classes as it approaches its target date.

When the Master Portfolio reaches its stated time horizon and enters its most conservative phase, the allocation of its assets is expected to be similar to that of LifePath® Dynamic Retirement Master Portfolio (which is offered in a separate prospectus). The Master Portfolio and LifePath® Dynamic Retirement Master Portfolio may then continue to operate as separate funds or, subject to approval by the board of trustees of the Trust and MIP, they may be merged into a single fund.

Other Strategies Applicable to the Master Portfolio

In addition to the principal strategies discussed above, the Master Portfolio may also invest or engage in the following investments/strategies:

•	Borrowing — The Master Portfolio may borrow up to the limits set forth under the Investment Company Act, the rules and regulations thereunder and any applicable exemptive relief.

•

Illiquid Investments — The Master Portfolio may invest up to an aggregate amount of 15% of its net assets in illiquid investments. An illiquid investment is any investment that the Master Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.

•

Securities Lending — The Master Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

•	Short-Term Securities — The Master Portfolio may invest in money market securities or commercial paper.

•	U.S. Government Obligations — The Master Portfolio may invest in debt of the U.S. Government. There are no restrictions on the maturity of the debt securities in which the Master Portfolio may invest.

Other Strategies Applicable to the Underlying Funds

In addition to the principal strategies discussed above, certain of the Underlying Funds also invest or engage in the following investments/strategies:

•

Commodities Funds — The Master Portfolio may seek to provide exposure to the investment returns of real assets that trade in the commodity markets through investment in Underlying Funds, including exchange traded funds, which are designed to provide commodity exposure without direct investment by the Master Portfolio in physical commodities or commodities futures contracts (“commodity funds”). Such Underlying Funds may not be advised by BFA or its affiliates (collectively, “BlackRock”). For purposes of asset allocation, commodity funds provide equity exposure. The Underlying Funds may include funds that seek exposure to commodities (including commodity indexes), however, the Master Portfolio’s exposure to commodities will be limited to 5% of the Master Portfolio’s total assets at the time of the investment.

•

Depositary Receipts — The Underlying Funds may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. The Underlying Funds may invest in unsponsored depositary receipts.

•	Initial Public Offerings — The Underlying Funds may invest in initial public offerings (“IPOs”).

•

Master Limited Partnerships — The Underlying Funds may invest in publicly traded master limited partnerships (“MLPs”), which are limited partnerships or limited liability companies taxable as partnerships. MLPs generally have two classes of owners, the general partner and limited partners. Limited partners have a limited role in the operations and management of the MLP.

•

Repurchase Agreements — The Underlying Funds may enter into certain types of repurchase agreements. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price.

•

Rights — The Underlying Funds may purchase securities pursuant to the exercise of subscription rights, which allow an issuer’s existing shareholders to purchase additional common stock at a price substantially below the market price of the shares.

•

Short Sales — The Underlying Funds may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Underlying Fund does not own declines in value.

•

Standby Commitment Agreements — Standby commitment agreements commit an Underlying Fund, for a stated period of time, to purchase a stated amount of securities that may be issued and sold to the Underlying Fund at the option of the issuer.

•

Warrants — A warrant gives an Underlying Fund the right to buy stock. The warrant specifies the amount of underlying stock, the purchase (or “exercise”) price, and the date the warrant expires. The Underlying Funds have no obligation to exercise the warrant and buy the stock. A warrant has value only if an Underlying Fund is able to exercise it or sell it before it expires.

•

When-Issued and Delayed Securities and Forward Commitments — The purchase or sale of securities on a when-issued basis, on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by an Underlying Fund at an established price with payment and delivery taking place in the future. An Underlying Fund may enter into these transactions to obtain what is considered an advantageous price to the Underlying Fund at the time of entering into the transaction.

INFORMATION ABOUT THE UNDERLYING FUNDS

Five of the Underlying Funds — Active Stock Master Portfolio, International Tilts Master Portfolio, Large Cap Index Master Portfolio, Total International ex U.S. Index Master Portfolio and U.S. Total Bond Index Master Portfolio — are diversified portfolios of MIP. Two of the Underlying Funds — Master Advantage Large Cap Core Portfolio and Master Advantage Large Cap Value Portfolio — are diversified portfolios of Master Large Cap Series LLC. One of the Underlying Funds — CoreAlpha Bond Master Portfolio — is a diversified portfolio of Master Investment Portfolio II. The Master Portfolio may also invest in Master Total Return Portfolio, a diversified portfolio of Master Bond LLC.

Thirteen of the Underlying Funds — BlackRock Advantage Emerging Markets Fund, BlackRock Advantage Large Cap Growth Fund, BlackRock Advantage Small Cap Growth Fund, BlackRock Emerging Markets Fund, Inc., BlackRock Tactical Opportunities Fund, BlackRock Total Factor Fund, CoreAlpha Bond Master Portfolio, International Tilts Master Portfolio, iShares Developed Real Estate Index Fund, Master Advantage Large Cap Core Portfolio, Master Advantage Large Cap Value Portfolio, Master Small Cap Index Series and Master Total Return Portfolio — are managed by BlackRock Advisors, LLC (“BAL”), an affiliate of BFA and administrator for the Master Portfolio.

The remaining Underlying Funds, other than BlackRock Cash Funds: Treasury (the “Underlying Money Market Fund”), are ETFs that are part of the iShares family of funds (“Underlying iShares Funds”). Each of the Underlying iShares Funds seeks investment results that correspond generally to the performance, before fees and expenses, of its underlying index. As a result, adverse performance of a particular security in an Underlying iShares Fund’s portfolio will ordinarily not result in the elimination of the security from the Underlying iShares Fund’s portfolio. Each Underlying iShares Fund offers and issues iShares at their net asset value per share only to certain institutional investors in aggregations of a specified number of iShares, generally in exchange for a basket of securities included in its underlying index, together with the deposit of a specified cash payment. The iShares for these Underlying iShares Funds are listed and traded on national securities exchanges and also may be listed on certain non-U.S. exchanges. BFA purchases iShares on behalf of the Master Portfolio in the secondary market.

The relative weightings for the Master Portfolio in the various Underlying Funds will vary over time, and BFA is not required to invest the Master Portfolio’s assets in each of the Underlying Funds or in any particular percentage in any given Underlying Fund. BFA may, in its discretion, add, eliminate or replace Underlying Funds at any time without notice to interestholders. The Master Portfolio currently expects to invest in some or all of the Underlying Funds described below:

Equity Funds

Active Stock Master Portfolio

Active Stock Master Portfolio seeks to provide long-term appreciation of capital. Active Stock Master Portfolio invests, under normal circumstances, at least 80% of its assets in common stocks. Active Stock Master Portfolio does not limit its investments to companies of any particular size, and may invest in equity securities of companies of any market capitalization. Equity securities include securities representing shares of ownership of a corporation (“common stock”), preferred stock, securities convertible into common stock and securities or other instruments whose price is linked to the value of common stock. Preferred stock is a class of stock that often pays dividends at a specified rate and has preference over common stock in dividend payments and liquidation of assets. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock), and their value usually reflects both the stream of current income payments and the market value of the underlying common stock. Active Stock Master Portfolio may also invest in securities of foreign issuers from any country, including emerging market countries, and may invest in securities denominated in both U.S. dollars and non-U.S. dollar currencies. Active Stock Master Portfolio may use derivatives to hedge its portfolio against market and currency risks or to gain exposure to equity markets. Active Stock Master Portfolio may also use derivatives to hedge its investment portfolio against interest rate risks or to seek to enhance its return.

Derivatives are financial instruments whose value is derived from another security, a commodity (such as oil or gold), a currency or an index such as the Russell® 1000 Index. The derivatives that Active Stock Master Portfolio may use include indexed and inverse securities, options on portfolio positions or currencies, financial and currency futures, options on such futures, forward foreign currency transactions and swaps.

BlackRock Advantage Emerging Markets Fund

BlackRock Advantage Emerging Markets Fund seeks long-term capital appreciation. Under normal circumstances, BlackRock Advantage Emerging Markets Fund seeks to invest at least 80% of its net assets plus the amount of any borrowings for investment purposes in equity securities issued by, or tied economically to, companies in emerging markets and derivatives that have similar economic characteristics to such securities. BAL considers an emerging market country to include any country that is: (1) generally recognized to be an emerging market country by the international financial community, including the World Bank; (2) classified by the United Nations as a developing country; or (3) included in the MSCI Emerging Markets IndexSM (the “MSCI EM Index”). BAL determines that an investment is tied economically to an emerging market if such investment satisfies one or more of the following conditions: (1) the issuer’s primary trading market is in an emerging market; (2) the issuer is organized under the laws of, derives at least 50% of its revenue from, or has at least 50% of its assets in emerging markets; (3) the investment is included in an index representative of emerging markets; and (4) the investment is exposed to the economic risks and returns of emerging markets. BlackRock Advantage Emerging Markets Fund primarily intends to invest in equity securities, which include common stock, preferred stock and convertible securities, or other financial instruments that are components of, or have characteristics similar to, the securities included in the MSCI EM Index. The MSCI EM Index is a capitalization-weighted index from a broad range of industries chosen for market size, liquidity and industry group representation. BlackRock Advantage Emerging Markets Fund primarily seeks to buy common stock and may also invest in preferred stock and convertible securities. From time to time, BlackRock Advantage Emerging Markets Fund may invest in shares of companies through “new issues” or initial public offerings (“IPOs”). BlackRock Advantage Emerging Markets Fund may use derivatives, including options, futures, swaps (including, but not limited to, total return swaps, some of which may be referred to as contracts for difference) and forward contracts, both to seek to increase the return of BlackRock Advantage Emerging Markets Fund and to hedge (or protect) the value of its assets against adverse movements in currency exchange rates, interest rates and movements in the securities markets. In order to manage cash flows into or out of BlackRock Advantage Emerging Markets Fund effectively, BlackRock Advantage Emerging Markets Fund may buy and sell financial futures contracts or options on such contracts. The use of options, futures, swaps (including, but not limited to, total return swaps, some of which may be referred to as contracts for difference) and forward contracts can be effective in protecting or enhancing the value of BlackRock Advantage Emerging Markets Fund’s assets.

BlackRock Advantage Large Cap Growth Fund

BlackRock Advantage Large Cap Growth Fund seeks long-term capital appreciation. Under normal circumstances, BlackRock Advantage Large Cap Growth Fund seeks to invest at least 80% of its net assets plus the amount of any borrowings for investment purposes in large cap equity securities of U.S. issuers and derivatives that have similar economic characteristics to such securities. For purposes of BlackRock Advantage Large Cap Growth Fund’s 80% policy, large cap equity securities are equity securities that at the time of purchase have a market capitalization within the range of companies included in the Russell 1000® Growth Index (the “Russell 1000 Growth Index”). BlackRock Advantage Large Cap Growth Fund is a growth fund and primarily intends to invest in equity securities, which include common stock, preferred stock and convertible securities, or other financial instruments that are components of, or have characteristics similar to, the securities included in the Russell 1000 Growth Index. The Russell 1000 Growth Index is a capitalization-weighted index from a broad range of industries chosen for market size, liquidity and industry group representation. BlackRock Advantage Large Cap Growth Fund primarily seeks to buy common stock and may also invest in preferred stock and convertible securities. From time to time, BlackRock Advantage Large Cap Growth Fund may invest in shares of companies through “new issues” or initial public offerings (“IPOs”). BlackRock Advantage Large Cap Growth Fund may use derivatives, including options, futures, swaps (including, but not limited to, total return swaps, some of which may be referred to as contracts for difference) and forward contracts, both to seek to increase the return of BlackRock Advantage Large Cap Growth Fund and to hedge (or protect) the value of its assets against adverse movements in interest rates and movements in the securities markets. In order to manage cash flows into or out of BlackRock Advantage Large Cap Growth Fund effectively, BlackRock Advantage Large Cap Growth Fund may buy and sell financial futures contracts or options on such contracts. The use of options, futures, swaps (including, but not limited to, total return swaps, some of which may be referred to as contracts for difference) and forward contracts can be effective in protecting or enhancing the value of BlackRock Advantage Large Cap Growth Fund’s assets.

BlackRock Advantage Small Cap Growth Fund

BlackRock Advantage Small Cap Growth Fund seeks long-term capital growth. Under normal circumstances, BlackRock Advantage Small Cap Growth Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of small cap companies and at least 80% of its net assets (plus any borrowings for investment purposes) in securities or instruments of issuers located in the United States. Equity securities consist primarily of common stock, preferred stock, securities convertible into common stock and securities or other instruments whose price is linked to the value of common stock, such as derivatives. BlackRock Advantage Small Cap Growth Fund seeks to buy primarily common stock but also can invest in preferred stock, convertible securities and other equity securities. BlackRock Advantage Small Cap Growth Fund’s management team focuses on small-capitalization companies that BlackRock Advantage Small Cap Growth Fund’s management believes have above average prospects for earnings growth. Although a universal definition of small-capitalization companies does not exist, BlackRock Advantage Small Cap Growth Fund generally defines these companies as those with market capitalizations, at the time of BlackRock Advantage Small Cap Growth Fund’s investment, comparable in size to the companies in the Russell 2000® Index (between approximately $3.914 million and $6.221 billion as of December 31, 2018). In the future, BlackRock Advantage Small Cap Growth Fund may define small-capitalization companies using a different index or classification system. From time to time BlackRock Advantage Small Cap Growth Fund may invest in shares of companies through “new issues” or initial public offerings (“IPOs”). BlackRock Advantage Small Cap Growth Fund may use derivatives, including options, warrants, futures, swaps and forward contracts both to seek to increase the return of BlackRock Advantage Small Cap Growth Fund and to hedge (or protect) the value of its assets against adverse movements in currency exchange rates, interest rates and movements in the securities markets. In order to manage cash flows into or out of BlackRock Advantage Small Cap Growth Fund effectively, BlackRock Advantage Small Cap Growth Fund may buy and sell financial futures contracts or options on such contracts. The use of options, futures, swaps and forward contracts can be effective in protecting or enhancing the value of BlackRock Advantage Small Cap Growth Fund’s assets. BlackRock Advantage Small Cap Growth Fund also may use indexed or inverse securities.

BlackRock Emerging Markets Fund, Inc.

BlackRock Emerging Markets Fund, Inc. seeks long-term capital appreciation by investing in securities, principally equity securities, of issuers in countries having smaller capital markets. Under normal conditions, BlackRock Emerging Markets Fund, Inc. invests at least 80% of its net assets plus any borrowings for investment purposes in equity securities of issuers located in countries with developing capital markets. Equity securities consist primarily of common and preferred stocks and depositary receipts, and include securities convertible into common stock, and securities or other instruments whose price is linked to the value of common stock. A developing capital market is the market of any country that the World Bank, the International Finance Corporation, the United Nations or its authorities have determined to have a low or middle income economy. Countries with developing capital markets can be found in regions such as Asia, Latin America, Eastern Europe and Africa. For this purpose, developing capital markets include, but are not limited to, the markets of all countries that comprise the MSCI Emerging Markets Index. BlackRock Emerging Markets Fund, Inc. may also consider an issuer to be located in a country that has a developing capital market if at least 50% of the issuer’s assets, gross revenues or profits in any one of the last two years represents assets or activities located in such countries. BlackRock Emerging Markets Fund, Inc. may also invest in fixed income securities issued by companies and governments in these countries, as well as mezzanine investments. BlackRock Emerging Markets Fund, Inc. normally invests in at least three countries at any given time. BlackRock Emerging Markets Fund, Inc. can invest in securities denominated in either U.S. dollars or foreign currencies. BlackRock Emerging Markets Fund, Inc. has not established any rating or maturity criteria for the debt securities in which it may invest. From time to time BlackRock Emerging Markets Fund, Inc. may invest in shares of companies through initial public offerings (“IPOs”). BlackRock Emerging Markets Fund, Inc.’s management may, when consistent with BlackRock Emerging Markets Fund, Inc.’s investment objective, buy or sell options or futures on a security or an index of securities, or enter into interest rate or foreign currency transactions, including swaps (collectively, commonly known as derivatives). BlackRock Emerging Markets Fund, Inc.’s exposure to certain markets may be effected through investments in participation notes or other structured or derivative instruments that are designed to replicate, or otherwise provide exposure to, the performance of securities listed in such markets.

International Tilts Master Portfolio

International Tilts Master Portfolio seeks to provide long-term returns in excess of the total rate of return of the MSCI Europe Australasia Far East Index (the “MSCI EAFE Index”). Under normal circumstances, International Tilts Master Portfolio seeks to invest a majority of its net assets plus any borrowings for investment purposes in non-U.S. equity securities and equity like instruments of companies that are components of, or have characteristics similar to, the companies included in the MSCI EAFE Index. The MSCI EAFE Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets excluding the United States and Canada. International Tilts Master Portfolio primarily seeks to buy common stock and may also invest in preferred stock and convertible securities. From time to time International Tilts Master Portfolio may invest in shares of companies through “new issues” or initial public offerings (“IPOs”). International Tilts Master Portfolio may also invest in securities denominated in both U.S. dollars and non-U.S. dollar currencies. The Master Portfolio may invest in securities of any market capitalization. International Tilts Master Portfolio may use derivatives, including futures, swap agreements (including, but not limited to, total return swaps, some of which may be referred to as contracts for difference) and/or foreign exchange transactions, to manage the risk and return of International Tilts Master Portfolio. In order to manage cash flows into or out of International Tilts Master Portfolio effectively, International Tilts Master Portfolio may buy and sell financial futures contracts. The use of futures, swaps or foreign exchange transactions can be effective in managing the risk and return of International Tilts Master Portfolio. International Tilts Master Portfolio may engage in active and frequent trading of portfolio securities to achieve its primary investment strategies.

iShares Developed Real Estate Index Fund

iShares Developed Real Estate Index Fund seeks to track the investment results of an index composed of real estate equities in developed markets. iShares Developed Real Estate Index Fund seeks to track the investment results of the FTSE EPRA Nareit Developed Index (the “Underlying Index”), which measures the stock performance of companies engaged in the ownership, disposal and development of income-producing real estate in developed countries as defined by FTSE EPRA Nareit. As of April 30, 2019, the Underlying Index was comprised of stocks of companies in the following markets: Australia, Austria, Belgium, Canada, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States. The Underlying Index may include large-, mid- or small-capitalization companies, and components primarily include real estate investment trusts (“REITs”). The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time. iShares Developed Real Estate Index Fund generally invests at least 90% of its assets, plus the amount of any borrowing for investment purposes, in securities of the Underlying Index and in depositary receipts representing securities of the Underlying Index. iShares Developed Real Estate Index Fund may invest a portion of the remainder of its assets in securities not included in the Underlying Index, but which BlackRock Advisors, LLC believes will help iShares Developed Real Estate Index Fund track the Underlying Index.

Large Cap Index Master Portfolio

Large Cap Index Master Portfolio seeks to match the performance of the Russell 1000® Index (the “Russell 1000”) as closely as possible before the deduction of fund expenses. Large Cap Index Master Portfolio employs a “passive” management approach, attempting to invest in a portfolio of assets whose performance is expected to match approximately the performance of the Russell 1000. Large Cap Index Master Portfolio will be substantially invested in equity securities in the Russell 1000, and will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in the Russell 1000. As of February 28, 2019, the companies in the Russell 1000 have a market capitalization ranging from $255 million to $907 billion. Large Cap Index Master Portfolio may also engage in futures transactions. At times, Large Cap Index Master Portfolio may not invest in all of the common stocks in the Russell 1000, or in the same weightings as in the Russell 1000. At those times, Large Cap Index Master Portfolio chooses investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks chosen are similar to the Russell 1000 as a whole. Large Cap Index Master Portfolio will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the Russell 1000 is concentrated.

Master Advantage Large Cap Core Portfolio

Master Advantage Large Cap Core Portfolio seeks long-term capital growth. In other words, Master Advantage Large Cap Core Portfolio tries to choose investments that will increase in value. Under normal circumstances, Master Advantage Large Cap Core Portfolio seeks to invest at least 80% of its net assets plus the amount of any borrowings for investment purposes in large cap equity securities and derivatives that have similar economic characteristics to such securities. For purposes of Master Advantage Large Cap Core Portfolio’s 80% policy, large cap equity securities are equity securities that at the time of purchase have a market capitalization within the range of companies included in the Russell 1000® Index (the “Russell 1000 Index”). Master Advantage Large Cap Core Portfolio primarily intends to invest in equity securities, which include common stock, preferred stock and convertible securities, or other financial instruments that are components of, or have characteristics similar to, the securities included in the Russell 1000 Index. The Russell 1000 Index is a capitalization-weighted index from a broad range of industries chosen for market size, liquidity and industry group representation. Master Advantage Large Cap Core Portfolio primarily seeks to buy common stock and may also invest in preferred stock and convertible securities. From time to time, Master Advantage Large Cap Core Portfolio may invest in shares of companies through “new issues” or initial public offerings (“IPOs”). Master Advantage Large Cap Core Portfolio may use derivatives, including options, futures, swaps (including, but not limited to, total return swaps, some of which may be referred to as contracts for difference) and forward contracts, both to seek to increase the return of Master Advantage Large Cap Core Portfolio and to hedge (or protect) the value of its assets against adverse movements in currency exchange rates, interest rates and movements in the securities markets. In order to manage cash flows into or out of Master Advantage Large Cap Core Portfolio effectively, Master Advantage Large Cap Core Portfolio may buy and sell financial futures contracts or options on such contracts. The use of options, futures, swaps and forward contracts can be effective in protecting or enhancing the value of Master Advantage Large Cap Core Portfolio’s assets. Master Advantage Large Cap Core Portfolio may seek to provide exposure to the investment returns of real assets that trade in the commodity markets through investment in commodity-linked derivative instruments and investment vehicles such as exchange-traded funds that invest exclusively in commodities and are designed to provide this exposure without direct investment in physical commodities.

Master Advantage Large Cap Value Portfolio

Master Advantage Large Cap Value Portfolio seeks long-term capital growth. In other words, Master Advantage Large Cap Value Portfolio tries to choose investments that will increase in value. Under normal circumstances, Master Advantage Large Cap Value Portfolio seeks to invest at least 80% of its net assets plus the amount of any borrowings for investment purposes in large cap equity securities of U.S. issuers and derivatives that have similar economic characteristics to such securities. For purposes of Master Advantage Large Cap Value Portfolio’s 80% policy, large cap equity securities are equity securities that at the time of purchase have a market capitalization within the range of companies included in the Russell 1000® Value Index (the “Russell 1000 Value Index”). Master Advantage Large Cap Value Portfolio primarily intends to invest in equity securities, which include common stock, preferred stock and convertible securities, or other financial instruments that are components of, or have characteristics similar to, the securities included in the Russell 1000 Value Index. The Russell 1000 Value Index is a capitalization-weighted index from a broad range of industries chosen for market size, liquidity and industry group representation. Master Advantage Large Cap Value Portfolio primarily seeks to buy common stock and may also invest in preferred stock and convertible securities. From time to time, Master Advantage Large Cap Value Portfolio may invest in shares of companies through “new issues” or initial public offerings (“IPOs”). Master Advantage Large Cap Value Portfolio may use derivatives, including options, futures, swaps (including, but not limited to, total return swaps, some of which may be referred to as contracts for difference) and forward contracts, both to seek to increase the return of Master Advantage Large Cap Value Portfolio and to hedge (or protect) the value of its assets against adverse movements in currency exchange rates, interest rates and movements in the securities markets. In order to manage cash flows into or out of Master Advantage Large Cap Value Portfolio effectively, Master Advantage Large Cap Value Portfolio may buy and sell financial futures contracts or options on such contracts. The use of options, futures, swaps and forward contracts can be effective in protecting or enhancing the value of Master Advantage Large Cap Value Portfolio’s assets. Master Advantage Large Cap Value Portfolio may seek to provide exposure to the investment returns of real assets that trade in the commodity markets through investment in commodity-linked derivative instruments and investment vehicles such as exchange-traded funds that invest exclusively in commodities and are designed to provide this exposure without direct investment in physical commodities.

Master Small Cap Index Series

Master Small Cap Index Series seeks to match the performance of the Russell 2000® Index (the “Russell 2000”) as closely as possible before the deduction of fund expenses. Master Small Cap Index Series employs a “passive” management approach, attempting to invest in a portfolio of assets whose performance is expected to match approximately the performance of the Russell 2000. Master Small Cap Index Series will be substantially invested in securities in the Russell 2000, and will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in the Russell 2000. Master Small Cap Index Series may change its target index if its management believes a different index would better enable Master Small Cap Index Series to match the performance of the market segment represented by the current index. Master Small Cap Index Series may invest in a statistically selected sample of stocks included in the Russell 2000 and in derivative instruments linked to the Russell 2000. Master Small Cap Index Series may not invest in all of the common stocks in the Russell 2000, or in the same weightings as in the Russell 2000. Master Small Cap Index Series chooses investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments chosen are similar to the Russell 2000 as a whole.

Total International ex U.S. Index Master Portfolio

Total International ex U.S. Index Master Portfolio seeks to match the performance of the MSCI All Country World Index ex USA Index (the “MSCI ACWI ex USA Index”) in U.S. dollars with net dividends as closely as possible before the deduction of fund expenses. Total International ex U.S. Index Master Portfolio employs a “passive” management approach, attempting to invest in a portfolio of assets whose performance is expected to match approximately the performance of the MSCI ACWI ex USA Index. Total International ex U.S. Index Master Portfolio will be substantially invested in equity securities in the MSCI ACWI ex USA Index, and will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in the MSCI ACWI ex USA Index. The MSCI ACWI ex USA Index is a free float-adjusted market capitalization index designed to measure the combined equity market performance of developed and emerging market countries, excluding the United States. The component stocks have a market capitalization between $35.9 million and $277.8 billion as of February 28, 2019. Total International ex U.S. Index Master Portfolio may also engage in futures transactions. At times, Total International ex U.S. Index Master Portfolio may not invest in all of the common stocks in the MSCI ACWI ex USA Index, or in the same weightings as in the MSCI ACWI ex USA Index. At those times, Total International ex U.S. Index Master Portfolio chooses investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks chosen are similar to the MSCI ACWI ex USA Index as a whole. Total International ex U.S. Index Master Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Total International ex U.S. Index Master Portfolio will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI ACWI ex USA Index is concentrated.

Fixed-Income Funds

CoreAlpha Bond Master Portfolio

CoreAlpha Bond Master Portfolio seeks to provide a combination of income and capital growth. BAL invests CoreAlpha Bond Master Portfolio’s assets using a systematic method that relies on proprietary quantitative models to allocate assets among various bond sectors by evaluating each sector’s relative value and risk-adjusted return. BAL also uses its models to allocate CoreAlpha Bond Master Portfolio’s assets among bonds of different maturities based on yield characteristics and expectations. Specific investment selection decisions are made on the basis of evaluations of relative value, credit quality and other factors. CoreAlpha Bond Master Portfolio invests, under normal circumstances, at least 80% of the value of its net assets, plus the amount of any borrowing for investment purposes, in bonds. For the purposes of this strategy, “bonds” include the following: obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; mortgage-backed securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, including U.S. agency mortgage pass-through securities; commercial mortgage-backed securities; debt obligations of U.S. issuers; municipal securities; asset-backed securities; and U.S.-registered dollar-denominated debt obligations of foreign issuers. CoreAlpha Bond Master Portfolio may invest in bonds issued by companies located in countries other than the United States, including companies in emerging markets. These securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, floating rate, zero coupon, contingent, deferred, payment in kind and auction rate features. CoreAlpha Bond Master Portfolio seeks to invest a substantial portion of its assets in U.S.-registered, dollar-denominated bonds. CoreAlpha Bond Master Portfolio may invest up to 10% of its assets in securities rated below investment grade or which are deemed to be of comparable quality by BAL (“high yield” or “junk” bonds) at the time of purchase. Investment grade bonds are bonds rated in the four highest categories by at least one of the major rating agencies or determined by CoreAlpha Bond Master Portfolio’s management to be of similar quality. CoreAlpha Bond Master Portfolio may invest in bonds of any maturity or duration. CoreAlpha Bond Master Portfolio may invest a significant portion of its assets in U.S. agency mortgage pass-through securities, which are securities issued by entities such as the Government National Mortgage Association and the Federal National Mortgage Association that are backed by pools of mortgages. Most transactions in mortgage pass-through securities occur through standardized contracts for future delivery in which the exact mortgage-backed securities to be delivered are not specified until a few days prior to settlement. CoreAlpha Bond Master Portfolio expects to enter into such contracts on a regular basis. CoreAlpha Bond Master Portfolio may use derivatives, such as futures contracts, options and various other instruments. CoreAlpha Bond Master Portfolio may also invest in derivatives based on foreign currencies. In addition, CoreAlpha Bond Master Portfolio may use derivatives and short sales to enhance returns as part of an overall investment strategy or to offset a potential decline in the value of other holdings (commonly referred to as a “hedge”), although CoreAlpha Bond Master Portfolio is not required to hedge and may choose not to do so.

Master Total Return Portfolio

Master Total Return Portfolio seeks to realize a total return that exceeds that of the Bloomberg Barclays U.S. Aggregate Bond Index. Master Total Return Portfolio typically invests more than 90% of its assets in a diversified portfolio of fixed-income securities such as corporate bonds and notes, mortgage-backed securities, asset-backed securities, convertible securities, preferred securities and government obligations. Both U.S. and foreign companies and governments may issue these securities. Under normal circumstances, Master Total Return Portfolio invests at least 80% of its assets in bonds and invests primarily in investment grade fixed-income securities. Master Total Return Portfolio may invest in fixed-income securities of any duration or maturity. Master Total Return Portfolio may invest up to 30% of its net assets in securities of foreign issuers, of which 20% (as a percentage of Master Total Return Portfolio’s net assets) may be in emerging markets issuers. Investments in U.S. dollar-denominated securities of foreign issuers, excluding issuers from emerging markets, are permitted beyond the 30% limit. This means that Master Total Return Portfolio may invest in such U.S. dollar-denominated securities of foreign issuers without limit. Master Total Return Portfolio may also invest in derivative securities for hedging purposes or to increase the return on its investments. Master Total Return Portfolio may also invest in credit-linked notes, credit-linked trust certificates, structured notes, or other instruments evidencing interests in special purpose vehicles, trusts, or other entities that hold or represent interests in fixed-income securities. Master Total Return Portfolio may also enter into mortgage dollar rolls. Master Total Return Portfolio may invest up to 20% of its net assets in fixed-income securities that are rated below investment grade by the Nationally Recognized Statistical Rating Organizations (“NRSROs”), including Moody’s Investor Service, Inc., S&P Global Ratings or Fitch Ratings, Inc., or in unrated securities of equivalent credit quality. Split rated bonds will be considered to have the higher credit rating. Master Total Return Portfolio may invest up to 15% of its net assets in collateralized debt obligations (“CDOs”), of which 10% (as a percentage of Master Total Return Portfolio’s net assets) may be in collateralized loan obligations (“CLOs”).

U.S. Total Bond Index Master Portfolio

U.S. Total Bond Index Master Portfolio seeks to provide investment results that correspond to the total return performance of fixed-income securities in the aggregate, as represented by the Bloomberg Barclays U.S. Aggregate Bond Index (the “Bloomberg Barclays U.S. Aggregate Bond Index”). U.S. Total Bond Index Master Portfolio pursues its investment objective by seeking to match the total return performance of the Bloomberg Barclays U.S. Aggregate Bond Index, which is composed of approximately 10,000 fixed-income securities. The fixed-income securities that comprise the Bloomberg Barclays U.S. Aggregate Bond Index include U.S. Government securities and corporate bonds, as well as mortgage-backed securities, asset-backed securities and commercial mortgage-backed securities. All securities in the Bloomberg Barclays U.S. Aggregate Bond Index are investment-grade. U.S. Total Bond Index Master Portfolio maintains a weighted average maturity consistent with that of the Bloomberg Barclays U.S. Aggregate Bond Index, which generally ranges between 5 and 10 years. U.S. Total Bond Index Master Portfolio invests in a representative sample of these securities. Securities are selected for investment by U.S. Total Bond Index Master Portfolio in accordance with their relative proportion within the Bloomberg Barclays U.S. Aggregate Bond Index as well as based on credit quality, issuer sector, maturity structure, coupon rates and callability, among other factors. BFA, the investment adviser to U.S. Total Bond Index Master Portfolio, considers investments that provide substantially similar exposure to securities in the Bloomberg Barclays U.S. Aggregate Bond Index to be investments comprising U.S. Total Bond Index Master Portfolio’s benchmark index. U.S. Total Bond Index Master Portfolio is managed by determining which securities are to be purchased or sold to reflect, to the extent feasible, the investment characteristics of its benchmark index. Under normal circumstances, at least 90% of the value of U.S. Total Bond Index Master Portfolio’s assets, plus the amount of any borrowing for investment purposes, is invested in securities comprising the Bloomberg Barclays U.S. Aggregate Bond Index, which, for U.S. Total Bond Index Master Portfolio, are considered bonds.

Multi-Asset Funds

BlackRock Tactical Opportunities Fund

BlackRock Tactical Opportunities Fund seeks total return. BlackRock Tactical Opportunities Fund uses an asset allocation strategy, investing varying percentages of its portfolio in three major categories: stocks, bonds and money market instruments. BlackRock Tactical Opportunities Fund has wide flexibility in the relative weightings given to each category. BlackRock Tactical Opportunities Fund’s management team will tactically allocate to asset classes around the world that are deemed to offer attractive risk-adjusted returns. In selecting investments, BlackRock Tactical Opportunities Fund’s management team will identify global macro opportunities and position BlackRock Tactical Opportunities Fund using a combination of individual securities and derivatives. With respect to its equity investments, BlackRock Tactical Opportunities Fund may invest in individual equity securities to an unlimited extent. BlackRock Tactical Opportunities Fund may invest in common stock, preferred stock, securities convertible into common stock, non-convertible preferred stock and depositary receipts. BlackRock Tactical Opportunities Fund may invest in securities of both U.S. and non-U.S. issuers without limit, which can be U.S. dollar-based or non-U.S. dollar-based and may be currency hedged or unhedged. BlackRock Tactical Opportunities Fund may invest in securities of companies of any market capitalization. With respect to its fixed-income investments, BlackRock Tactical Opportunities Fund may invest in individual fixed-income securities to an unlimited extent. BlackRock Tactical Opportunities Fund may invest in a portfolio of fixed-income securities such as corporate bonds and notes, commercial and residential mortgage-backed securities (bonds that are backed by a mortgage loan or pools of loans secured either by commercial property or residential mortgages, as applicable), collateralized mortgage obligations (bonds that are backed by cash flows from pools of mortgages and may have multiple classes with different payment rights and protections), collateralized debt obligations (“CDOs”), asset-backed securities, convertible securities, debt obligations of governments and their sub-divisions (including those of non-U.S. governments), other floating or variable rate obligations, municipal obligations and zero coupon debt securities. BlackRock Tactical Opportunities Fund may also invest a significant portion of its assets in non-investment grade bonds (junk bonds or distressed securities), non-investment grade bank loans, foreign bonds (both U.S. dollar- and non-U.S. dollar-denominated) and bonds of emerging market issuers. BlackRock Tactical Opportunities Fund may invest in non-U.S. dollar-denominated bonds on a currency hedged or unhedged basis. The average portfolio duration of the fixed-income investments held by BlackRock Tactical Opportunities Fund will vary based on BlackRock Tactical Opportunities Fund’s management team’s forecast of interest rates and there are no limits regarding portfolio duration or average maturity. With respect to its cash investments, BlackRock Tactical Opportunities Fund may hold high quality money market securities, including short term U.S. Government securities, U.S. Government agency securities, securities issued by U.S. Government-sponsored enterprises and U.S. Government instrumentalities, bank obligations, commercial paper, including asset-backed commercial paper, corporate notes and repurchase agreements. BlackRock Tactical Opportunities Fund may invest a significant portion of its assets in money market funds, including those advised by BlackRock Advisors, LLC or its affiliates.

BlackRock Total Factor Fund

BlackRock Total Factor Fund seeks total return. BlackRock Total Factor Fund seeks to achieve its investment objective by investing in a broad range of global asset classes, such as equity securities (which may include derivative instruments that are tied economically to equity securities), fixed and floating rate debt instruments, derivatives, other investment companies, including exchange-traded funds (“ETFs”), real estate investment trusts (“REITs”) and commodity-related instruments. BlackRock Total Factor Fund applies a factor-based approach to portfolio construction to seek to more efficiently generate total return from a risk/return perspective than a traditional combination of equity and fixed-income securities. Through its research, BlackRock has identified macro and style factors that drive returns across and within asset classes. BlackRock uses this research to determine the ideal allocations of the portfolio with reference to these factors and translates those allocations into asset classes. Such allocation across a range of asset classes and factors is expected to result in greater diversification and lower risk than a portfolio consisting solely of global equity securities. In determining the appropriate allocation across asset classes, BlackRock Total Factor Fund will seek to manage exposure to macroeconomic factors, including, but not limited to, interest rates and economic growth and style factors, including, but not limited to, value, momentum, carry, and defensive factors. Allocations are computed not only in terms of capital but also in terms of risk in order to avoid any overconcentration in any particular factor and to broaden the sources of potential returns. BlackRock Total Factor Fund will normally invest in both U.S. and non-U.S. companies, including companies located in emerging markets and in securities denominated in both U.S. dollars and foreign currencies. BlackRock Total Factor Fund may invest in securities of issuers of any market capitalization. BlackRock Total Factor Fund’s investment in debt securities may include fixed and floating rate government and corporate bonds and other fixed-income instruments, such as medium term notes. BlackRock Total Factor Fund may invest in debt securities of any credit quality, as determined by BlackRock Total Factor Fund’s management, which may include high yield securities (commonly called “junk bonds”).

Money Market Fund

BlackRock Cash Funds: Treasury

BlackRock Cash Funds: Treasury seeks current income as is consistent with liquidity and stability of principal. BlackRock Cash Funds: Treasury seeks to achieve its investment objective by investing at least 99.5% of its total assets in cash, U.S. Treasury bills, notes and other direct obligations of the U.S. Treasury, and repurchase agreements secured by such obligations or cash. BlackRock Cash Funds: Treasury invests in securities maturing in 397 days or less (with certain exceptions) and the portfolio will have a dollar-weighted average maturity of 60 days or less and a dollar-weighted average life of 120 days or less. In addition, BlackRock Cash Funds: Treasury may invest in variable and floating rate instruments and transact in securities on a when-issued, delayed delivery or forward commitment basis.

Underlying iShares Funds

In managing each of the Underlying iShares Funds, BFA uses a representative sampling index strategy. Representative sampling is an indexing strategy that involves investing in a representative sample of securities that has an investment profile similar to the underlying index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the applicable underlying index. Underlying iShares Funds that use representative sampling may or may not hold all of the securities in the relevant underlying index.

Equity ETFs

iShares Core S&P 500 ETF seeks to track the investment results of an index composed of large-capitalization U.S. equities. The fund seeks to track the investment results of the S&P 500® (the “Underlying Index”), which measures the performance of the large-capitalization sector of the U.S. equity market, as determined by S&P Dow Jones Indices LLC (the “Index Provider” or “SPDJI”). As of March 31, 2019, the Underlying Index included approximately 80% of the market capitalization of all publicly-traded U.S. equity securities. The securities in the Underlying Index are weighted based on the float-adjusted market value of their outstanding shares. The Underlying Index consists of securities from a broad range of industries. As of March 31, 2019, a significant portion of the Underlying Index is represented by securities of companies in the information technology industry or sector. The components of the Underlying Index are likely to change over time.

iShares Edge MSCI Intl Momentum Factor ETF seeks to track the investment results of an index that measures the performance of international developed large- and mid-capitalization stocks exhibiting relatively higher momentum characteristics. The fund seeks to track the investment results of the MSCI World ex USA Momentum Index (the “Underlying Index”), which consists of stocks exhibiting relatively higher momentum characteristics than the traditional market capitalization-weighted parent index, the MSCI World ex USA Index (the “Parent Index”), as determined by MSCI Inc. (the “Index Provider” or “MSCI”). The Parent Index includes equity securities in the top 85% of equity market capitalization in certain developed market countries, excluding the U.S. The Underlying Index is designed to reflect the performance of an equity momentum strategy that emphasizes stocks with high price momentum, while maintaining reasonably high trading liquidity, investment capacity and moderate index turnover. The price momentum of a security is measured by the security’s 6-month and 12-month excess price return over the risk-free rate divided by the annualized standard deviation of weekly returns over the past three years. The Underlying Index is rebalanced semi-annually. As of July 31, 2018, the Underlying Index consisted of securities from 298 companies in the following 22 countries or regions: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom (the “U.K.”). The Underlying Index includes large- and mid-capitalization companies. As of July 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the consumer discretionary and financials industries or sectors. The components of the Underlying Index are likely to change over time.

iShares Edge MSCI Intl Quality Factor ETF seeks to track the investment results of an index that measures the performance of international developed large- and mid-capitalization stocks exhibiting relatively higher quality characteristics as identified through three fundamental variables: return on equity, earnings variability and debt-to-equity. The fund seeks to track the investment results of the MSCI World ex USA Sector Neutral Quality Index (the “Underlying Index”), which is based on a traditional market capitalization-weighted parent index, the MSCI World ex USA Index (the “Parent Index”). The Parent Index includes equity securities in the top 85% of equity market capitalization in certain developed market countries, excluding the U.S. The Underlying Index seeks to capture the performance of stocks deemed by MSCI Inc. (the “Index Provider” or “MSCI”) to be quality stocks based on three main fundamental variables: high return on equity, stable year-over-year earnings growth and low financial leverage, while maintaining reasonably high trading liquidity, investment capacity and moderate index turnover. The Underlying Index is rebalanced semi-annually. As of July 31, 2018, the Underlying Index consisted of securities from 301 companies in the following 22 countries or regions: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom (the “U.K.”). The Underlying Index includes large- and mid-capitalization companies. As of July 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the financials industry or sector. The components of the Underlying Index are likely to change over time.

iShares Edge MSCI Intl Value Factor ETF seeks to track the investment results of an index composed of international developed large- and mid-capitalization stocks with value characteristics and relatively lower valuations. The fund seeks to track the investment results of the MSCI World ex USA Enhanced Value Index (the “Underlying Index”), which is based on a traditional market capitalization-weighted parent index, the MSCI World ex USA Index (the “Parent Index”). The Parent Index includes equity securities in the top 85% of equity market capitalization in certain developed market countries, excluding the U.S. The Underlying Index consists of a fixed number of securities constituting a subset of the Parent Index and is designed to represent the performance of securities that exhibit higher value style characteristics relative to their peers within the corresponding Global Industry Classification Standard (GICS®) sector. The value style characteristics for index construction are defined by MSCI Inc. (the “Index Provider” or “MSCI”) using three accounting variables based on publicly reported financial data: price-to-book value, price-to-forward earnings and enterprise value-to-cash flow from operations. The fixed number of securities included in the Underlying Index is evaluated semi-annually. As of July 31, 2018, the Underlying Index consisted of securities from 349 companies in the following 20 countries or regions: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, Norway, Singapore, Spain, Sweden, Switzerland and the United Kingdom (the “U.K.”). The Underlying Index includes large- and mid-capitalization companies. As of July 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the financials industry or sector. The components of the Underlying Index are likely to change over time.

iShares Edge MSCI Min Vol EAFE ETF seeks to track the investment results of an index composed of developed market equities that, in the aggregate, have lower volatility characteristics relative to the broader developed equity markets, excluding the U.S. and Canada. The fund seeks to track the investment results of the MSCI EAFE Minimum Volatility (USD) Index (the “Underlying Index”), which has been developed by MSCI Inc. (the “Index Provider” or “MSCI”) to measure the performance of international equity securities that in the aggregate have lower volatility relative to the MSCI EAFE Index (the “Parent Index”), which is a capitalization-weighted index. In constructing the Underlying Index, MSCI uses a rules-based methodology to select securities from the Parent Index and to determine the weightings of such securities in the Underlying Index. Under the rules-based methodology, securities and weightings of the Underlying Index are established based on pre-established parameters and discretionary factors are not relied on. Generally, the rules-based methodology includes specified requirements for security eligibility, maximum and minimum weightings by security and, in some cases, by sector and country, established rules relating to handling of special dividends and other distributions and treatment of corporate events. In order to determine weightings by security within the Underlying Index, MSCI seeks to construct a portfolio of lowest absolute volatility, as measured by MSCI, using its multi-factor risk model. The portfolio is then further refined by an optimization tool that aims to determine the lowest absolute volatility based on the projected “riskiness” of securities in the Parent Index while applying constraints based on established minimum and maximum weightings of index constituents and sectors as well as factor constraints (for example, liquidity and financial leverage) as measured by MSCI. The Underlying Index includes stocks from Europe, Australasia, the Middle East and the Far East and, as of July 31, 2018, consisted of securities from the following 18 developed market countries or regions: Australia, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Singapore, Sweden, Switzerland and the United Kingdom (the “U.K.”). The Underlying Index may include large- or mid-capitalization companies. As of July 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the consumer staples, financials and healthcare industries or sectors. The components of the Underlying Index are likely to change over time.

iShares Edge MSCI Min Vol Emerging Markets ETF seeks to track the investment results of an index composed of emerging market equities that, in the aggregate, have lower volatility characteristics relative to the broader emerging equity markets. The fund seeks to track the investment results of the MSCI Emerging Markets Minimum Volatility (USD) Index (the “Underlying Index”), which has been developed by MSCI Inc. (the “Index Provider” or “MSCI”) to measure the performance of equity securities in global emerging markets that, in the aggregate, have lower volatility relative to the broader global emerging markets. The Underlying Index is designed by selecting securities from the MSCI Emerging Markets Index (the “Parent Index”), which is a capitalization-weighted index, and then follows a rules-based methodology to optimize the Underlying Index and determine weights for securities in the index having the lowest total risk. Under a rules-based methodology, securities and weighting of the index are established based on pre-established parameters and discretionary factors are not relied on. Generally, rules-based methodologies include specified requirements for security eligibility, maximum and minimum weightings by security and, in some cases by sector and country, established rules relating to handling of special dividends and other distributions, and treatment of corporate events. In order to determine weightings by security within the Underlying Index, MSCI seeks to construct a portfolio of lowest absolute volatility using its multi-factor risk model. The portfolio is then further refined by an optimization tool that aims to determine the lowest absolute volatility based on the projected “riskiness” of securities in the Parent Index while subjected to constraints based on established minimum and maximum weightings of index constituents and sectors as well as factor constraints (for example, liquidity and financial leverage) as measured by MSCI. As of August 31, 2018, the Underlying Index consisted of stocks of companies in the following 23 countries: Brazil, Chile, China, Colombia, Czechia, Egypt, Greece, Hungary, India, Indonesia, Malaysia, Mexico, Pakistan, Peru, the Philippines, Poland, Qatar, Russia, South Africa, South Korea, Taiwan, Thailand and the United Arab Emirates. The Underlying Index

may include large- or mid-capitalization companies. As of August 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the financials and information technology industries or sectors. The components of the Underlying Index are likely to change over time.

iShares Edge MSCI Min Vol USA ETF seeks to track the investment results of an index composed of U.S. equities that, in the aggregate, have lower volatility characteristics relative to the broader U.S. equity market. The fund seeks to track the investment results of the MSCI USA Minimum Volatility (USD) Index (the “Underlying Index”), which has been developed by MSCI Inc. (the “Index Provider” or “MSCI”) to measure the performance of large- and mid-capitalization equity securities listed on stock exchanges in the U.S. that, in the aggregate, have lower volatility relative to the broader U.S. equity market. In constructing the Underlying Index, MSCI uses a rules-based methodology to select securities from the MSCI USA Index (the “Parent Index”), which is a capitalization-weighted index, and to determine the weightings of such securities in the Underlying Index. Under the rules-based methodology, securities and weightings of the Underlying Index are established based on pre-established parameters and discretionary factors are not relied on. Generally, the rules-based methodology includes specified requirements for security eligibility, maximum and minimum weightings by security and, in some cases, by sector and country, established rules relating to handling of special dividends and other distributions and treatment of corporate events. In order to determine weightings by security within the Underlying Index, MSCI seeks to construct a portfolio of lowest absolute volatility, as measured by MSCI, using its multi-factor risk model. The portfolio is then further refined by an optimization tool that aims to determine the lowest absolute volatility based on the projected “riskiness” of securities in the Parent Index while applying constraints based on established minimum and maximum weightings of index constituents and sectors as well as factor constraints (for example, liquidity and financial leverage) as measured by MSCI. The Underlying Index may include large- or mid-capitalization companies. As of July 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the information technology industry or sector. The components of the Underlying Index are likely to change over time.

iShares Edge MSCI Min Vol USA Small-Cap ETF seeks to track the investment results of an index composed of small-capitalization U.S. equities that, in the aggregate, have lower volatility characteristics relative to the small-capitalization U.S. equity market. The fund seeks to track the investment results of the MSCI USA Small Cap Minimum Volatility (USD) Index (the “Underlying Index”), which has been developed by MSCI Inc. (the “Index Provider” or “MSCI”) to measure the performance of small-capitalization U.S. equities that in the aggregate have lower volatility characteristics relative to the small-capitalization U.S. equity market. In constructing the Underlying Index, MSCI uses a rules-based methodology to select securities from the MSCI USA Small Cap Index (the “Parent Index”), which is a capitalization-weighted index that represents approximately 14% of the free-float adjusted market capitalization in the U.S., and to determine the weightings of such securities in the Underlying Index. Under the rules-based methodology, securities and weightings of the Underlying Index are established based on pre-established parameters and discretionary factors are not relied on. Generally, the rules-based methodology includes specified requirements for security eligibility, maximum and minimum weightings by security and, in some cases, by sector and country, established rules relating to handling or special dividends and other distributions and treatment of corporate events. In order to determine weightings by security within the Underlying Index, MSCI seeks to construct a portfolio of the lowest absolute volatility using its multi-factor risk model. The portfolio is then further refined by an optimization tool that aims to determine the lowest absolute volatility based on the projected “riskiness” of securities in the Parent Index while applying constraints based on established minimum and maximum weightings of index constituents and sectors as well as factor constraints (for example, liquidity and financial leverage) as measured by MSCI. As of July 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the financials and real estate industries or sectors. The components of the Underlying Index are likely to change over time.

iShares Edge MSCI Multifactor Global ETF seeks to track the investment results of an index composed of large- and mid-capitalization developed and emerging market stocks that have favorable exposure to target style factors subject to constraints. The fund seeks to track the investment results of the MSCI ACWI Diversified Multiple-Factor Index (the “Underlying Index”), which has been developed by MSCI Inc. (the “Index Provider” or “MSCI”). The Underlying Index is designed to contain equity securities from the MSCI ACWI Index (the “Parent Index”) that have high exposure to four investment style factors: value, quality, momentum and low size, while maintaining a level of risk similar to that of the Parent Index. The Underlying Index is also constrained in its construction to limit turnover and extreme exposures to particular sectors, countries, component weights or other investment style factors. MSCI, in selecting equity securities from the Parent Index, assigns a composite score for a security through a proprietary model based on four equally-weighted investment style factors. The score for all four factors — value, quality, momentum and low size is derived through a global equity model. The value score is calculated from a company’s valuation ratios (e.g., forward and trailing earnings to share price, cash earnings to share price, book value to share price and enterprise value to earnings before interest & taxes (EBIT)); the quality score is calculated from a company’s underlying metrics (e.g., profitability metrics (asset turnover, gross profitability, gross margin and return-on-assets), investment quality metrics (total assets growth rate, issuance growth and capital expenditure growth), leverage ratios (market leverage, book leverage and debt-to-assets) and earnings variability (measured by volatility of earnings, cash flow, sales and forward share price to earnings estimates to share price)); the momentum score aims to measure a security’s sustained relative performance against the global market over a two-year period and against other securities based in the same country over the previous 12 months (with a one month lag); and the low size score seeks to measure the market capitalization of a company as compared to other companies based in the same country. The Underlying Index consisted of securities from approximately 568 companies from 36 countries or regions as of July 31, 2018. As of July 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the financials and information technology industries or sectors. The components of the Underlying Index are likely to change over time.

iShares Edge MSCI Multifactor Intl ETF seeks to track the investment results of an index composed of global developed market large- and mid-capitalization stocks, excluding the U.S., that have favorable exposure to target style factors subject to constraints. The fund seeks to track the investment results of the MSCI World ex USA Diversified Multiple-Factor Index (the “Underlying Index”), which has been developed by MSCI Inc. (the “Index Provider” or “MSCI”). The Underlying Index is designed to select equity securities from the MSCI World ex USA Index (the “Parent Index”) that have high exposure to four investment style factors: value, quality, momentum and low size, while maintaining a level of risk similar to that of the Parent Index. The Underlying Index is also constrained in its construction to limit turnover and extreme exposures to particular sectors, countries, component weights or other investment style factors. MSCI, in selecting equity securities from the Parent Index, which is comprised of large- and mid-capitalization stocks, assigns a composite score for a security through a proprietary model based on four equally-weighted investment style factors. The score for all four factors — value, quality, momentum and low size is derived through a global equity model. The value score is calculated from a company’s valuation ratios (e.g., forward and trailing earnings to share price, cash earnings to share price, book value to share price and enterprise value to earnings before interest & taxes (EBIT)); the quality score is calculated from a company’s underlying metrics (e.g., profitability metrics (asset turnover, gross profitability, gross margin and return-on-assets), investment quality metrics (total assets growth rate, issuance growth and capital expenditure growth), leverage ratios (market leverage, book leverage and debt-to-assets) and earnings variability (measured by volatility of earnings, cash flow, sales and forward share price to earnings estimates to share price)); the momentum score aims to measure a security’s sustained relative performance against the global market over a two-year period and against other securities based in the same country over the previous 12 months (with a one month lag); and the low size score seeks to measure the market capitalization of a company as compared to other companies based in the same country. As of July 31, 2018, the Underlying Index consisted of securities from approximately 222 companies from the following countries or regions: Australia, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Israel, Italy, Japan, the Netherlands, Norway, Singapore, Spain, Sweden, Switzerland and the United Kingdom (the “U.K.”). The Underlying Index may include large- and mid-capitalization companies. As of July 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the consumer discretionary, financials and industrials industries or sectors. The components of the Underlying Index are likely to change over time.

iShares Edge MSCI Multifactor Intl Small-Cap ETF seeks to track the investment results of an index composed of global developed market small-capitalization stocks, excluding the U.S., that have favorable exposure to target style factors subject to constraints. The fund seeks to track the investment results of the MSCI World ex USA Small Cap Diversified Multiple-Factor Index (the “Underlying Index”), which has been developed by MSCI Inc. (the “Index Provider” or “MSCI”). The Underlying Index is designed to select equity securities from the MSCI World ex USA Small Cap Index (the “Parent Index”) that have high exposure to four investment style factors: value, quality, momentum and low size, while maintaining a level of risk similar to that of the Parent Index. The Underlying Index is also constrained in its construction to limit turnover and extreme exposures to particular sectors, countries, component weights or other investment style factors. Small capitalization companies, as calculated by MSCI, represent the bottom 14% of the free float-adjusted market capitalization of each developed market country included in the Parent Index, as determined by MSCI. MSCI, in selecting equity securities from the Parent Index, assigns a composite score for a security through a proprietary model based on four equally-weighted investment style factors. The score for all four factors — value, quality, momentum and low size is derived through a global equity model. The value score is calculated from a company’s valuation ratios (e.g., forward and trailing earnings to share price, cash earnings to share price, book value to share price and enterprise value to earnings before interest & taxes (EBIT)); the quality score is calculated from a company’s underlying metrics (e.g., profitability metrics (asset turnover, gross profitability, gross margin and return-on-assets), investment quality metrics (total assets growth rate, issuance growth and capital expenditure growth), leverage ratios (market leverage, book leverage and debt-to-assets) and earnings variability (measured by volatility of earnings, cash flow, sales and forward share price to earnings estimates to share price)); the momentum score aims to measure a security’s sustained relative performance against the global market over a two-year period and against other securities based in the same country over the previous 12 months (with a one month lag); and the low size score seeks to measure the market capitalization of a company as compared to other companies based in the same country. As of July 31, 2018, the Underlying Index consisted of securities from approximately 782 companies from the following countries or regions: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland and the United Kingdom (the “U.K.”). As of July 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the industrials and information technology industries or sectors. The components of the Underlying Index are likely to change over time.

iShares Edge MSCI Multifactor USA ETF seeks to track the investment results of an index composed of U.S. large- and mid-capitalization stocks that have favorable exposure to target style factors subject to constraints. The fund seeks to track the investment results of the MSCI USA Diversified Multiple-Factor Index (the “Underlying Index”), which has been developed by MSCI Inc. (the

“Index Provider” or “MSCI”). The Underlying Index is designed to select equity securities from the MSCI USA Index (the “Parent Index”) that have high exposure to four investment style factors: value, quality, momentum and low size, while maintaining a level of risk similar to that of the Parent Index. The Underlying Index is also constrained in its construction to limit turnover and extreme exposures to particular sectors, countries, component weights or other investment style factors. MSCI, in selecting equity securities from the Parent Index, assigns a composite score for a security through a proprietary model based on four equally-weighted investment style factors. The score for all four factors — value, quality, momentum and low size is derived through a global equity model. The value score is calculated from a company’s valuation ratios (e.g., forward and trailing earnings to share price, cash earnings to share price, book value to share price and enterprise value to earnings before interest & taxes (EBIT)); the quality score is calculated from a company’s underlying metrics (e.g., profitability metrics (asset turnover, gross profitability, gross margin and return-on-assets), investment quality metrics (total assets growth rate, issuance growth and capital expenditure growth), leverage ratios (market leverage, book leverage and debt-to-assets) and earnings variability (measured by volatility of earnings, cash flow, sales and forward earnings estimates to share price)); the momentum score aims to measure a security’s sustained relative performance against the global market over a two-year period and against other securities based in the same country over the previous 12 months (with a one month lag); and the low size score seeks to measure the market capitalization of a company as compared to other companies based in the same country. As of July 31, 2018, the Underlying Index consisted of securities from approximately 151 companies from the U.S. The Underlying Index may include large- and mid-capitalization companies. As of July 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the information technology industry or sector. The components of the Underlying Index are likely to change over time.

iShares Edge MSCI Multifactor USA Small-Cap ETF seeks to track the investment results of an index composed of U.S. small-capitalization stocks that have favorable exposure to target style factors subject to constraints. The fund seeks to track the investment results of the MSCI USA Small Cap Diversified Multiple-Factor Index (the “Underlying Index”), which has been developed by MSCI Inc. (the “Index Provider” or “MSCI”). The Underlying Index is designed to select equity securities from the MSCI USA Small Cap Index (the “Parent Index”) that have high exposure to four investment style factors: value, quality, momentum and low size, while maintaining a level of risk similar to that of the Parent Index. The Underlying Index is also constrained in its construction to limit turnover and extreme exposures to particular sectors, countries, component weights or other investment style factors. Small capitalization companies, as calculated by MSCI, represent the bottom 14% of the free floated-adjusted market capitalization in the U.S. securities market, as determined by MSCI. MSCI, in selecting equity securities from the Parent Index, assigns a composite score for a security through a proprietary model based on four equally-weighted investment style factors. The score for all four factors — value, quality, momentum and low size is derived through a global equity model. The value score is calculated from a company’s valuation ratios (e.g., forward and trailing earnings to share price, cash earnings to share price, book value to share price and enterprise value to earnings before interest & taxes (EBIT)); the quality score is calculated from a company’s underlying metrics (e.g., profitability metrics (asset turnover, gross profitability, gross margin and return-on-assets), investment quality metrics (total assets growth rate, issuance growth and capital expenditure growth), leverage ratios (market leverage, book leverage and debt-to-assets) and earnings variability (measured by volatility of earnings, cash flow, sales and forward earnings estimates to share price)); the momentum score aims to measure a security’s sustained relative performance against the global market over a two-year period and against other securities based in the same country over the previous 12 months (with a one month lag); and the low size score seeks to measure the market capitalization of a company as compared to other companies based in the same country. As of July 31, 2018, the Underlying Index consisted of securities from approximately 540 companies from the U.S. As of July 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the financials, healthcare and information technology industries or sectors. The components of the Underlying Index are likely to change over time.

iShares Edge MSCI USA Momentum Factor ETF seeks to track the investment results of an index composed of U.S. large- and mid-capitalization stocks exhibiting relatively higher price momentum. The fund seeks to track the investment results of the MSCI USA Momentum Index (the “Underlying Index”), which consists of stocks exhibiting relatively higher momentum characteristics than the traditional market capitalization-weighted parent index, the MSCI USA Index (the “Parent Index”), as determined by MSCI Inc. (the “Index Provider” or “MSCI”). The Parent Index includes U.S. large- and mid-capitalization stocks, as defined by MSCI. The Underlying Index is designed to measure the performance of an equity momentum strategy by emphasizing stocks with high price momentum, while maintaining reasonably high trading liquidity, investment capacity and moderate index turnover, each as determined by the Index Provider. A risk-adjusted price momentum, defined by MSCI as the excess return over the risk-free rate divided by the annualized standard deviation of weekly returns over the past 3-years, is calculated for each security in the Parent Index over 6- and 12-month time periods. The 6- and 12-month risk-adjusted price momentum calculations are then standardized at +/-3 standard deviations and translated into an average momentum score. The weight of each Underlying Index constituent is determined by multiplying the security’s momentum score by its market capitalization-weight in the Parent Index. As of July 31, 2018, there were 124 securities in the Underlying Index. As of July 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the consumer discretionary and information technology industries or sectors. The components of the Underlying Index are likely to change over time.

iShares Edge MSCI USA Quality Factor ETF seeks to track the investment results of an index composed of U.S. large- and mid-capitalization stocks with quality characteristics as identified through certain fundamental metrics. The fund seeks to track the investment results of the MSCI USA Sector Neutral Quality Index (the “Underlying Index”), which is based on a traditional market capitalization-weighted parent index, the MSCI USA Index (the “Parent Index”). The Parent Index includes U.S. large- and mid-capitalization stocks, as defined by MSCI Inc. (the “Index Provider” or “MSCI”). The Underlying Index seeks to measure the performance of securities in the Parent Index that exhibit higher quality characteristics relative to their peers within the corresponding Global Industry Classification Standard (GICS®) sector. To construct the Underlying Index, the Index Provider determines the quality score of each security in the Parent Index based on three fundamental variables: high return on equity, low earnings variability and low leverage. As of July 31, 2018, there were 124 securities in the Underlying Index. As of July 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the information technology industry or sector. The components of the Underlying Index are likely to change over time.

iShares Edge MSCI USA Size Factor ETF seeks to track the investment results of an index composed of U.S. large- and mid-capitalization stocks with relatively smaller average market capitalization. The fund seeks to track the investment results of the MSCI USA Low Size Index (the “Underlying Index”), which is based on a traditional market capitalization-weighted parent index, the MSCI USA Index (the “Parent Index”). The Parent Index includes U.S. large- and mid-capitalization stocks, as defined by MSCI Inc. (the “Index Provider” or “MSCI”). The Underlying Index is constructed by applying a mathematical formula that reweights the constituents of its market capitalization-weighted Parent Index, such that smaller companies as measured by market capitalization receive a larger index weight than their larger counterparts. In addition, at each rebalancing, a factor is applied that operates as a constraint or cap on the weight of individual components of the Underlying Index — the “constraint factor.” The constraint factor is held constant between each rebalancing. The constraint factor is calculated by reference to the relative weight of each component in the Parent Index and used to determine the weights of each respective component in the Underlying Index. The constraint factor remains constant between index reviews except in case of corporate events (as defined by the Index Provider). The constraint factor does not limit the market appreciation / depreciation of individual components between each rebalancing. The Underlying Index is rebalanced semiannually in May and November. As of October 25, 2018, there are 624 component securities in the Underlying Index. As of October 25, 2018, a significant portion of the Underlying Index is represented by securities of companies in the consumer discretionary and information technology industries or sectors. The components of the Underlying Index are likely to change over time. Prior to the selection of the Underlying Index on December 3, 2018, the fund tracked the MSCI USA Risk Weighted Index.

iShares Edge MSCI USA Value Factor ETF seeks to track the investment results of an index composed of U.S. large- and mid-capitalization stocks with value characteristics and relatively lower valuations. The fund seeks to track the investment results of the MSCI USA Enhanced Value Index (the “Underlying Index”), which is based on a traditional market capitalization-weighted parent index, the MSCI USA Index (the “Parent Index”). The Parent Index includes U.S. large- and mid-capitalization stocks, as defined by MSCI Inc. (the “Index Provider” or “MSCI”). The Underlying Index is designed to measure the performance of securities in the Parent Index that exhibit higher value characteristics relative to their peers within the corresponding Global Industry Classification Standard (GICS®) sector. To construct the Underlying Index, the Index Provider determines the value weighting of each security in the Parent Index using three variables: price-to-book value, price-to-forward earnings and enterprise value-to-cash flow from operations. As of July 31, 2018, there were 150 issuers in the Underlying Index. As of July 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the information technology industry or sector. The components of the Underlying Index are likely to change over time.

iShares International Developed Real Estate ETF seeks to track the investment results of an index composed of real estate equities in developed non-U.S. markets. The fund seeks to track the investment results of the FTSE EPRA Nareit Developed ex-U.S. Index (the “Underlying Index”), which measures the performance of companies engaged in the ownership and development of real estate markets in developed countries (except for the U.S.) as defined by FTSE EPRA Nareit. As of April 30, 2019, the Underlying Index was comprised of securities of companies in the following countries or regions: Australia, Austria, Belgium, Canada, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Luxembourg, the Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland and the United Kingdom (the “U.K.”). As of April 30, 2019, the Underlying Index had a total market capitalization of approximately $716 billion. As of April 30, 2019, a significant portion of the Underlying Index includes companies offering various real estate services, real estate operating companies and real estate investment trusts (“REITs”). The components of the Underlying Index are likely to change over time.

iShares MSCI Australia ETF seeks to track the investment results of an index composed of Australian equities. The fund seeks to track the investment results of the MSCI Australia Index (the “Underlying Index”), which consists of stocks traded primarily on the Australian Stock Exchange. The Underlying Index may include large- or mid-capitalization companies. As of August 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the financials and materials industries or sectors. The components of the Underlying Index are likely to change over time.

iShares MSCI Canada ETF seeks to track the investment results of an index composed of Canadian equities. The fund seeks to track the investment results of the MSCI Canada Custom Capped Index (the “Underlying Index”), which is designed to measure broad-

based equity performance in Canada. The Underlying Index uses a capping methodology to limit the weight of any single component to a maximum of 25% of the Underlying Index. Additionally, the sum of the components that individually constitute more than 5% of the weight of the Underlying Index will not exceed a maximum of 25% of the weight of the index in the aggregate. The Underlying Index constrains at quarterly rebalance: (i) the weight of any single group entity (as defined by the index provider) to a maximum of 22.5%, and (ii) the aggregate weight of all group entities exceeding a 5% weight to a maximum of 24.5%. Outside the scheduled quarterly index reviews, the Underlying Index is rebalanced at the end of any day on which the following constraints are breached: 22.5% for any single group entity and 24.5% for group entities representing more than 5%. The Underlying Index may include large- or mid-capitalization companies. As of August 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the energy and financials industries or sectors. The components of the Underlying Index are likely to change over time.

iShares MSCI EAFE ETF seeks to track the investment results of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada. The fund seeks to track the investment results of the MSCI EAFE Index (the “Underlying Index”), which has been developed by MSCI Inc. (the “Index Provider” or “MSCI”) to measure the equity market performance of developed markets outside of the U.S. and Canada. The Underlying Index includes stocks from Europe, Australasia and the Far East and, as of July 31, 2018, consisted of securities from the following 21 developed market countries or regions: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom (the “U.K.”). The Underlying Index may include large- or mid-capitalization companies. As of July 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the financials industry or sector. The components of the Underlying Index are likely to change over time.

iShares MSCI EAFE Small-Cap ETF seeks to track the investment results of an index composed of small-capitalization developed market equities, excluding the U.S. and Canada. The fund seeks to track the investment results of the MSCI EAFE Small Cap Index (the “Underlying Index”), which represents the small-capitalization segment of the MSCI EAFE IMI Index. The MSCI EAFE IMI Index is an equity index developed by MSCI Inc. (the “Index Provider” or “MSCI”) that captures large-, mid- and small-capitalization representation across developed markets outside of the U.S. and Canada. Constituents of the Underlying Index include securities from Europe, Australasia and the Far East. Under MSCI’s Global Investable Market Index (IMI) methodology, the small-capitalization universe consists of securities of those companies not included in the large-capitalization or mid-capitalization segments of a particular market, which together comprise approximately 85% of each market’s free float-adjusted market capitalization. As of July 31, 2018, the Underlying Index consisted of securities from the following 21 developed market countries or regions: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom (the “U.K.”). The small-cap segment covers the 85%-99% range of each market’s free float-adjusted market capitalization. As of July 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the industrials industry or sector. The components of the Underlying Index are likely to change over time.

iShares MSCI Emerging Markets ETF seeks to track the investment results of an index composed of large- and mid-capitalization emerging market equities. The fund seeks to track the investment results of the MSCI Emerging Markets Index (the “Underlying Index”), which is designed to measure equity market performance in the global emerging markets. As of August 31, 2018, the Underlying Index consisted of securities from the following 24 emerging market countries: Brazil, Chile, China, Colombia, Czechia, Egypt, Greece, Hungary, India, Indonesia, Malaysia, Mexico, Pakistan, Peru, the Philippines, Poland, Qatar, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United Arab Emirates. The Underlying Index may include large- and mid-capitalization companies. As of August 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the financials and information technology industries or sectors. The components of the Underlying Index are likely to change over time.

iShares MSCI Emerging Markets Small-Cap ETF seeks to track the investment results of an index composed of small-capitalization emerging market equities. The fund seeks to track the investment results of the MSCI Emerging Markets Small Cap Index (the “Underlying Index”), which is designed to measure the performance of equity securities of small-capitalization companies whose market capitalization represents the bottom 14% of companies in emerging market countries, as measured by market capitalization. As of August 31, 2018, the Underlying Index consisted of issuers in the following 24 emerging market countries: Brazil, Chile, China, Colombia, Czechia, Egypt, Greece, Hungary, India, Indonesia, Malaysia, Mexico, Pakistan, Peru, the Philippines, Poland, Qatar, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United Arab Emirates. As of August 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the consumer discretionary and information technology industries or sectors. The components of the Underlying Index are likely to change over time.

iShares MSCI Eurozone ETF seeks to track the investment results of an index composed of large- and mid-capitalization equities from developed market countries that use the euro as their official currency. The fund seeks to track the investment results of the MSCI EMU Index (the “Underlying Index”), which consists of stocks from the following 10 developed market countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, the Netherlands, Portugal and Spain. The Underlying Index may include large- or mid-capitalization companies. As of August 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the financials industry or sector. The components of the Underlying Index are likely to change over time.

iShares MSCI France ETF seeks to track the investment results of an index composed of French equities. The fund seeks to track the investment results of the MSCI France Index (the “Underlying Index”), which consists of stocks traded primarily on the Paris Stock Exchange. The Underlying Index may include large- or mid-capitalization companies. As of August 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the consumer discretionary and industrials industries or sectors. The components of the Underlying Index are likely to change over time.

iShares MSCI Germany ETF seeks to track the investment results of an index composed of German equities. The fund seeks to track the investment results of the MSCI Germany Index (the “Underlying Index”), which consists of stocks traded primarily on the Frankfurt Stock Exchange. The Underlying Index may include large- or mid-capitalization companies. As of August 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the consumer discretionary industry or sector. The components of the Underlying Index are likely to change over time.

iShares MSCI Japan ETF seeks to track the investment results of an index composed of Japanese equities. The fund seeks to track the investment results of the MSCI Japan Index (the “Underlying Index”), which consists of stocks traded primarily on the Tokyo Stock Exchange. The Underlying Index may include large- or mid-capitalization companies. As of August 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the consumer discretionary and industrials industries or sectors. The components of the Underlying Index are likely to change over time.

iShares MSCI United Kingdom ETF seeks to track the investment results of an index composed of U.K. equities. The fund seeks to track the investment results of the MSCI United Kingdom Index (the “Underlying Index”), which consists of stocks traded primarily on the London Stock Exchange. The Underlying Index may include large- or mid-capitalization companies. As of August 31, 2018, a significant portion of the Underlying Index is represented by securities of companies in the consumer staples, energy and financials industries or sectors. The components of the Underlying Index are likely to change over time.

iShares North American Natural Resources ETF seeks to track the investment results of an index composed of North American equities in the natural resources sector. The fund seeks to track the investment results of the S&P North American Natural Resources Sector Index (the “Underlying Index”), which measures the performance of U.S.-traded stocks of natural resource-related companies in the U.S. and Canada, as determined by S&P Dow Jones Indices LLC (the “Index Provider” or “SPDJI”). The Underlying Index includes companies in the following categories: producers of oil, gas and consumable fuels; providers of energy equipment and services; metals and mining companies; manufacturers of paper and forest products; and producers of construction materials, containers and packaging. The Underlying Index may include large-, mid- or small-capitalization companies. As of March 31, 2019, a significant portion of the Underlying Index is represented by securities of companies in the energy and materials industries or sectors. The components of the Underlying Index are likely to change over time.

iShares Russell 2000 ETF seeks to track the investment results of an index composed of small-capitalization U.S. equities. The fund seeks to track the investment results of the Russell 2000® Index (the “Underlying Index”), which measures the performance of the small-capitalization sector of the U.S. equity market, as defined by FTSE Russell (the “Index Provider” or “Russell”). The Underlying Index is a subset of the Russell 3000® Index, which measures the performance of the broad U.S. equity market, as defined by Russell. As of March 31, 2019, the Underlying Index included issuers representing approximately 7% of the total market capitalization of all publicly-traded U.S. equity securities. The Underlying Index is a float-adjusted capitalization-weighted index of equity securities issued by the approximately 2,000 smallest issuers in the Russell 3000 Index. As of March 31, 2019, the Underlying Index represented approximately 7% of the total market capitalization of the Russell 3000 Index. As of March 31, 2019, a significant portion of the Underlying Index is represented by securities of companies in the consumer discretionary, financials and healthcare industries or sectors. The components of the Underlying Index are likely to change over time.

iShares Russell Mid-Cap ETF seeks to track the investment results of an index composed of mid-capitalization U.S. equities. The fund seeks to track the investment results of the Russell Midcap Index (the “Underlying Index”), which measures the performance of the mid-capitalization sector of the U.S. equity market, as defined by FTSE Russell (the “Index Provider” or “Russell”). The Underlying Index is a subset of the Russell 1000® Index, which measures the performance of the large- and mid-capitalization sectors of the U.S. equity market, as defined by Russell. As of March 31, 2019, the Underlying Index represented approximately 26% of the total market capitalization of all publicly-traded U.S. equity securities. The Underlying Index is a float-adjusted capitalization-weighted index of equity securities issued by the approximately 800 smallest issuers in the Russell 1000 Index. As of March 31, 2019, a significant portion of the Underlying Index is represented by securities of companies in the consumer discretionary, financials and technology industries or sectors. The components of the Underlying Index are likely to change over time.

iShares U.S. Real Estate ETF seeks to track the investment results of an index composed of U.S. equities in the real estate sector. The fund seeks to track the investment results of the Dow Jones U.S. Real Estate Index (the “Underlying Index”), which measures the performance of the real estate sector of the U.S. equity market, as defined by S&P Dow Jones Indices LLC (the “Index Provider” or

“SPDJI”). The Underlying Index may include large-, mid- or small-capitalization companies. As of March 31, 2019, a significant portion of the Underlying Index is represented by real estate investment trusts (“REITs”). The components of the Underlying Index are likely to change over time.

Fixed Income ETFs

iShares 1-3 Year Treasury Bond ETF seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities between one and three years. The fund seeks to track the investment results of the ICE U.S. Treasury 1-3 Year Bond Index (the “Underlying Index”), which measures the performance of public obligations of the U.S. Treasury that have a remaining maturity of greater than or equal to one year and less than three years. As of February 28, 2019, there were 99 issues in the Underlying Index. The Underlying Index consists of publicly-issued U.S. Treasury securities that have a remaining maturity of greater than or equal to one year and less than three years and have $300 million or more of outstanding face value, excluding amounts held by the Federal Reserve System (the “Fed”). In addition, the securities in the Underlying Index must be fixed-rate and denominated in U.S. dollars. Excluded from the Underlying Index are inflation-linked securities, Treasury bills, cash management bills, any government agency debt issued with or without a government guarantee and zero-coupon issues that have been stripped from coupon-paying bonds. The Underlying Index is market value weighted, and the securities in the Underlying Index are updated on the last business day of each month.

iShares 3-7 Year Treasury Bond ETF seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities between three and seven years. The fund seeks to track the investment results of the ICE U.S. Treasury 3-7 Year Bond Index (the “Underlying Index”), which measures the performance of public obligations of the U.S. Treasury that have a remaining maturity of greater than or equal to three years and less than seven years. As of February 28, 2019, there were 93 issues in the Underlying Index. The Underlying Index consists of publicly-issued U.S. Treasury securities that have a remaining maturity of greater than or equal to three years and less than seven years and have $300 million or more of outstanding face value, excluding amounts held by the Federal Reserve System (the “Fed”). In addition, the securities in the Underlying Index must be fixed-rate and denominated in U.S. dollars. Excluded from the Underlying Index are inflation-linked securities, Treasury bills, cash management bills, any government agency debt issued with or without a government guarantee and zero-coupon issues that have been stripped from coupon-paying bonds. The Underlying Index is market value weighted, and the securities in the Underlying Index are updated on the last business day of each month.

iShares 7-10 Year Treasury Bond ETF seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities between seven and ten years. The fund seeks to track the investment results of the ICE U.S. Treasury 7-10 Year Bond Index (the “Underlying Index”), which measures the performance of public obligations of the U.S. Treasury that have a remaining maturity of greater than or equal to seven years and less than ten years. As of February 28, 2019, there were 20 issues in the Underlying Index. The Underlying Index consists of publicly-issued U.S. Treasury securities that have a remaining maturity of greater than or equal to seven years and less than ten years and have $300 million or more of outstanding face value, excluding amounts held by the Federal Reserve System (the “Fed”). In addition, the securities in the Underlying Index must be fixed-rate and denominated in U.S. dollars. Excluded from the Underlying Index are inflation-linked securities, Treasury bills, cash management bills, any government agency debt issued with or without a government guarantee and zero-coupon issues that have been stripped from coupon-paying bonds. The Underlying Index is market value weighted, and the securities in the Underlying Index are updated on the last business day of each month.

iShares 10-20 Year Treasury Bond ETF seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities between ten and twenty years. The fund seeks to track the investment results of the ICE U.S. Treasury 10-20 Year Bond Index (the “Underlying Index”), which measures the performance of public obligations of the U.S. Treasury that have a remaining maturity of greater than or equal to ten years and less than twenty years. As of February 28, 2019, there were 9 issues in the Underlying Index. The Underlying Index consists of publicly-issued U.S. Treasury securities that have a remaining maturity of greater than or equal to ten years and less than twenty years and have $300 million or more of outstanding face value, excluding amounts held by the Federal Reserve System (the “Fed”). In addition, the securities in the Underlying Index must be fixed-rate and denominated in U.S. dollars. Excluded from the Underlying Index are inflation-linked securities, Treasury bills, cash management bills, any government agency debt issued with or without a government guarantee and zero-coupon issues that have been stripped from coupon-paying bonds. The Underlying Index is market value weighted, and the securities in the Underlying Index are updated on the last business day of each month.

iShares 20+ Year Treasury Bond ETF seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities greater than or equal to twenty years. The fund seeks to track the investment results of the ICE U.S. Treasury 20+ Year Bond Index (the “Underlying Index”), which measures the performance of public obligations of the U.S. Treasury that have a remaining maturity greater than or equal to twenty years. As of February 28, 2019, there were 40 issues in the Underlying Index. The Underlying Index consists of publicly-issued U.S. Treasury securities that have a remaining maturity greater than twenty years and have $300 million or more of outstanding face value, excluding amounts held by the Federal Reserve System (the “Fed”). In addition, the securities in the Underlying Index must be fixed-rate and denominated in U.S. dollars. Excluded from the Underlying Index are inflation-linked securities, Treasury bills, cash management bills, any government agency debt issued with or without a government guarantee and zero-coupon issues that have been stripped from coupon-paying bonds. The Underlying Index is market value weighted, and the securities in the Underlying Index are updated on the last business day of each month.

iShares Broad USD Investment Grade Corporate Bond ETF seeks to track the investment results of an index composed of U.S. dollar-denominated investment-grade corporate bonds. The fund seeks to track the investment results of the ICE BofAML US Corporate Index (the “Underlying Index”), which measures the performance of investment-grade corporate bonds of both U.S. and non-U.S. issuers that are U.S. dollar-denominated and publicly issued in the U.S. domestic market. As of February 28, 2019, there were 7,894 issues in the Underlying Index. As of February 28, 2019, a significant portion of the Underlying Index is represented by securities of companies in the financials industry or sector. The components of the Underlying Index are likely to change over time. The Underlying Index consists of investment-grade corporate bonds of both U.S. and non-U.S. issuers that have a remaining maturity of greater than or equal to one year, have been publicly issued in the U.S. domestic market, and have $250 million or more of outstanding face value. ICE Data Indices, LLC deems securities as “investment grade” based on the average rating of Fitch Ratings, Inc. (BBB or better), Moody’s Investors Service, Inc. (Baa or better) and/or Standard & Poor’s® Financial Services LLC, a subsidiary of S&P Global are considered (BBB or better). In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate. Excluded from the Underlying Index are equity-linked securities, securities in legal default, hybrid securitized corporate bonds, Eurodollar bonds (U.S. dollar denominated securities not issued in the U.S. domestic market), taxable and tax-exempt U.S. municipal securities and dividends-received-deduction-eligible securities. The Underlying Index is market capitalization-weighted, and the securities in the Underlying Index are updated on the last calendar day of each month. Prior to the selection of the Underlying Index on August 1, 2018, the fund tracked the Bloomberg Barclays U.S. Credit Bond Index.

iShares Core U.S. Aggregate Bond ETF seeks to track the investment results of an index composed of the total U.S. investment-grade bond market. The fund seeks to track the investment results of the Bloomberg Barclays U.S. Aggregate Bond Index (the “Underlying Index”), which measures the performance of the total U.S. investment-grade (as determined by Bloomberg Index Services Limited (the “Index Provider” or “Bloomberg”)) bond market. As of February 28, 2019, there were 10,343 issues in the Underlying Index. The Underlying Index includes investment-grade U.S. Treasury bonds, government-related bonds, corporate bonds, mortgage-backed pass-through securities (“MBS”), commercial mortgage-backed securities (“CMBS”) and asset-backed securities (“ABS”) that are publicly offered for sale in the U.S. As of February 28, 2019, a significant portion of the Underlying Index is represented by MBS and treasury securities. The components of the Underlying Index are likely to change over time. The securities in the Underlying Index must have $300 million or more of outstanding face value and must have at least one year remaining to maturity, with the exception of amortizing securities such as ABS and MBS, which have lower thresholds as defined by Bloomberg. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and nonconvertible. Certain types of securities, such as state and local government series bonds, structured notes with embedded swaps or other special features, private placements, floating-rate securities and bonds that have been issued in one country’s currency but are traded outside of that country in a different monetary and regulatory system (Eurobonds), are excluded from the Underlying Index. The Underlying Index is market capitalization-weighted, and the securities in the Underlying Index are updated on the last business day of each month. As of February 28, 2019, approximately 32% of the bonds represented in the Underlying Index were U.S. fixed-rate agency MBS. U.S. fixed-rate agency MBS are securities issued by entities such as the Government National Mortgage Association (“Ginnie Mae”), the Federal National Mortgage Association (“Fannie Mae”), and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and are backed by pools of mortgages. Most transactions in fixed-rate MBS occur through standardized contracts for future delivery in which the exact mortgage pools to be delivered are not specified until a few days prior to settlement (to-be-announced (“TBA”) transactions). The fund may enter into such contracts on a regular basis. The fund, pending settlement of such contracts, will invest its assets in high-quality, liquid short-term instruments, including shares of money market funds advised by BFA or its affiliates. The fund will assume its pro rata share of the fees and expenses of any money market fund that it may invest in, in addition to the fund’s own fees and expenses. The fund may also acquire interests in mortgage pools through means other than such standardized contracts for future delivery.

iShares Edge U.S. Fixed Income Balanced Risk ETF seeks to track the investment results of an index, composed of taxable U.S. dollar-denominated bonds and U.S. Treasury futures, which targets an equal allocation between interest rate and credit spread risk. The fund seeks to track the Bloomberg Barclays U.S. Fixed Income Balanced Risk Index (the “Underlying Index”), which measures the performance of the corporate and mortgage portion of the Bloomberg Barclays U.S. Universal Index (the “Parent Index”) while targeting an equal allocation between interest rate and credit spread risk. As of October 31, 2018, approximately 84.9% of the Underlying Index consisted of issuers organized or located in the United States, and there were 771 issues in the Underlying Index from issuers in over 17 countries or regions. The Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include mortgage-backed securities (“MBS”) and companies in the financials and industrials industries or sectors. A significant portion of the portfolio is invested in U.S. dollar-denominated investment-grade and high yield fixed-income securities (commonly known to investors as “junk bonds”). The components of the Underlying Index are likely to change over time. Securities may be registered or privately placed. The Underlying Index uses a rules-based approach to calculate an equal volatility-weighted allocation to each of five segments of the Parent Index: (1) investment-grade corporate bonds 1-5 year; (2) investment-grade corporate bonds 5-10 year; (3) high yield corporate bonds rated BB or higher; (4) high yield corporate bonds rated below BB; and (5) U.S. agency MBS. Segments with lower credit spread volatility receive a higher weighting, and segments with higher credit spread volatility receive a lower weighting, with the result that the contribution of each segment to overall credit spread volatility is approximately equal. Credit spread volatility for investment-grade corporate securities and MBS components are measured differently than the fund’s high yield securities, but aim to capture the volatility of the return attributable to the credit quality of the security. To increase overall yield and credit spread exposure, the Underlying Index incorporates a leverage factor of up to 25% that redeploys MBS exposure, via cash pending settlement from to-be-announced (“TBA”) mortgage transactions, toward other index constituent securities. The Underlying Index further adjusts interest rate risk so that it equals credit spread risk, by adding either long positions in U.S. Treasury bonds or short positions in U.S. Treasury futures. The Underlying Index is rebalanced monthly.

iShares Government/Credit Bond ETF seeks to track the investment results of an index composed of U.S. dollar-denominated government, government-related and investment-grade U.S. corporate bonds. The fund seeks to track the investment results of the Bloomberg Barclays U.S. Government/Credit Bond Index (the “Underlying Index”), which measures the performance of U.S. dollar-denominated U.S. Treasury bonds, government-related bonds (i.e., U.S. and foreign agencies, sovereign, supranational and local authority debt) and investment-grade (as determined by Bloomberg Index Services Limited (the “Index Provider” or “Bloomberg”)) U.S. corporate bonds that have a remaining maturity of greater than or equal to one year. As of February 28, 2019, there were 7,135 issues in the Underlying Index. As of February 28, 2019, a significant portion of the Underlying Index is represented by treasury securities. The components of the Underlying Index are likely to change over time. The Underlying Index consists of U.S. government, government-related and investment-grade U.S. credit securities that have greater than or equal to one year remaining to maturity and have $250 million or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. Excluded from the Underlying Index are certain special issues such as targeted investor notes, state and local government series bonds and coupon issues that have been stripped from bonds. Also excluded from the Underlying Index are structured notes with embedded swaps or other special features, private placements, floating-rate securities and bonds that have been issued in one country’s currency but are traded outside of that country in a different monetary and regulatory system (Eurobonds). The Underlying Index is market capitalization-weighted and the securities in the Underlying Index are updated on the last business day of each month.

iShares iBoxx $ High Yield Corporate Bond ETF seeks to track the investment results of an index composed of U.S. dollar-denominated, high yield corporate bonds. The fund seeks to track the investment results of the Markit iBoxx® USD Liquid High Yield Index (the “Underlying Index”), which is a rules-based index consisting of U.S. dollar-denominated, high yield (as determined by Markit Indices Limited (the “Index Provider” or “Markit”)) corporate bonds for sale in the U.S. The Underlying Index is designed to provide a broad representation of the U.S. dollar-denominated liquid high yield corporate bond market. The Underlying Index is a modified market-value weighted index with a cap on each issuer of 3%. There is no limit to the number of issues in the Underlying Index. As of February 28, 2019, the Underlying Index included approximately 946 constituents. As of February 28, 2019, a significant portion of the Underlying Index is represented by securities of companies in the consumer services industry or sector. The components of the Underlying Index are likely to change over time. Bonds in the Underlying Index are selected from the universe of eligible bonds in the Markit iBoxx USD Corporate Bond Index using defined rules. As of the date of iShares iBoxx $ High Yield Corporate Bond ETF’s prospectus, the bonds eligible for inclusion in the Underlying Index include U.S. dollar-denominated high yield corporate bonds that: (i) are issued by companies domiciled in countries classified as developed markets by Markit; (ii) have an average rating of sub-investment grade (ratings from Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s® Global Ratings, a subsidiary of S&P Global (“S&P Global Ratings”) are considered; if more than one agency provides a rating, the average rating is attached to the bond); (iii) are from issuers with at least $1 billion outstanding face value; (iv) have at least $400 million of outstanding face value; (v) have an original maturity date of less than 15 years; (vi) have at least one year to maturity; and (vii) have at least one year and 6 months to maturity for new index insertions.

iShares Intermediate Government/Credit Bond ETF seeks to track the investment results of an index composed of U.S. dollar-denominated government, government-related and investment-grade U.S. corporate bonds with remaining maturities between one and ten years. The fund seeks to track the investment results of the Bloomberg Barclays U.S. Intermediate Government/Credit Bond Index (the “Underlying Index”), which measures the performance of U.S. dollar-denominated U.S. Treasury bonds, government-related bonds (i.e., U.S. and non-U.S. agencies, sovereign, supranational and local authority debt) and investment-grade (as determined by Bloomberg Index Services Limited (the “Index Provider” or “Bloomberg”)) U.S. corporate bonds that have a remaining maturity of greater than one year and less than or equal to ten years. As of February 28, 2019, there were 4,850 issues in the Underlying Index. As of February 28, 2019, a significant portion of the Underlying Index is represented by treasury securities. The components of the Underlying Index are likely to change over time. The Underlying Index consists of U.S. government, government-related and investment-grade U.S. credit securities that have a greater than one year and less than ten years remaining to maturity and have $300 million or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. Excluded from the Underlying Index are certain special issues such as targeted investor notes, state and local government series bonds and coupon issues that have been stripped from bonds. Also excluded from the

Underlying Index are structured notes with embedded swaps or other special features, private placements, floating-rate securities and bonds that have been issued in one country’s currency but are traded outside of that country in a different monetary and regulatory system (Eurobonds). The Underlying Index is market capitalization-weighted and the securities in the Underlying Index are updated on the last business day of each month.

iShares Intermediate-Term Corporate Bond ETF seeks to track the investment results of an index composed of U.S. dollar-denominated investment-grade corporate bonds with remaining maturities between five and ten years. The fund seeks to track the investment results of the ICE BofAML 5-10 Year US Corporate Index (the “Underlying Index”), which measures the performance of investment-grade corporate bonds of both U.S. and non-U.S. issuers that are U.S. dollar-denominated and publicly issued in the U.S. domestic market and have a remaining maturity of greater than or equal to five years and less than ten years. As of February 28, 2019, there were 2,276 issues in the Underlying Index. As of February 28, 2019, a significant portion of the Underlying Index is represented by securities of companies in the financials industry or sector. The components of the Underlying Index are likely to change over time. The Underlying Index consists of investment-grade corporate bonds of both U.S. and non-U.S. issuers that have a remaining maturity of greater than or equal to five years and less than ten years, have been publicly issued in the U.S. domestic market, and have $250 million or more of outstanding face value. ICE Data Indices, LLC deems securities as “investment grade” based on the average rating of Fitch Ratings, Inc. (BBB or better), Moody’s Investors Service, Inc. (Baa or better) and/or Standard & Poor’s® Financial Services LLC, a subsidiary of S&P Global are considered (BBB or better). In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate. Excluded from the Underlying Index are equity-linked securities, securities in legal default, hybrid securitized corporates, Eurodollar bonds (U.S. dollar-denominated securities not issued in the U.S. domestic market), taxable and tax-exempt U.S. municipal securities and dividends-received-deduction-eligible securities. The Underlying Index is market capitalization-weighted, and the securities in the Underlying Index are updated on the last calendar day of each month. Prior to the selection of the Underlying Index on August 1, 2018, the fund tracked the Bloomberg Barclays U.S. Intermediate Credit Bond Index. Under normal circumstances, the fund will seek to maintain a weighted average maturity that is greater than three years and lower than 10 years. Weighted average maturity is a U.S. dollar-weighted average of the remaining term to maturity of the underlying securities in the fund’s portfolio.

iShares J.P. Morgan USD Emerging Markets Bond ETF seeks to track the investment results of an index composed of U.S. dollar-denominated, emerging market bonds. The fund seeks to track the investment results of the J.P. Morgan EMBI® Global Core Index (the “Underlying Index”), which is a broad, diverse U.S. dollar-denominated emerging markets debt benchmark that tracks the total return of actively traded external debt instruments in emerging market countries. The methodology is designed to distribute the weight of each country within the Underlying Index by limiting the weights of countries with higher debt outstanding and reallocating this excess to countries with lower debt outstanding. The Underlying Index was comprised of 55 countries as of October 31, 2018. As of October 31, 2018, the Underlying Index’s five highest weighted countries were China, Indonesia, Mexico, Russia and Turkey. The Underlying Index may change its composition and weighting monthly upon rebalancing. The Underlying Index includes both fixed-rate and floating-rate instruments issued by sovereign and quasi-sovereign entities from index-eligible countries. Quasi-sovereign entities are defined as entities that are 100% guaranteed or 100% owned by the national government and resides in the index eligible country. Only those instruments which (i) are denominated in U.S. dollars, (ii) have a current face amount outstanding of $1 billion or more, (iii) have at least 2.5 years until maturity to be eligible for inclusion and have at least 2 years until maturity to remain in the index, (iv) are able to settle internationally through Euroclear or another institution domiciled outside the issuing country and (v) have bid and offer prices that are available on a daily and timely basis — sourced from a third party valuation vendor — are considered for inclusion in the Underlying Index. As of October 31, 2018, the Underlying Index consisted of both investment-grade (as determined by JPMorgan Chase & Co. (the “Index Provider” or “J.P. Morgan”)) and non-investment-grade bonds. Convertible bonds are not eligible for inclusion in the Underlying Index. The Underlying Index is market value weighted and is rebalanced monthly on the last business day of the month.

iShares MBS ETF seeks to track the investment results of an index composed of investment-grade mortgage-backed pass-through securities issued and/ or guaranteed by U.S. government agencies. The fund seeks to track the investment results of the Bloomberg Barclays U.S. MBS Index (the “Underlying Index”), which measures the performance of investment-grade (as determined by Bloomberg Index Services Limited (the “Index Provider” or “Bloomberg”)) mortgage-backed pass-through securities (“MBS”) issued or guaranteed by U.S. government agencies. The Underlying Index includes fixed-rate MBS issued by the Government National Mortgage Association (“GNMA” or “Ginnie Mae”), Federal National Mortgage Association (“Fannie Mae”) and Federal Home Loan Mortgage Corporation (“Freddie Mac”) that have 30-, 20-, 15-year maturities. All securities in the Underlying Index must have a remaining weighted average maturity of at least one year. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be non-convertible. The Underlying Index is market capitalization-weighted and the securities in the Underlying Index are updated on the last business day of each month. As of February 28, 2019, approximately 100% of the bonds represented in the Underlying Index were U.S. agency MBS. Most transactions in MBS occur through standardized contracts for future delivery in which the exact mortgage pools to be delivered are not specified until a few days prior to settlement (to-be-announced (“TBA”) transactions). The fund may enter into such contracts for fixed-rate pass-through securities on a regular basis. The fund, pending settlement of such contracts, will invest its assets in liquid, short-term instruments, including shares of money market funds advised by BFA or its affiliates. The fund will assume its pro rata share of the fees and expenses of any money market fund that it may invest in, in addition to the fund’s own fees and expenses. The fund may also acquire interests in mortgage pools through means other than such standardized contracts for future delivery.

iShares National Muni Bond ETF seeks to track the investment results of an index composed of investment-grade U.S. municipal bonds. The fund seeks to track the investment results of the S&P National AMT-Free Municipal Bond IndexTM (the “Underlying Index”), which measures the performance of the investment-grade segment (as determined by S&P Dow Jones Indices LLC (the “Index Provider” or “SPDJI”)) of the U.S. municipal bond market. As of February 28, 2019, there were 11,912 issues in the Underlying Index. As of February 28, 2019, a significant portion of the Underlying Index is represented by municipal bond issuers in the transportation and utilities industries or sectors. The components of the Underlying Index are likely to change over time. The Underlying Index primarily includes municipal bonds from issuers that are state or local governments or agencies such that the interest on each such bond is exempt from U.S. federal income taxes. Each bond in the Underlying Index must have a rating of at least BBB- by Standard & Poor’s® Global Ratings, a subsidiary of S&P Global, Baa3 by Moody’s Investors Service, Inc., or BBB- by Fitch Ratings, Inc. A bond must be rated by at least one of these three rating agencies in order to qualify for the Underlying Index, and the lowest rating will be used in determining if the bond is investment-grade. Each bond in the Underlying Index must be denominated in U.S. dollars, must be a constituent of an offering where the original offering amount was at least $100 million, and must have a minimum par amount of $25 million, and must not be subject to the federal alternative minimum tax (“AMT”). To remain in the Underlying Index, bonds must maintain a minimum par amount greater than or equal to $25 million as of the next rebalancing date. In addition, each bond must have a minimum term to maturity and/or pre-refunded or call date greater than or equal to one calendar month plus one calendar day to be included in the Underlying Index. The Underlying Index is a market-value weighted index, and the securities in the Underlying Index are updated after the close on the last business day of each month.

iShares Short-Term Corporate Bond ETF seeks to track the investment results of an index composed of U.S. dollar-denominated, investment-grade corporate bonds with remaining maturities between one and five years. The fund seeks to track the investment results of the ICE BofAML 1-5 Year US Corporate Index (the “Underlying Index”), which measures the performance of investment-grade corporate bonds of both U.S. and non-U.S. issuers that are U.S. dollar-denominated and publicly issued in the U.S. domestic market and have a remaining maturity of greater than or equal to one year and less than five years. As of February 28, 2019, there were 3,116 issues in the Underlying Index. As of February 28, 2019, a significant portion of the Underlying Index is represented by securities of companies in the financials industry or sector. The components of the Underlying Index are likely to change over time. The Underlying Index consists of investment-grade corporate bonds of both U.S. and non-U.S. issuers that have a remaining maturity of greater than or equal to one year and less than five years, have been publicly issued in the U.S. domestic market, and have $250 million or more of outstanding face value. ICE Data Indices, LLC deems securities as “investment grade” based on the average rating of Fitch Ratings, Inc. (BBB or better), Moody’s Investors Service, Inc. (Baa or better) and/or Standard & Poor’s® Financial Services LLC, a subsidiary of S&P Global are considered (BBB or better). In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate. Excluded from the Underlying Index are equity-linked securities, securities in legal default, hybrid securitized corporate bonds, Eurodollar bonds (U.S. dollar-denominated securities not issued in the U.S. domestic market), taxable and tax-exempt U.S. municipal securities and dividends-received-deduction-eligible securities. The Underlying Index is market capitalization-weighted, and the securities in the Underlying Index are updated on the last calendar day of each month. Prior to the selection of the Underlying Index on August 1, 2018, the fund tracked the Bloomberg Barclays U.S. 1-3 Year Credit Bond Index. Under normal circumstances, the fund will seek to maintain a weighted average maturity that is less than or equal to three years. Weighted average maturity is a U.S. dollar-weighted average of the remaining term to maturity of the underlying securities in the fund’s portfolio.

iShares Short Treasury Bond ETF seeks to track the investment results of an index composed of U.S. Treasury bonds with remaining maturities between one month and one year. The fund seeks to track the investment results of the ICE U.S. Treasury Short Bond Index (the “Underlying Index”), which measures the performance of public obligations of the U.S. Treasury that have a remaining maturity of equal to or greater than one month and less than one year. As of February 28, 2019, there were 80 issues in the Underlying Index. The Underlying Index consists of publicly-issued U.S. Treasury securities that have a remaining maturity of equal to or greater than one month and less than one year and have $300 million or more of outstanding face value, excluding amounts held by the Federal Reserve System (the “Fed”). In addition, the securities in the Underlying Index must be fixed-rate and denominated in U.S. dollars. Excluded from the Underlying Index are inflation-linked securities, Treasury bills, cash management bills, any government agency debt issued with or without a government guarantee and zero-coupon issues that have been stripped from coupon-paying bonds. The Underlying Index is market value weighted, and the securities in the Underlying Index are updated on the last business day of each month. Under normal circumstances, the fund will seek to maintain a weighted average maturity that is less than three years. Weighted average maturity is a U.S. dollar-weighted average of the remaining term to maturity of the underlying securities in the fund’s portfolio.

iShares TIPS Bond ETF seeks to track the investment results of an index composed of inflation-protected U.S. Treasury bonds. The fund seeks to track the investment results of the Bloomberg Barclays U.S. Treasury Inflation Protected Securities (TIPS)

Index (Series-L) (the “Underlying Index”), which measures the performance of the inflation-protected public obligations of the U.S. Treasury, commonly known as “TIPS.” TIPS are securities issued by the U.S. Treasury that are designed to provide inflation protection to investors. TIPS are income-generating instruments whose interest and principal payments are adjusted for inflation — a sustained increase in prices that erodes the purchasing power of money. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, the consumer price index (“CPI”), and TIPS’ principal payments are adjusted according to changes in the CPI. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. Because of this inflation adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds. The Underlying Index includes all publicly-issued U.S. Treasury inflation-protected securities that have at least one year remaining to maturity, are rated investment-grade (as determined by Bloomberg Index Services Limited (the “Index Provider” or “Bloomberg”)) and have $300 million or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. The Underlying Index is market capitalization-weighted and the securities in the Underlying Index are updated on the last calendar day of each month.

The “S&P 500®,” “S&P National AMT-Free Municipal Bond IndexTM” and “S&P North American Natural Resources IndexTM” are products of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and have been licensed for use by BFA or its affiliates. “Standard & Poor’s®,” “S&P®” and “S&P 500®” are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”), the “S&P North American Natural Resources Sector IndexTM” is a trademark of S&P Dow Jones LLC, a subsidiary of McGraw Hill Financial, Inc., and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by iShares Trust. The iShares Core S&P 500 ETF, iShares National Muni Bond ETF and iShares North American Natural Resources ETF (collectively, the “iShares S&P Funds”) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or their respective affiliates (collectively, “S&P Dow Jones Indices”). None of such parties makes any representation regarding the advisability of investing in such product(s); nor do they have any liability for any errors, omissions, or interruptions of the S&P 500®, S&P National AMT-Free Municipal Bond IndexTM and S&P North American Natural Resources Sector IndexTM (collectively, the “S&P Indexes”).

BLOOMBERG® is a trademark of Bloomberg Finance L.P. and its affiliates (collectively “Bloomberg”). BARCLAYS® is a trademark of Barclays Bank PLC (collectively with its affiliates, “Barclays”), used under license. “Bloomberg Barclays U.S. Aggregate Bond Index,” “Bloomberg Barclays U.S. Fixed Income Balanced Risk Index,” “Bloomberg Barclays U.S. Government/Credit Bond Index,” “Bloomberg Barclays U.S. Intermediate Government/Credit Bond Index,” “Bloomberg Barclays U.S. MBS Index” and “Bloomberg Barclays U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L)” (collectively, the “Bloomberg Barclays Indexes”) are trademarks of Bloomberg and its licensors and have been licensed for use for certain purposes by BFA or its affiliates.

“MSCI,” “MSCI ACWI Diversified Multiple-Factor Index,” “MSCI ACWI Index,” “MSCI Australia Index,” “MSCI Canada Index,” “MSCI Canada Custom Capped Index,” “MSCI EAFE Index,” “MSCI EAFE Minimum Volatility (USD) Index,” “MSCI Emerging Markets Index,” “MSCI Emerging Markets Minimum Volatility (USD) Index,” “MSCI Emerging Markets Small Cap Index,” “MSCI EMU Index,” “MSCI France Index,” “MSCI Germany Index,” “MSCI Japan Index” “MSCI United Kingdom Index,” “MSCI USA Diversified Multiple-Factor Index,” “MSCI USA Enhanced Value Index,” “MSCI USA Index,” “MSCI USA Low Size Index,” “MSCI USA Minimum Volatility (USD) Index,” “MSCI USA Momentum Index,” “MSCI USA Quality Index,” “MSCI USA Risk Weighted Index,” “MSCI USA Sector Neutral Quality Index,” “MSCI USA Small Cap Diversified Multiple-Factor Index,” “MSCI USA Small Cap Index,” “MSCI USA Small Cap Minimum Volatility (USD) Index,” “MSCI USA Value Weighted Index,” “MSCI World ex USA Diversified Multiple-Factor Index,” “MSCI World ex USA Enhanced Value Index,” “MSCI World ex-USA Index,” “MSCI World ex USA Momentum Index,” “MSCI World ex USA Sector Neutral Quality Index,” “MSCI World ex USA Small Cap Diversified Multiple-Factor Index” and “MSCI World ex USA Small Cap Index” are servicemarks and “MSCI EAFE Small Cap Index” (collectively, the “MSCI Indexes”) is a trademark of MSCI Inc. (“MSCI”), and such marks have been licensed for use for certain purposes by BFA and its affiliates. The MSCI Indexes are not sponsored, endorsed, sold, or promoted by MSCI Inc., nor does MSCI Inc. make any representation regarding the advisability of investing in the MSCI Indexes. iShares Edge MSCI Intl Momentum Factor ETF, iShares Edge MSCI Intl Quality Factor ETF, iShares Edge MSCI Intl Value Factor ETF, iShares Edge MSCI Min Vol EAFE ETF, iShares Edge MSCI Min Vol Emerging Markets ETF, iShares Edge MSCI Min Vol USA ETF, iShares Edge MSCI Min Vol USA Small-Cap ETF, iShares Edge MSCI Multifactor Global ETF, iShares Edge MSCI Multifactor Intl ETF, iShares Edge MSCI Multifactor Intl Small-Cap ETF, iShares Edge MSCI Multifactor USA ETF, iShares Edge MSCI Multifactor USA Small-Cap ETF, iShares Edge MSCI USA Momentum Factor ETF, iShares Edge MSCI USA Quality Factor ETF, iShares Edge MSCI USA Size Factor ETF, iShares Edge MSCI USA Value Factor ETF, iShares MSCI Australia ETF, iShares MSCI Canada ETF, iShares MSCI EAFE ETF, iShares MSCI EAFE Small-Cap ETF, iShares MSCI Emerging Markets ETF, iShares MSCI Emerging Markets Small-Cap ETF, iShares MSCI Eurozone ETF, iShares MSCI France ETF, iShares MSCI Germany ETF, iShares MSCI Japan ETF and iShares MSCI United Kingdom ETF (collectively, the “iShares MSCI Funds”) are not sponsored, endorsed, sold or promoted by MSCI nor does MSCI make any representation regarding the advisability of investing in the iShares MSCI Funds.

“Russell,” “Russell Midcap® Index” and “Russell 2000® Index” are registered trademarks of FTSE Russell (“Russell”) and have been licensed for use for certain purposes by BFA or its affiliates.

“J.P. Morgan” and “J.P. Morgan EMBI® Global Core Index” are trademarks of JPMorgan Chase & Co. (“J.P. Morgan”) and have been licensed for use for certain purposes by BFA or its affiliates.

Markit® and iBoxx® are registered trademarks of Markit Group Limited and Markit Indices Limited (“Markit”), respectively, and have been licensed for use for certain purposes by BFA or its affiliates.

“ICE BofAML 1-5 Year US Corporate IndexTM,” “ICE BofAML 5-10 Year US Corporate IndexTM,” “ICE BofAML US Corporate IndexTM” and “ICE U.S. Treasury Bond Index SeriesTM” are trademarks of ICE Data Indices, LLC or its affiliates and have been licensed for use for certain purposes by BFA or its affiliates.

iShares® and BlackRock® are registered trademarks of BFA and its affiliates.

(c) RISKS

This section contains a description of the general risks of investing in the Master Portfolio. As with any fund, there can be no guarantee that the Master Portfolio will meet its investment objective, or that the Master Portfolio’s performance will be positive for any period of time. Investors may lose money investing in the Master Portfolio. An investment in the Master Portfolio is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or government agency. The Master Portfolio allocates and reallocates its assets among a combination of Underlying Funds, real estate-related equity securities and derivatives. Therefore, references to the Master Portfolio in the description of risks below may include the Underlying Funds in which the Master Portfolio invests, as applicable. The order of the below risk factors does not indicate the significance of any particular risk factor.

Principal Risks of the Master Portfolio’s Investment Strategies

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Allocation Risk — The Master Portfolio’s ability to achieve its investment objective depends upon BFA’s skill in determining the Master Portfolio’s strategic asset class allocation and in selecting the best mix of Underlying Funds and direct investments. There is a risk that BFA’s evaluations and assumptions regarding asset classes or Underlying Funds may be incorrect in view of actual market conditions. In addition, there is no guarantee that the Underlying Funds will achieve their investment objectives, and the Underlying Funds’ performance may be lower than the performance of the asset class which they were selected to represent. The Underlying Funds may change their investment objectives or policies without the approval of the Master Portfolio. If an Underlying Fund were to change its investment objective or policies, the Master Portfolio might be forced to withdraw its investment from the Underlying Fund at a disadvantageous time and price. In addition, the asset allocation or the combination of Underlying Funds determined by BFA could result in underperformance as compared to funds with similar investment objectives and strategies.

•	Derivatives Risk — The Master Portfolio’s use of derivatives may increase its costs, reduce the Master Portfolio’s returns and/or increase volatility. Derivatives involve significant risks, including:

Volatility Risk — The Master Portfolio’s use of derivatives may reduce the Master Portfolio’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Master Portfolio’s use of derivatives is that the fluctuations in their values may not correlate with the overall securities markets.

Counterparty Risk — Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation.

Market and Illiquidity Risk — Some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Master Portfolio to sell or otherwise close a derivatives position could expose the Master Portfolio to losses and could make derivatives more difficult for the Master Portfolio to value accurately. The Master Portfolio could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BFA may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Master Portfolio’s derivatives positions to lose value.

Valuation Risk — Valuation may be more difficult in times of market turmoil since many investors and market makers may be reluctant to purchase complex instruments or quote prices for them. Derivatives may also expose the Master Portfolio to greater risk and increase its costs. Certain transactions in derivatives involve substantial leverage risk and may expose the Master Portfolio to potential losses that exceed the amount originally invested by the Master Portfolio.

Hedging Risk — When a derivative is used as a hedge against a position that the Master Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Master Portfolio’s hedging transactions will be effective. The use of hedging may result in certain adverse tax consequences noted below.

Tax Risk — The federal income tax treatment of a derivative may not be as favorable as a direct investment in an underlying asset and may adversely affect the timing, character and amount of income the Master Portfolio realizes from its investments. As a result, a larger portion of the Master Portfolio’s distributions may be treated as ordinary income rather than capital gains. In addition, certain derivatives are subject to mark-to-market or straddle provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). If such provisions are applicable, there could be an increase (or decrease) in the amount of taxable dividends paid by a Feeder Fund. In addition, the tax treatment of certain derivatives, such as swaps, is unsettled and may be subject to future legislation, regulation or administrative pronouncements issued by the Internal Revenue Service (the “IRS”).

Regulatory Risk — Derivative contracts, including, without limitation, swaps, currency forwards and non-deliverable forwards, are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in the United States and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Under the Dodd-Frank Act, certain derivatives are subject to margin requirements and swap dealers are required to collect margin from the Master Portfolio with respect to such derivatives. Specifically, regulations are now in effect that require swap dealers to post and collect variation margin (comprised of specified liquid instruments and subject to a required haircut) in connection with trading of over-the-counter (“OTC”) swaps with the Master Portfolio. Shares of investment companies (other than certain money market funds) may not be posted as collateral under these regulations. Requirements for posting of initial margin in connection with OTC swaps will be phased-in through 2020. In addition, regulations adopted by global prudential regulators that are now in effect require certain bank-regulated counterparties and certain of their affiliates to include in certain financial contracts, including many derivatives contracts, terms that delay or restrict the rights of counterparties, such as the Master Portfolio, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. The implementation of these requirements with respect to derivatives, as well as regulations under the Dodd-Frank Act regarding clearing, mandatory trading and margining of other derivatives, may increase the costs and risks to the Master Portfolio of trading in these instruments and, as a result, may affect returns to investors in the Master Portfolio.

Future regulatory developments may impact the Master Portfolio’s ability to invest or remain invested in certain derivatives. Legislation or regulation may also change the way in which the Master Portfolio itself is regulated. BFA cannot predict the effects of any new governmental regulation that may be implemented on the ability of the Master Portfolio to use swaps or any other financial derivative product, and there can be no assurance that any new governmental regulation will not adversely affect the Master Portfolio’s ability to achieve its investment objective.

Risks Specific to Certain Derivatives Used by the Master Portfolio

Swaps — Swap agreements, including total return swaps that may be referred to as contracts for difference, are two-party contracts entered into for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which can be adjusted for an interest factor. Swap agreements involve the risk that the party with whom the Master Portfolio has entered into the swap will default on its obligation to pay the Master Portfolio and the risk that the Master Portfolio will not be able to meet its obligations to pay the other party to the agreement. Swap agreements may also involve the risk that there is an imperfect correlation between the return on the Master Portfolio’s obligation to its counterparty and the return on the referenced asset. In addition, swap agreements are subject to market and illiquidity risk, leverage risk and hedging risk.

Credit Default Swaps — Credit default swaps may have as reference obligations one or more securities that are not currently held by the Master Portfolio. The protection “buyer” may be obligated to pay the protection “seller” an upfront payment or a periodic stream of payments over the term of the contract, provided generally that no credit event on a reference obligation has occurred. Credit default swaps involve special risks in addition to those mentioned above because they are difficult to value, are highly susceptible to illiquid investments risk and credit risk, and generally pay a return to the party that has paid the premium only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty).

Forward Foreign Currency Exchange Contracts — Forward foreign currency exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Forward foreign currency exchange contracts do not eliminate fluctuations in the value of non-U.S. securities but rather allow the Master Portfolio to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.

Futures — Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. The primary risks associated with the use of futures contracts and options are: (a) the imperfect correlation between the change in market value of the instruments held by the Master Portfolio and the price of the futures contract or option; (b) the possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the investment adviser’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

Options — An option is an agreement that, for a premium payment or fee, gives the option holder (the purchaser) the right but not the obligation to buy (a “call option”) or sell (a “put option”) the underlying asset (or settle for cash in an amount based on an underlying asset, rate, or index) at a specified price (the “exercise price”) during a period of time or on a specified date. Investments in options are considered speculative. When the Master Portfolio purchases an option, it may lose the total premium paid for it if the price of the underlying security or other assets decreased, remained the same or failed to increase to a level at or beyond the exercise price (in the case of a call option) or increased, remained the same or failed to decrease to a level at or below the exercise price (in the case of a put option). If a put or call option purchased by the Master Portfolio were permitted to expire without being sold or exercised, its premium would represent a loss to the Master Portfolio. To the extent that the Master Portfolio writes or sells an option, if the decline or increase in the underlying asset is significantly below or above the exercise price of the written option, the Master Portfolio could experience a substantial loss.

Commodity-Linked Derivatives — The value of a commodity-linked derivative investment typically is based upon the price movements of a commodity, a commodity futures contract or commodity index, or some other readily measurable economic variable. The value of commodity-linked derivative instruments may be affected by changes in overall market movements, volatility of the underlying benchmark, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic, political and regulatory developments. The value of commodity-linked derivatives will rise or fall in response to changes in the underlying commodity or related index. Investments in commodity-linked derivatives may be subject to greater volatility than non-derivative based investments. A highly liquid secondary market may not exist for certain commodity-linked derivatives, and there can be no assurance that one will develop.

Commodity-linked derivatives also may be subject to credit and interest rate risks that in general affect the values of fixed-income securities. Therefore, at maturity, the Master Portfolio may receive more or less principal than it originally invested. The Master Portfolio might receive interest payments that are more or less than the stated coupon interest payments.

In connection with the Master Portfolio’s direct and indirect investments in commodity-linked derivatives, the Master Portfolio will attempt to manage its counterparty exposure so as to limit its exposure to any one counterparty. However, due to the limited number of entities that may serve as counterparties (and which the Master Portfolio believes are creditworthy) at any one time the Master Portfolio may enter into swap agreements with a limited number of counterparties and may invest in commodity-linked notes issued by a limited number of issuers that will act as counterparties, which may increase the Master Portfolio’s exposure to counterparty credit risk. There can be no assurance that the Master Portfolio will be able to limit exposure to any one counterparty at all times.

Commodity-Linked Notes — Commodity-linked notes involve substantial risks, including the risk of loss of a significant portion of their principal value. In addition to commodity risk and general derivatives risk, they may be subject to additional special risks, such as risk of loss of interest and principal, lack of secondary market and risk of greater volatility, that do not affect traditional equity and debt securities.

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Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by the Master Portfolio could decline if the financial condition of the companies the Master Portfolio invests in declines or if overall market and economic conditions deteriorate. The value of equity securities may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, the value may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

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Investment Style Risk — Under certain market conditions, growth investments have performed better during the later stages of economic expansion and value investments have performed better during periods of economic recovery. Therefore, these investment styles may over time go in and out of favor. At times when an investment style used by the Master Portfolio is out of favor, the Master Portfolio may underperform other funds that use different investment styles.

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Investments in Underlying Funds Risk — The Master Portfolio invests a portion of its assets in Underlying Funds, so the Master Portfolio’s investment performance is directly related to the performance of the Underlying Funds. The Master Portfolio’s net asset value will change with changes in the value of the Underlying Funds and other securities in which it invests. An investment in the Master Portfolio will entail more direct and indirect costs and expenses than a direct investment in the Underlying Funds. For example, the Master Portfolio indirectly pays a portion of the expenses (including operating expenses and management fees) incurred by the Underlying Funds. Additionally, in managing the Master Portfolio, BFA will have the authority to select and substitute Underlying Funds and BFA may be subject to potential conflicts of interest in selecting Underlying Funds because the fees paid to BFA or its affiliates by some Underlying Funds are higher than the fees paid by other Underlying Funds.

One Underlying Fund may buy the same securities that another Underlying Fund sells. Also, an investor in the Master Portfolio may receive taxable gains from portfolio transactions by an Underlying Fund, as well as taxable gains from transactions in shares of the Underlying Fund by the Master Portfolio. Certain of the Underlying Funds may hold common portfolio securities, thereby reducing the diversification benefits of the Master Portfolio.

In order to minimize expenses, the Master Portfolio intends generally to invest in the class of shares of each Underlying Fund with the lowest shareholder fees and net fund operating expenses. As the Underlying Funds or the Master Portfolio’s allocations among the Underlying Funds change from time to time, or to the extent that the expense ratio of the Underlying Funds changes, the weighted average operating expenses borne by the Master Portfolio may increase or decrease.

Underlying iShares Funds are subject to additional risks due to their shares being listed and traded on securities exchanges. The per share net asset value of an ETF is calculated at the end of each business day and fluctuates with changes in the market value of the ETF’s holdings since the most recent calculation. The trading prices of an ETF’s shares fluctuate continuously throughout trading hours based on market supply and demand rather than net asset value. The trading prices of an ETF’s shares may deviate significantly from net asset value during periods of market volatility. Any of these factors may lead to an ETF’s shares trading at a premium or discount to net asset value. However, because shares can be created and redeemed in creation units, which are aggregated blocks of shares that authorized participants who have entered into agreements with the ETF’s distributor can purchase or redeem directly from the ETF, at net asset value (unlike shares of many closed-end funds, which frequently trade at appreciable discounts from, and sometimes at premiums to, their net asset values), large discounts or premiums to the net asset value of an ETF are not likely to be sustained over the long-term. While the creation/redemption feature is designed to make it likely that an ETF’s shares normally trade on exchanges at prices close to the ETF’s next calculated net asset value, exchange prices are not expected to correlate exactly with an ETF’s net asset value due to timing reasons as well as market supply and demand factors. In addition, disruptions to creations and redemptions or the existence of extreme market volatility may result in trading prices that differ significantly from net asset value. If a shareholder purchases at a time when the market price is at a premium to the net asset value or sells at a time when the market price is at a discount to the net asset value, the shareholder may sustain losses.

There can be no assurance that an active trading market for these particular ETFs will develop or be maintained. Trading in ETFs may be halted because of market conditions or for reasons that, in the view of the listing exchange, make trading in ETFs inadvisable. In addition, trading in ETFs is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules. There can be no assurance that the requirements necessary to maintain the listing of ETFs will continue to be met or will remain unchanged.

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Leverage Risk — Some transactions may give rise to a form of economic leverage. These transactions may include, among others, derivatives, and may expose the Master Portfolio to greater risk and increase its costs. As an open-end investment company registered with the SEC, the Master Portfolio is subject to the federal securities laws, including the Investment Company Act, the rules thereunder, and various SEC and SEC staff interpretive positions. In accordance with these laws, rules and positions, the Master Portfolio must “set aside” liquid assets (often referred to as “asset segregation”), or engage in other SEC- or staff-approved measures, to “cover” open positions with respect to certain kinds of instruments. The use of leverage may cause the Master Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet any required asset segregation requirements. Increases and decreases in the value of the Master Portfolio’s portfolio will be magnified when the Master Portfolio uses leverage.

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Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Master Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Master Portfolio management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

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Real Estate-Related Securities Risk — The main risk of real estate-related securities is that the value of the underlying real estate may go down. Many factors may affect real estate values. These factors include both the general and local economies, vacancy rates, tenant bankruptcies, the ability to re-lease space under expiring leases on attractive terms, the amount of new construction in a particular area, the laws and regulations (including zoning, environmental and tax laws) affecting real estate and the costs of owning, maintaining and improving real estate. The availability of mortgage financing and changes in interest rates may also affect real estate values. If the Master Portfolio’s real estate-related investments are concentrated in one geographic area or in one property type, the Master Portfolio will be particularly subject to the risks associated with that area or property type. Many issuers of real estate-related securities are highly leveraged, which increases the risk to holders of such securities. The value of the securities the Master Portfolio buys will not necessarily track the value of the underlying investments of the issuers of such securities.

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REIT Investment Risk — In addition to the risks facing real estate-related securities, such as a decline in property values due to increasing vacancies, a decline in rents resulting from unanticipated economic, legal or technological developments or a decline in the price of securities of real estate companies due to a failure of borrowers to pay their loans or poor management, investments in REITs involve unique risks. REITs may have limited financial resources, may trade less frequently and in limited volume, may engage in dilutive offerings of securities and may be more volatile than other securities. REIT issuers may also fail to maintain their exemptions from investment company registration or fail to qualify for the “dividends paid deduction” under the Internal Revenue Code, which allows REITs to reduce their corporate taxable income for dividends paid to their shareholders. Ordinary REIT dividends received by a Feeder Fund and distributed to a Feeder Fund’s shareholders will generally be taxable as ordinary income and will not constitute “qualified dividend income.” However, for tax years beginning after December 31, 2017 and before January 1, 2026, a non-corporate taxpayer who is a direct REIT shareholder may claim a 20% “qualified business income” deduction for ordinary REIT dividends, and proposed regulations issued in January 2019, on which taxpayers may currently rely, permit a regulated investment company to report dividends as eligible for this deduction to the extent the regulated investment company’s income is derived from ordinary REIT dividends (reduced by allocable regulated investment company expenses). A shareholder may treat the dividends as such provided the regulated investment company and the shareholder satisfy applicable holding period requirements.

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Retirement Income Risk — The Master Portfolio does not provide a guarantee that sufficient capital appreciation will be achieved to provide adequate income at and through retirement. The Master Portfolio also does not ensure that you will have assets in your account sufficient to cover your retirement expenses or that you will have enough saved to be able to retire in the target year identified in the Master Portfolio’s name; this will depend on the amount of money you have invested in the Master Portfolio, the length of time you have held your investment, the returns of the markets over time, the amount you spend in retirement, and your other assets and income sources.

Principal Risks of the Underlying Funds

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Concentration Risk — To the extent that the Master Portfolio is concentrated in the securities of companies, a particular market, industry, group of industries, sector or asset class, country, region or group of countries, the Master Portfolio may be adversely affected by the performance of those securities, may be subject to increased price volatility and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that market, industry, group of industries, sector or asset class, country, region or group of countries.

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Convertible Securities Risk — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risks that apply to the underlying common stock.

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Emerging Markets Risk — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets may include those in countries considered emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Master Portfolio could lose the entire value of its investments in the affected market. Some countries have pervasive corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Master Portfolio’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests.

Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. Many emerging markets do not have income tax treaties with the United States, and as a result, investments by the Master Portfolio may be subject to higher withholding taxes in such countries. In addition, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Master Portfolio will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. The Master Portfolio would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

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Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Master Portfolio will lose money. In particular, the Master Portfolio is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Master Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Certain Risks of Holding Master Portfolio Assets Outside the United States — The Master Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Master Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Master Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Master Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Master Portfolio than for investment companies invested only in the United States.

Currency Risk — Securities and other instruments in which the Master Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Master Portfolio’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Master Portfolio’s ability to purchase or sell foreign securities or transfer the Master Portfolio’s assets or income back into the United States, or otherwise adversely affect the Master Portfolio’s operations.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Master Portfolio’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Master Portfolio’s investments.

Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Master Portfolio to vote proxies, exercise interestholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Master Portfolio management to completely and accurately determine a company’s financial condition.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Master Portfolio to carry out transactions. If the Master Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Master Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Master Portfolio could be liable for any losses incurred.

European Economic Risk — The European financial markets have recently experienced volatility and adverse trends due to concerns about economic downturns in, or rising government debt levels of, several European countries. These events may spread to other countries in Europe. These events may affect the value and liquidity of certain of the Master Portfolio’s investments.

Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not work, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets and asset valuations around the world. In addition, the United Kingdom has voted to withdraw from the European Union, and one or more other countries may withdraw from the European Union and/or abandon the Euro, the common currency of the European Union. The impact of these actions, especially if they occur in a disorderly fashion, is not clear but could be significant and far reaching.

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Geographic Concentration Risk — From time to time the Master Portfolio may invest a substantial amount of its assets in issuers located in a single country or a limited number of countries. If the Master Portfolio concentrates its investments in this manner, it assumes the risk that economic, political and social conditions in those countries will have a significant impact on its investment performance. The Master Portfolio’s investment performance may also be more volatile if it concentrates its investments in certain countries, especially emerging market countries.

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Index Fund Risk — An index fund has operating and other expenses while an index does not. As a result, while an Underlying Fund that is an index fund will attempt to track its underlying index as closely as possible, it will tend to underperform the underlying index to some degree over time. If an index fund is properly correlated to its stated index, the fund will perform poorly when the index performs poorly.

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Index-Related Risk — An Underlying Fund that is an index fund may seek to achieve a return that corresponds generally to the price and yield performance, before fees and expenses, of the applicable underlying index as published by its index provider. There is no assurance that an index provider or any agents that may act on its behalf will compile an underlying index accurately, or that an underlying index will be determined, composed or calculated accurately. While the index providers provide descriptions of what the applicable underlying index is designed to achieve, neither the index providers nor their agents provide any warranty or accept any liability in relation to the quality, accuracy or completeness of an underlying index or its related data, and they do not guarantee that an underlying index will be in line with its index provider’s methodology. BFA does not provide any warranty or guarantee against an index provider’s or any agent’s errors. Errors in respect of the quality, accuracy and completeness of the data used to compile an underlying index may occur from time to time and may not be identified and corrected by an index provider for a period of time or at all, particularly where the indices are less commonly used as benchmarks by funds or managers. For example, during a period where an underlying index contains incorrect constituents, an Underlying Fund would have market exposure to such constituents and would be underexposed to the underlying index’s other constituents. Such errors may negatively or positively impact the Underlying Fund and its shareholders. Interestholders should understand that any gains from index provider errors will be kept by the Underlying Fund and its shareholders and any losses or costs resulting from index provider errors will be borne by the Underlying Fund and its shareholders.

Apart from scheduled rebalances, an index provider or its agents may carry out additional ad hoc rebalances to an underlying index in order, for example, to correct an error in the selection of index constituents. When an underlying index is rebalanced and the Underlying Fund in turn rebalances its portfolio to attempt to increase the correlation between the Underlying Fund’s portfolio and the underlying index, any transaction costs and market exposure arising from such portfolio rebalancing will be borne directly by the Underlying Fund and its shareholders. Unscheduled rebalances to an underlying index may expose an Underlying Fund to additional tracking error risk, which is the risk that the Underlying Fund’s returns may not track those of the underlying index. Therefore, errors and additional ad hoc rebalances carried out by an index provider or its agents to an underlying index may increase the costs to and the tracking error risk of an Underlying Fund.

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Management Risk — An Underlying Fund that is an index fund may not fully replicate its underlying index and may hold securities not included in its underlying index. As a result, an Underlying Fund that is an index fund is subject to the risk that its investment manager’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

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Mid Cap Securities Risk — The securities of mid cap companies generally trade in lower volumes and are generally subject to greater and less predictable price changes than the securities of larger capitalization companies.

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Passive Investment Risk — Because BFA does not select individual companies in the underlying indexes for certain Underlying Funds that are index funds, those Underlying Funds may hold securities of companies that present risks that an investment adviser researching individual securities might seek to avoid.

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Preferred Securities Risk — Preferred securities may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies.

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Purchase and Sale Contracts Risk — If the other party to a purchase and sale contract defaults on its obligation under the agreement, the Master Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value of the security declines, the Master Portfolio may lose money.

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Representative Sampling Risk — Representative sampling is a method of indexing that involves investing in a representative sample of securities that collectively have a similar investment profile to the index and resemble the index in terms of risk factors and other key characteristics. An Underlying Fund that is an index fund may or may not hold every security in the index. When an Underlying Fund deviates from a full replication indexing strategy to utilize a representative sampling strategy, the Underlying Fund is subject to an increased risk of tracking error, in that the securities selected in the aggregate for the Underlying Fund may not have an investment profile similar to those of its index.

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Reverse Repurchase Agreements Risk — Reverse repurchase agreements involve the sale of securities held by the Master Portfolio with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Reverse repurchase agreements involve the risk that the other party may fail to return the securities in a timely manner or at all. The Master Portfolio could lose money if it is unable to recover the securities and the value of the collateral held by the Master Portfolio, including the value of the investments made with cash collateral, is less than the value of the securities. These events could also trigger adverse tax consequences to the Master Portfolio.

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Small Cap and Emerging Growth Securities Risk — Small cap or emerging growth companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails or there are other adverse developments, or if management changes, the Master Portfolio’s investment in a small cap or emerging growth company may lose substantial value. In addition, it is more difficult to get information on smaller companies, which tend to be less well known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts.

The securities of small cap and emerging growth companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the market as a whole. In addition, small cap and emerging growth securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in small cap and emerging growth securities requires a longer term view.

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Tracking Error Risk — Tracking error is the divergence of the performance of an Underlying Fund that is an index fund from the performance of its underlying index. Tracking error may occur because of differences between the securities and other instruments held in an Underlying Fund’s portfolio and those included in its underlying index, pricing differences (including, as applicable, differences between a security’s price at the local market close and an Underlying Fund’s valuation of a security at the time of calculation of an Underlying Fund’s net asset value), differences in transaction costs, an Underlying Fund’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, changes to an underlying index or the costs to an Underlying Fund of complying with various new or existing regulatory requirements. This risk may be heightened during times of increased market volatility or other unusual market conditions. Tracking error also may result because an Underlying Fund incurs fees and expenses, while its underlying index does not.

Other Risks of Investing in the Master Portfolio

The Master Portfolio may also be subject to certain other non-principal risks associated with its investments and investment strategies, including:

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Borrowing Risk — Borrowing may exaggerate changes in the net asset value of Master Portfolio interests and in the return on the Master Portfolio’s portfolio. Borrowing will cost the Master Portfolio interest expense and other fees. The costs of borrowing may reduce the Master Portfolio’s return. Borrowing may cause the Master Portfolio to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

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Cyber Security Risk — Failures or breaches of the electronic systems of the Master Portfolio, the Master Portfolio’s adviser, distributor, and other service providers, or the issuers of securities in which the Master Portfolio invests have the ability to cause disruptions and negatively impact the Master Portfolio’s business operations, potentially resulting in financial losses to the Master Portfolio and its interestholders. While the Master Portfolio has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Master Portfolio cannot control the cyber security plans and systems of the Master Portfolio’s service providers or issuers of securities in which the Master Portfolio invests.

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Expense Risk — Master Portfolio expenses are subject to a variety of factors, including fluctuations in the Master Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Master Portfolio’s net assets decrease due to market declines or redemptions, the Master Portfolio’s expenses will increase as a percentage of Master Portfolio net assets. During periods of high market volatility, these increases in the Master Portfolio’s expense ratio could be significant.

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High Portfolio Turnover Risk — The Master Portfolio may engage in active and frequent trading of its portfolio securities. High portfolio turnover (more than 100%) may result in increased transaction costs to the Master Portfolio, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of Master Portfolio portfolio securities may result in the realization and/or distribution to interestholders of higher capital gains or losses as compared to a fund with less active trading policies. These effects of higher than normal portfolio turnover may adversely affect Master Portfolio performance.

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Illiquid Investments Risk — The Master Portfolio may invest up to an aggregate amount of 15% of its net assets in illiquid investments. An illiquid investment is any investment that the Master Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. The Master Portfolio’s illiquid investments may reduce the returns of the Master Portfolio because it may be difficult to sell the illiquid investments at an advantageous time or price. An investment may be illiquid due to, among other things, the reduced number and capacity of traditional market participants to make a market in fixed-income securities or the lack of an active trading market. To the extent that the Master Portfolio’s principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Master Portfolio will tend to have the greatest exposure to the risks associated with illiquid investments. Liquid investments may become illiquid after purchase by the Master Portfolio, particularly during periods of market turmoil. Illiquid investments may be harder to value, especially in changing markets, and if the Master Portfolio is forced to sell these investments to meet redemption requests or for other cash needs, the Master Portfolio may suffer a loss. This may be magnified in a rising interest rate environment or other circumstances where investor redemptions from fixed-income mutual funds may be higher than normal. In addition, when there is illiquidity in the market for certain securities, the Master Portfolio, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

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Money Market Securities Risk — If market conditions improve while the Master Portfolio has invested some or all of its assets in high quality money market securities, this strategy could result in reducing the potential gain from the market upswing, thus reducing the Master Portfolio’s opportunity to achieve its investment objective.

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Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Master Portfolio may lose money and there may be a delay in recovering the loaned securities. The Master Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for a Feeder Fund.

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Valuation Risk — The price the Master Portfolio could receive upon the sale of any particular portfolio investment may differ from the Master Portfolio’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Master Portfolio, and the Master Portfolio could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. Pricing services that value fixed-income securities generally utilize a range of market-based and security-specific inputs and assumptions, as well as considerations about general market conditions, to establish a price. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but may be held or transactions may be conducted in such securities in smaller, odd lot sizes. Odd lots may trade at lower prices than institutional round lots. The Master Portfolio’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

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Treasury Obligations Risk — Direct obligations of the U.S. Treasury have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities may vary during the period shareholders own shares of the Master Portfolio.

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U.S. Government Obligations Risk — Not all U.S. Government securities are backed by the full faith and credit of the United States. Obligations of certain agencies, authorities, instrumentalities and sponsored enterprises of the U.S. Government are backed by the full faith and credit of the United States (e.g., the Government National Mortgage Association); other obligations are backed by the right of the issuer to borrow from the U.S. Treasury (e.g., the Federal Home Loan Banks) and others are supported by the discretionary authority of the U.S. Government to purchase an agency’s obligations. Still others are backed only by the credit of the agency, authority, instrumentality or sponsored enterprise issuing the obligation. No assurance can be given that the U.S. Government would provide financial support to any of these entities if it is not obligated to do so by law.

Other Risks of Investing in the Underlying Funds

The Underlying Funds may also be subject to certain other non-principal risks associated with their investments and investment strategies, including:

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Commodities Related Investments Risk — Exposure to the commodities markets may subject the Master Portfolio to greater volatility than investments in traditional securities. The value of commodity-linked derivative investments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments.

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Depositary Receipts Risk — Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted. In addition to investment risks associated with the underlying issuer, depositary receipts expose the Master Portfolio to additional risks associated with the non-uniform terms that apply to depositary receipt programs, credit exposure to the depository bank and to the sponsors and other parties with whom the depository bank establishes the programs, currency risk and the risk of an illiquid market for depositary receipts. The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts.

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Master Limited Partnerships Risk — The common units of a MLP are listed and traded on U.S. securities exchanges and their value fluctuates predominantly based on prevailing market conditions and the success of the MLP. Unlike owners of common stock of a corporation, owners of common units have limited voting rights and have no ability to annually elect directors. In the event of liquidation, common units have preference over subordinated units, but not over debt or preferred units, to the remaining assets of the MLP.

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“New Issues” Risk — “New issues” are IPOs of equity securities. Investments in companies that have recently gone public have the potential to produce substantial gains for the Master Portfolio. However, there is no assurance that the Master Portfolio will have access to profitable IPOs and therefore investors should not rely on these past gains as an indication of future performance. The investment performance of the Master Portfolio during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Master Portfolio is able to do so. In addition, as the Master Portfolio increases in size, the impact of IPOs on the Master Portfolio’s performance will generally decrease. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the IPO. When an IPO is brought to the market, availability may be limited and the Master Portfolio may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like.

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Repurchase Agreements Risk — If the other party to a repurchase agreement defaults on its obligation under the agreement, the Master Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value of the security declines, the Master Portfolio may lose money.

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Rights Risk — The failure to exercise subscription rights to purchase common stock would result in the dilution of the Master Portfolio’s interest in the issuing company. The market for such rights is not well developed, and, accordingly, the Master Portfolio may not always realize full value on the sale of rights.

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Short Sales Risk — Because making short sales in securities that it does not own exposes the Master Portfolio to the risks associated with those securities, such short sales involve speculative exposure risk. The Master Portfolio will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Master Portfolio replaces the security sold short. The Master Portfolio will realize a gain if the security declines in price between those dates. As a result, if the Master Portfolio makes short sales in securities that increase in value, it will likely underperform similar funds that do not make short sales in securities they do not own. There can be no assurance that the Master Portfolio will be able to close out a short sale position at any particular time or at an acceptable price. Although the Master Portfolio’s gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. The Master Portfolio may also pay transaction costs and borrowing fees in connection with short sales.

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Standby Commitment Agreements Risk — Standby commitment agreements involve the risk that the security the Master Portfolio buys will lose value prior to its delivery to the Master Portfolio and will no longer be worth what the Master Portfolio has agreed to pay for it. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security. In this case, the Master Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

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Warrants Risk — If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Master Portfolio will lose any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

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When-Issued and Delayed Delivery Securities and Forward Commitments Risk — When-issued and delayed delivery securities and forward commitments involve the risk that the security the Master Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Master Portfolio may lose both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

Investment in a Particular Geographic Region or Country Risks

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Canada — Investments in Canadian issuers may subject the Master Portfolio to economic risk specific to Canada. Among other things, the Canadian economy is heavily dependent on relationships with certain key trading partners, including the United States and China. The Canadian economy is sensitive to fluctuations in certain commodity markets.

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China — Investment in Chinese securities subjects the Master Portfolio to risks specific to China. China may be subject to considerable degrees of economic, political and social instability. China is an emerging market and demonstrates significantly higher volatility from time to time in comparison to developed markets. Over the last few decades, the Chinese government has undertaken reform of economic and market practices and has expanded the sphere of private ownership of property in China. The market for A-shares, which are equity securities of companies domiciled in China that trade on the Shanghai Stock Exchange and the Shenzhen Stock Exchange, has a higher propensity for trading suspensions than many other global equity markets. Trading suspensions in certain stocks could lead to greater market execution risk and costs for the Master Portfolio. The Chinese markets generally continue to experience inefficiency, volatility and pricing anomalies resulting from governmental influence, a lack of publicly available information and/or political and social instability. Internal social unrest or confrontations with other neighboring countries, including military conflicts in response to such events, may also disrupt economic development in China and result in a greater risk of currency fluctuations, currency non-convertibility, interest rate fluctuations and higher rates of inflation. China has experienced security concerns, such as terrorism and strained international relations. Incidents involving China’s or the region’s security may cause uncertainty in the Chinese markets and may adversely affect the Chinese economy and the Master Portfolio’s investments. Export growth continues to be a major driver of China’s rapid economic growth. Reduction in spending on Chinese products and services, institution of tariffs or other trade barriers or a downturn in any of the economies of China’s key trading partners may have an adverse impact on the Chinese economy. The current political climate has intensified concerns about a potential trade war between China and the United States, as each country has recently imposed tariffs on the other country’s products. These actions may trigger a significant reduction in international trade, the oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies and/or large segments of China’s export industry, which could have a negative impact on the Master Portfolio’s performance. Events such as these and their consequences are difficult to predict and it is unclear whether further tariffs may be imposed or other escalating actions may be taken in the future.

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France — The Master Portfolio’s investment in French issuers subjects the Master Portfolio to legal, regulatory, political, currency, security, and economic risks specific to France. Recently, new concerns emerged with respect to the economic outlook for certain European Union countries, including France. External demand for French exports is expected to be negatively impacted by the United Kingdom’s resolution to leave the European Union. As a result, the French economy may experience adverse trends due to concerns about a prolonged economic downturn, potential weakness in exports, high rates of unemployment and rising government debt levels. Secessionist movements, such as the Catalan movement in Spain, may have an adverse effect on the French economy. The French economy is dependent on agricultural exports, and as a result, is susceptible to fluctuations in demand for agricultural products. France has experienced several terrorist attacks over the past several years, creating a climate of insecurity that has been detrimental to tourism.

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Germany — The Master Portfolio’s investment in German issuers subjects the Master Portfolio to legal, regulatory, political, currency, security, and economic risks specific to Germany. Recently, new concerns have emerged in relation to the economic health of the European Union (the “EU”), which have led to downward pressure on the earnings of certain financial institutions, including German financial services companies. Secessionist movements, such as the Catalan movement in Spain, may have an adverse effect on the German economy. Germany has an export dependent economy and therefore relies heavily on trade with key trading partners, including the Netherlands, China, the U.S., the United Kingdom, France, Italy and other European countries. Germany is dependent on the economies of these other countries, and any change in the price or demand for German exports may have an adverse impact on its economy.

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India — India is an emerging market and demonstrates significantly higher volatility from time to time in comparison to more developed markets. Political and legal uncertainty, greater government control over the economy, currency fluctuations or blockage and the risk of nationalization or expropriation of assets may offer higher potential for losses.

Moreover, governmental actions can have a significant effect on the economic conditions in India, which could adversely affect the value and liquidity of investments. The securities industries in India are comparatively underdeveloped, and stockbrokers and other intermediaries may not perform as well as their counterparts in the United States and other more developed securities markets. The limited liquidity of the Indian securities markets may also affect the Master Portfolio’s ability to acquire or dispose of securities at the price and time that it desires.

Global factors and foreign actions may inhibit the flow of foreign capital on which India is dependent to sustain its growth. In addition, the Reserve Bank of India (“RBI”) has imposed limits on foreign ownership, which may decrease the liquidity of the Master Portfolio’s portfolio and result in extreme volatility in the prices of Indian securities. These factors, coupled with the lack of extensive accounting, auditing and financial reporting standards and practices, as applicable in the United States, may increase the risk of loss.

Further, certain Indian regulatory approvals, including approvals from the Securities and Exchange Board of India, the central government and the tax authorities (to the extent that tax benefits need to be utilized), may be required before the Master Portfolio can make investments in Indian companies. Furthermore, the Master Portfolio may require the prior approvals of the Foreign Investment Promotion Board of the Ministry of Finance of the government of India and the RBI for them to invest in certain Indian companies operating in specified sectors or beyond certain specified investment limit ceilings. There is a risk that these approvals may not be given or cancelled at a later point in time, during the life cycle of the Master Portfolio.

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Japan — There are special risks associated with investments in Japan. Because the Master Portfolio may invest in Japan, the value of the Master Portfolio’s interests may vary widely in response to political and economic factors affecting companies in Japan. Political, social or economic disruptions in Japan or in other countries in the region may adversely affect the values of Japanese securities and thus the Master Portfolio’s holdings. Additionally, since securities in Japan are denominated and quoted in yen, the value of the Master Portfolio’s Japanese securities as measured in U.S. dollars may be affected by fluctuations in the value of the Japanese yen relative to the U.S. dollar. Japanese securities are also subject to the more general risks associated with foreign securities, which are discussed above.

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Russia — Because of the recent formation of the Russian securities markets, the underdeveloped state of Russia’s banking and telecommunication system and the legal and regulatory framework in Russia, settlement, clearing and registration of securities transactions are subject to additional risks. Prior to 2013, there was no central registration system for equity share registration in Russia and registration was carried out either by the issuers themselves or by registrars located throughout Russia. These registrars may not have been subject to effective state supervision or licensed with any governmental entity. In 2013, Russia established the National Settlement Depository (“NSD”) as a recognized central securities depository, and title to Russian equities is now based on the records of the NSD and not on the records of the local registrars. The implementation of the NSD is generally expected to decrease the risk of loss in connection with recording and transferring title to securities; however, loss may still occur. Additionally, issuers and registrars remain prominent in the validation and approval of documentation requirements for corporate action processing in Russia, and there remain inconsistent market standards in the Russian market with respect to the completion and submission of corporate action elections. To the extent that the Master Portfolio suffers a loss relating to title or corporate actions relating to its portfolio securities, it may be difficult for the Master Portfolio to enforce its rights or otherwise remedy the loss. In addition, Russia also may attempt to assert its influence in the region through economic or even military measures, as it did with Georgia in the summer of 2008 and the Ukraine in 2014. Such measures may have an adverse effect on the Russian economy, which may, in turn, negatively impact the Master Portfolio.

The United States and the Monetary Union of the European Union, along with the regulatory bodies of a number of countries including Japan, Australia, Norway, Switzerland and Canada (collectively, the “Sanctioning Bodies”), have imposed economic sanctions on certain Russian individuals and Russian corporate entities. The Sanctioning Bodies could also institute broader sanctions on Russia. These sanctions, or even the threat of further sanctions, may result in the decline of the value and liquidity of Russian securities, a weakening of the ruble or other adverse consequences to the Russian economy. These sanctions could also result in the immediate freeze of Russian securities and/or funds invested in prohibited assets, impairing the ability of a Master Portfolio to buy, sell, receive or deliver those securities and/or assets. Sanctions could also result in Russia taking counter measures or retaliatory actions which may further impair the value and liquidity of Russian securities.

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United Kingdom — Investment in United Kingdom issuers may subject the Master Portfolio to regulatory, political, currency, security, and economic risks specific to the United Kingdom. The United Kingdom’s economy relies heavily on the export of financial services to the United States and other European countries. A prolonged slowdown in the financial services sector may have a negative impact on the United Kingdom’s economy. In the past, the United Kingdom has been a target of terrorism. Acts of terrorism in the United Kingdom or against United Kingdom interests may cause uncertainty in the United Kingdom’s financial markets and adversely affect the performance of the issuers to which the Master Portfolio has exposure. In a referendum held on June 23, 2016, the United Kingdom resolved to leave the European Union. The referendum may introduce significant new uncertainties and instability in the financial markets as the United Kingdom negotiates its exit from the European Union. The United Kingdom’s economy, along with certain other EU economies, experienced a significant economic slowdown during the financial crisis that began in 2007.

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United States — The Master Portfolio may have significant exposure to U.S. issuers. A decrease in imports or exports, changes in trade regulations and/or an economic recession in the United States may have a material adverse effect on the U.S. economy and the securities listed on U.S. exchanges. Policy and legislative changes in the United States are changing many aspects of financial and other regulation and may have a significant effect on the U.S. markets generally, as well as the value of certain securities. In addition, a continued rise in the U.S. public debt level or U.S. austerity measures may adversely affect U.S. economic growth and the securities to which the Master Portfolio has exposure.

Investment in a Particular Market Segment Risks

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Consumer Discretionary Sector Risk — The consumer discretionary sector may be affected by changes in domestic and international economies, exchange and interest rates, competition, consumers’ disposable income, consumer preferences, social trends and marketing campaigns.

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Consumer Staples Sector Risk — The consumer staples sector may be affected by, among other things, marketing campaigns, changes in consumer demands, government regulations and changes in commodity prices.

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Energy and Natural Resources Risk — The Master Portfolio’s investments in energy and natural resources companies are especially affected by variations in the commodities markets (that may be due to market events, regulatory developments or other factors that the Master Portfolio cannot control) and these companies may lack the resources and the broad business lines to weather hard times. Energy companies can be significantly affected by the supply of and demand for specific products and services, the supply of and demand for oil and gas, the price of oil and gas, exploration and production spending, government regulation, world events and economic conditions. Natural resources companies can be significantly affected by events relating to international political developments, energy conservation, the success of exploration projects, commodity prices, and tax and government regulations.

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Financial Services Industry Risk — Because of its concentration in the financial services industry, the Master Portfolio will be more susceptible to any economic, business, political or other developments which generally affect this industry sector. As a result, the Master Portfolio will be exposed to a large extent to the risks associated with that industry, such as government regulation, the availability and cost of capital funds, consolidation and general economic conditions. Financial services companies are also exposed to losses if borrowers and other counterparties experience financial problems and/or cannot repay their obligations. When interest rates go up, the value of securities issued by many types of financial services companies generally goes down. In many countries, financial services and the companies that provide them are regulated by governmental entities, which can increase costs for new services or products and make it difficult to pass increased costs on to consumers. In certain areas, deregulation of financial services companies has resulted in increased competition and reduced profitability for certain companies.

The profitability of many types of financial services companies may be adversely affected in certain market cycles, including periods of rising interest rates, which may restrict the availability and increase the cost of capital, and declining economic conditions, which may cause credit losses due to financial difficulties of borrowers. Because many types of financial services companies are vulnerable to these economic cycles, the Master Portfolio’s investments may lose value during such periods.

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Health Sciences and Healthcare Companies Risk — The Master Portfolio’s investments in health sciences companies are subject to a number of risks, including the adverse impact of legislative actions and government regulations. These actions and regulations can affect the approval process for patents, medical devices and drugs, the funding of research and medical care programs, and the operation and licensing of facilities and personnel. The goods and services of health sciences companies are subject to risks of rapid technological change and obsolescence, product liability litigation, and intense price and other competitive pressures.

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Industrials Sector Risk — Companies in the industrials sector may be adversely affected by changes in the supply of and demand for products and services, product obsolescence, claims for environmental damage or product liability and changes in general economic conditions, among other factors.

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Materials Sector Risk — Companies in the materials sector may be adversely impacted by the volatility of commodity prices, changes in exchange rates, depletion of resources, over-production, litigation and changes in government regulations, among other factors.

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Precious Metal and Related Securities Risk — Prices of precious metals and of precious metal related securities historically have been very volatile. The high volatility of precious metal prices may adversely affect the financial condition of companies involved with precious metals. The production and sale of precious metals by governments or central banks or other larger holders can be affected by various economic, financial, social and political factors, which may be unpredictable and may have a significant impact on the prices of precious metals. Other factors that may affect the prices of precious metals and securities related to them include changes in inflation, the outlook for inflation and changes in industrial and commercial demand for precious metals.

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Producer Durables Industry Group Risk — The producer durables industry group includes companies involved in the design, manufacture or distribution of industrial durables such as electrical equipment and components, industrial products, and housing and telecommunications equipment. These companies may be affected by changes in domestic and international economies and politics, consolidation, excess capacity, and consumer demands, spending, tastes and preferences.

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Technology Sector Risk — Technology companies, including information technology companies, may have limited product lines, markets, financial resources or personnel. Technology companies typically face intense competition and potentially rapid product obsolescence. They are also heavily dependent on intellectual property rights and may be adversely affected by the loss or impairment of those rights.

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Telecommunications Sector Risk — Companies in the telecommunications sector may be affected by industry competition, substantial capital requirements, government regulation and obsolescence of telecommunications products and services due to technological advancement.

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Utility Industry Risk — When interest rates go up, the value of securities issued by utilities companies historically has gone down. In most countries and localities, the utilities industry is regulated by governmental entities, which can increase costs and delays for new projects and make it difficult to pass increased costs on to consumers. In certain areas, deregulation of utilities has resulted in increased competition and reduced profitability for certain companies, and increased the risk that a particular company will become bankrupt or fail completely. Reduced profitability, as well as new uses for or additional need of funds (such as for expansion, operations or stock buybacks), could result in reduced dividend payout rates for utilities companies. In addition, utilities companies face the risk of increases in the cost and reduced availability of fuel (such as oil, coal, natural gas or nuclear energy) and potentially high interest costs for borrowing to finance new projects.

(d) PORTFOLIO HOLDINGS

A description of the Master Portfolio’s policies and procedures with respect to the disclosure of the Master Portfolio’s portfolio holdings is available in Part B of this Registration Statement and is available free of charge by calling 1-800-441-7762 (toll-free).

ITEM 10.	MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

(a)(1) MANAGEMENT

BFA, a registered investment adviser, serves as investment adviser to the Master Portfolio and, along with certain affiliates, serves as investment adviser to certain Underlying Funds. The Master Portfolio may also invest in ETFs that are not advised by BlackRock. BFA manages the investment of the Master Portfolio’s assets and provides the Master Portfolio with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP’s board of trustees (the “Board of Trustees” or the “Board” and the members thereof, the “Trustees”) and in conformity with Delaware law and the stated policies of the Master Portfolio. For its services to the Master Portfolio, BFA is entitled to receive an annual management fee of 0.35% of the Master Portfolio’s average daily net assets.

BFA, along with certain affiliates, provides investment advisory services for the Underlying Funds that differ from the investment advisory services it provides for the Master Portfolio and receives investment advisory fees for such services to the Underlying Funds that differ from the fees described in this Part A for the Master Portfolio. In addition, BAL, along with certain affiliates, provides administration services to certain of the Underlying Funds and, for those services, may receive administration fees from those Underlying Funds. BFA has contractually agreed to waive 0.30% of its management fees at the Master Portfolio level through April 30, 2021. The contractual agreement may be terminated upon 90 days’ notice by a majority of the non-interested trustees of MIP.

BFA has voluntarily agreed to waive its management fees by the amount of investment advisory fees the Master Portfolio pays to BFA indirectly through its investment in affiliated money market funds.

BFA is located at 400 Howard Street, San Francisco, CA 94105. BFA is an indirect wholly-owned subsidiary of BlackRock, Inc. BlackRock International Limited (“BIL”), a registered investment adviser organized in 1995, and BlackRock (Singapore) Limited (“BRS” and, together with BIL, the “Sub-Advisers”), a registered investment adviser organized in 2000, are affiliates of BFA, and each acts as a sub-adviser for the Master Portfolio. As of September 30, 2019, BFA and its affiliates had approximately $6.963 trillion in investment company and other portfolio assets under management.

BFA has entered into sub-advisory agreements with the Sub-Advisers, with respect to the Master Portfolio, under which BFA pays each Sub-Adviser for services it provides for that portion of the Master Portfolio for which each Sub-Adviser acts as sub-adviser, a fee equal to a percentage of the management fee paid to BFA under the investment advisory agreement with respect to the Master Portfolio.

A discussion regarding the basis for the Board of Trustees’ approval of the investment advisory agreement with BFA with respect to the Master Portfolio and the sub-advisory agreements with the Sub-Advisers with respect to the Master Portfolio will be available in the BlackRock Funds III Feeder Fund’s first shareholder report following commencement of operations.

From time to time, a manager, analyst, or other employee of BFA or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of BFA or any other person within the BFA organization. Any such views are subject to change at any time based upon market or other conditions and BFA disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Master Portfolio are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Master Portfolio.

CONFLICTS OF INTEREST

The investment activities of BFA and its affiliates (including BlackRock, Inc. and its subsidiaries (collectively, the “Affiliates”)), The PNC Financial Services Group, Inc. (which, through a subsidiary, has a significant economic interest in BlackRock, Inc.) and its subsidiaries (each with The PNC Financial Services Group, Inc., an “Entity” and collectively, the “Entities”), and their respective directors, officers or employees, in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Master Portfolio and its interestholders.

BFA, its Affiliates and the Entities provide investment management services to other funds and discretionary managed accounts that may follow investment programs similar to that of the Master Portfolio. BFA, its Affiliates and the Entities are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master Portfolio. BFA or one or more Affiliates or Entities act or may act as an investor, investment banker, research provider, investment manager, commodity pool operator, commodity trading advisor, financier, underwriter, adviser, market maker, trader, prime broker, lender, index provider, agent and/or principal, and have other direct and indirect interests in securities, currencies, commodities, derivatives and other instruments in which the Master Portfolio may directly or indirectly invest. Thus, it is likely that the Master Portfolio will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from, entities for which an Affiliate or an Entity performs or seeks to perform investment banking or other services. Specifically, the Master Portfolio may invest in securities of, or engage in other transactions with, companies with which an Affiliate or an Entity has developed or is trying to develop investment banking relationships or in which an Affiliate or an Entity has significant debt or equity investments or other interests. The Master Portfolio may also invest in issuances (such as structured notes) by entities for which an Affiliate or an Entity provides and is compensated for cash management services relating to the proceeds from the sale of such issuances. The Master Portfolio also may invest in securities of, or engage in other transactions with, companies for which an Affiliate or an Entity provides or may in the future provide research coverage. An Affiliate or Entity may have business relationships with, and purchase, or distribute or sell services or products from or to, distributors, consultants or others who recommend the Master Portfolio or who engage in transactions with or for the Master Portfolio, and may receive compensation for such services. The Master Portfolio may also make brokerage and other payments to Entities in connection with the Master Portfolio’s portfolio investment transactions. BFA or one or more Affiliates or Entities may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Master Portfolio and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Master Portfolio. This may include transactions in securities issued by other open-end and closed-end investment companies (which may include investment companies that are affiliated with the Master Portfolio and BFA, to the extent permitted under the Investment Company Act). The trading activities of BFA and these Affiliates or Entities are carried out without reference to positions held directly or indirectly by the Master Portfolio and may result in BFA or an Affiliate or an Entity having positions in certain securities that are senior or junior to, or have interests different from or adverse to, the securities that are owned by the Master Portfolio.

Neither BFA nor any Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master Portfolio. As a result, an Affiliate may compete with the Master Portfolio for appropriate investment opportunities. The results of the Master Portfolio’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Master Portfolio could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

In addition, the Master Portfolio may, from time to time, enter into transactions in which BFA or an Affiliate or an Entity or their directors, officers or employees or other clients have an adverse interest. Furthermore, transactions undertaken by clients advised or managed by BFA, its Affiliates or Entities may adversely impact the Master Portfolio. Transactions by one or more clients or BFA, its Affiliates or Entities or their directors, officers or employees, may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Master Portfolio. The Master Portfolio’s activities may be limited because of regulatory restrictions applicable to BFA, one or more Affiliates or Entities and/or their internal policies designed to comply with such restrictions.

Under a securities lending program approved by MIP’s Board of Trustees , MIP, on behalf of the Master Portfolio, has retained BTC, an Affiliate of BFA, to serve as the securities lending agent for the Master Portfolio to the extent that the Master Portfolio participates in the securities lending program. For these services, the securities lending agent will receive a fee from the Master Portfolio, including a fee based on the returns earned on the Master Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates or Entities may be among the entities to which the Master Portfolio may lend its portfolio securities under the securities lending program.

The activities of BFA, its Affiliates and Entities and their respective directors, officers or employees, may give rise to other conflicts of interest that could disadvantage the Master Portfolio and its interestholders. BFA has adopted policies and procedures designed to address these potential conflicts of interest. See the SAI for further information.

ANTI-MONEY LAUNDERING REQUIREMENTS

The Master Portfolio is subject to the USA PATRIOT Act (the “Patriot Act”). The Patriot Act is intended to prevent the use of the U.S. financial system in furtherance of money laundering, terrorism or other illicit activities. Pursuant to requirements under the Patriot Act, the Master Portfolio is required to obtain sufficient information from interestholders to enable it to form a reasonable belief that it knows the true identity of its interestholders. This information will be used to verify the identity of investors or, in some cases, the status of financial intermediaries. Such information may be verified using third-party sources. This information will be used only for compliance with the Patriot Act or other applicable laws, regulations and rules in connection with money laundering, terrorism or economic sanctions.

The Master Portfolio reserves the right to reject purchase orders from persons who have not submitted information sufficient to allow the Master Portfolio to verify their identity. The Master Portfolio also reserves the right to redeem any amounts in the Master Portfolio from persons whose identity it is unable to verify on a timely basis. It is the Master Portfolio’s policy to cooperate fully with appropriate regulators in any investigations conducted with respect to potential money laundering, terrorism or other illicit activities.

BLACKROCK PRIVACY PRINCIPLES

BlackRock is committed to maintaining the privacy of its current and former fund investors and individual clients (collectively, “Clients”) and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information BlackRock collects, how we protect that information and why in certain cases we share such information with select parties.

If you are located in a jurisdiction where specific laws, rules or regulations require BlackRock to provide you with additional or different privacy-related rights beyond what is set forth below, then BlackRock will comply with those specific laws, rules or regulations.

BlackRock obtains or verifies personal non-public information from and about you from different sources, including the following: (i) information we receive from you or, if applicable, your financial intermediary, on applications, forms or other documents; (ii) information about your transactions with us, our affiliates, or others; (iii) information we receive from a consumer reporting agency; and (iv) from visits to our website.

BlackRock does not sell or disclose to non-affiliated third parties any non-public personal information about its Clients, except as permitted by law, or as is necessary to respond to regulatory requests or to service Client accounts. These non-affiliated third parties are required to protect the confidentiality and security of this information and to use it only for its intended purpose.

We may share information with our affiliates to service your account or to provide you with information about other BlackRock products or services that may be of interest to you. In addition, BlackRock restricts access to non-public personal information about its Clients to those BlackRock employees with a legitimate business need for the information. BlackRock maintains physical, electronic and procedural safeguards that are designed to protect the non-public personal information of its Clients, including procedures relating to the proper storage and disposal of such information.

(a)(2) PORTFOLIO MANAGERS

Information regarding the portfolio managers of the Master Portfolio is set forth below. Further information regarding the portfolio managers, including other accounts managed, compensation, ownership of Master Portfolio shares and possible conflicts of interest, is available in the Master Portfolio’s Part B.

Portfolio Manager	Primary Role	Since	Title and Recent Biography
Matthew O’Hara, PhD, CFA	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2019	Managing Director of BlackRock, Inc. since 2013; Director of BlackRock, Inc. from 2009 to 2012.

Philip Green	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2019	Managing Director of BlackRock, Inc. since 2006;

(a)(3) LEGAL PROCEEDINGS

On May 27, 2014, certain investors in the BlackRock Global Allocation Fund, Inc. (“Global Allocation”) and the BlackRock Equity Dividend Fund (“Equity Dividend”) filed a consolidated complaint in the United States District Court for the District of New Jersey against BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock International Limited (collectively, the “Defendants”) under the caption In re BlackRock Mutual Funds Advisory Fee Litigation. In the lawsuit, which purports to be brought derivatively on behalf of Global Allocation and Equity Dividend, the plaintiffs allege that the Defendants violated Section 36(b) of the Investment Company Act by receiving allegedly excessive investment advisory fees from Global Allocation and Equity Dividend. On June 13, 2018, the court granted in part and denied in part the Defendants’ motion for summary judgment. On July 25, 2018, the plaintiffs served a pleading that supplemented the time period of their alleged damages to run through the date of trial. The lawsuit seeks, among other things, to recover on behalf of Global Allocation and Equity Dividend all allegedly excessive advisory fees received by the Defendants beginning twelve months preceding the start of the lawsuit with respect to each of Global Allocation and Equity Dividend and ending on the date of judgment, along with purported lost investment returns on those amounts, plus interest. The Defendants believe the claims in the lawsuit are without merit. The trial on the remaining issues was completed on August 29, 2018. On February 8, 2019, the court issued an order dismissing the claims in their entirety. On March 8, 2019, the plaintiffs provided notice that they are appealing both the February 8, 2019 post-trial order and the June 13, 2018 order partially granting Defendants’ motion for summary judgment.

(b)(1) ORGANIZATION AND CAPITAL STRUCTURE

MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, series management investment company under the Investment Company Act. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. Each portfolio is treated as a separate entity for certain matters under the Investment Company Act and for certain other purposes. A holder of beneficial interests (an “interestholder”) of a portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series: Active Stock Master Portfolio, International Tilts Master Portfolio, Large Cap Index Master Portfolio, LifePath® Dynamic Retirement Master Portfolio, LifePath® Dynamic 2020 Master Portfolio, LifePath® Dynamic 2025 Master Portfolio, LifePath® Dynamic 2030 Master Portfolio, LifePath® Dynamic 2035 Master Portfolio, LifePath® Dynamic 2040 Master Portfolio, LifePath® Dynamic 2045 Master Portfolio, LifePath® Dynamic 2050 Master Portfolio, LifePath® Dynamic 2055 Master Portfolio, LifePath® Dynamic 2060 Master Portfolio, LifePath® Dynamic 2065 Master Portfolio, LifePath® Index Retirement Master Portfolio, LifePath® Index 2020 Master Portfolio, LifePath® Index 2025 Master Portfolio, LifePath® Index 2030 Master Portfolio, LifePath® Index 2035 Master Portfolio, LifePath® Index 2040 Master Portfolio, LifePath® Index 2045 Master Portfolio, LifePath® Index 2050 Master Portfolio, LifePath® Index 2055 Master Portfolio, LifePath® Index 2060 Master Portfolio, LifePath® Index 2065 Master Portfolio, Money Market Master Portfolio, S&P 500 Index Master Portfolio, Total International ex U.S. Index Master Portfolio, Treasury Money Market Master Portfolio and U.S. Total Bond Index Master Portfolio. Information about the listed portfolios that is not covered in this combined Part A and Part B is contained in separate offering documents. From time to time, additional portfolios may be established and sold pursuant to separate offering documents.

All consideration received by MIP for interests in one of its portfolios and all assets in which such consideration is invested will belong to that portfolio (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one portfolio are treated separately from those of each other portfolio.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 400 Howard Street, San Francisco, California 94105.

Please see Item 22 of Part B for a further description of MIP’s capital structure.

ITEM 11.	INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Investments in the Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest hundredth of a percent, although the Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form by the Master Portfolio. The value of the Master Portfolio’s Net Assets is determined as of the close of regular trading on the NYSE which is generally 4:00 p.m. (Eastern time) (“Valuation Time”) on each day the NYSE is open for business (a “Business Day”).

An investor in the Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, of that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests that are to be effected on that day will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction: (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day, plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day, plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

The Master Portfolio is primarily a “fund of funds,” i.e., the Master Portfolio invests primarily in the Underlying Funds, although it can also make certain direct investments. Shares of the Underlying Funds other than the Underlying iShares Funds are valued at net asset value. Shares of the Underlying iShares Funds are valued at their most recent closing price. The registration statements for the Underlying Funds include descriptions of the methods for valuing the Underlying Funds’ investments, including a description of the circumstances in which the investments of the Underlying Funds that are not money market funds would be valued using fair value pricing and the effects of using fair value pricing.

Equity securities and other instruments for which market quotations are readily available are valued at market value, which is generally determined using the last reported closing price or, if a reported closing price is not available, the last traded price on the exchange or market on which the security or instrument is primarily traded at the time of valuation. The Master Portfolio values fixed-income portfolio securities and non-exchange traded derivatives using last available bid prices or current market quotations provided by dealers or prices (including evaluated prices) supplied by the Master Portfolio’s approved independent third-party pricing services, each in accordance with valuation procedures approved by the Board of Trustees. Pricing services may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values. Pricing services generally value fixed-income securities assuming orderly transactions of institutional round lot size, but the Master Portfolio may hold or transact in such securities in smaller, odd lot sizes. Odd lots may trade at lower prices than institutional round lots. Short-term debt securities with remaining maturities of 60 days or less may be valued on the basis of amortized cost.

Foreign currency exchange rates are generally determined as of the close of business on the NYSE. Foreign securities owned by the Master Portfolio may trade on weekends or other days when the Master Portfolio does not price its interests. As a result, the Master Portfolio’s net asset value may change on days when you will not be able to purchase or withdraw the Master Portfolio’s interests.

Generally, trading in foreign securities, U.S. Government securities, money market instruments and certain fixed-income securities is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Master Portfolio’s interest are determined as of such times.

When market quotations are not readily available or are not believed by BFA to be reliable, the Master Portfolio’s investments are valued at fair value. Fair value determinations are made by BFA in accordance with procedures approved by the Board of Trustees. BFA may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of liquidity, if BFA believes a market quotation from a broker-dealer or other source is unreliable, where the security or other asset or other liability is thinly traded (e.g., municipal securities, certain small cap and emerging growth companies, and certain non-U.S. securities) or where there is a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if BFA determines, in its business judgment prior to or at the time of pricing the Master Portfolio’s assets or liabilities, that it is likely that the event will cause a material change to the last closing market price of one or more assets or liabilities held by the Master Portfolio. For instance, significant events may occur between the foreign market close and the close of business on the NYSE that may not be reflected in the computation of the Master Portfolio’s net assets. If such event occurs, those instruments may be fair valued. Similarly, foreign securities whose values are affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets may be fair valued.

For certain foreign securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of the Master Portfolio’s pricing time.

Fair value represents a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining the Master Portfolio’s net asset value.

The Master Portfolio may accept orders from certain authorized financial intermediaries or their designees. The Master Portfolio will be deemed to receive an order when accepted by the financial intermediary or designee, and the order will receive the net asset value next computed by the Master Portfolio after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

An investor in the Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolio will generally remit the proceeds from a redemption the next Business Day after receiving a properly executed redemption order and no longer than seven days after receiving the order. MIP may, however, suspend the right of redemption or postpone redemption payments for longer than seven days for any period during which (i) the NYSE is closed (other than customary weekend and holiday closings); (ii) trading on the NYSE is restricted; (iii) an emergency exists as a result of which disposal or valuation of the Master Portfolio’s investments is not reasonably practicable; or (iv) for such other periods as the SEC by order may permit, as permitted under Section 22(e) of the Investment Company Act, and other applicable laws. In addition, the Master Portfolio reserves the right to refuse any purchase of interests. Investments in the Master Portfolio may not be transferred.

MIP reserves the right to pay redemption proceeds in portfolio securities held by the Master Portfolio rather than in cash. MIP has elected to be governed by Rule 18f-1 under the Investment Company Act so that the Master Portfolio is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master Portfolio. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

Under normal circumstances, the Master Portfolio expects to meet redemption requests by using cash or cash equivalents in its portfolio or by selling portfolio assets to generate cash. During periods of stressed market conditions, when a significant portion of the Master Portfolio’s portfolio may be comprised of less-liquid investments, the Master Portfolio may be more likely to limit cash redemptions and may determine to pay redemption proceeds by (i) borrowing under a line of credit it has entered into with a group of lenders, (ii) borrowing from another open-end BlackRock-advised fund pursuant to an interfund lending program, to the extent permitted by the Master Portfolio’s investment policies and restrictions as set forth in Part B of this Registration Statement, and/or (iii) transferring portfolio securities in-kind to a Feeder Fund. Part B of this Registration Statement includes more information about the Master Portfolio’s line of credit and interfund lending program, to the extent applicable.

If the Master Portfolio pays redemption proceeds by transferring portfolio securities in-kind to a Feeder Fund, the Feeder Fund may pay transaction costs to dispose of the securities, and the Feeder Fund may receive less for them than the price at which they were valued for purposes of redemption.

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolio generally will be accrued and allocated daily to all investors of record as of the Valuation Time on any Business Day. The Master Portfolio’s net investment income for a Saturday, Sunday or holiday will be accrued and allocated to investors of record as of the Valuation Time on the previous Business Day. Allocations of the Master Portfolio’s net investment income will be distributed to an interestholder’s account on the applicable payment date. Capital gains realized by the Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder’s account on the applicable payment date.

Each Feeder Fund will take into account the Master Portfolio’s investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules.

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

MIP does not offer its interests for sale to the general public, nor does it offer an exchange privilege. MIP is not, therefore, directly subject to the risks of short-term trading and the Board of Trustees has not adopted procedures to prevent such trading. However, MIP may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information — Short-Term Trading Policy” in Part A of the BlackRock III Feeder Fund Registration Statement for more information.

TAXES

The Master Portfolio has more than one Feeder Fund and intends to operate as a non-publicly traded partnership for U.S. federal income tax purposes. If the Master Portfolio had only one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Master Portfolio would be disregarded as an entity separate from that Feeder Fund.

Whether the Master Portfolio is a partnership or disregarded as a separate entity, it will generally not be subject to any U.S. federal income tax. Each of the Master Portfolio’s Feeder Funds will take into account its allocable share of the Master Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and, if the Feeder Fund is intended to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Feeder Fund’s share of the Master Portfolio’s income and assets.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that each Feeder Fund will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company, assuming that the Feeder Fund invests all of its investable assets in the Master Portfolio and the Feeder Fund meets all other requirements for such qualification not within the control of the Master Portfolio.

ITEM 12.	DISTRIBUTION ARRANGEMENTS.

Beneficial interests in the Master Portfolio are not registered under the 1933 Act because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. The Master Portfolio is a “master” fund in a “master/feeder” structure. Only “feeder funds” — i.e., investment companies that are “accredited investors” and invest all of their assets in the Master Portfolio — or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make direct investments in the Master Portfolio. BlackRock Investments, LLC (“BRIL”) is the placement agent for the Master Portfolio. In addition, BRIL provides certain compliance related, sales related and other services for the Master Portfolio.

A non-accredited investor may not directly purchase an interest in the Master Portfolio, but instead may purchase shares in a Feeder Fund that invests directly in the Master Portfolio. Any accredited investors other than Feeder Funds that invest in the Master Portfolio will do so on the same terms and conditions as the Feeder Funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolio.

MIP’s Board of Trustees has adopted, on behalf of the Master Portfolio, a “defensive” distribution plan under Section 12(b) of the Investment Company Act and Rule 12b-1 thereunder (the “Plan”). The Plan provides that if any portion of the Master Portfolio’s advisory fees (up to 0.25% of the average daily net assets of the Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in the Master Portfolio such payment would be authorized pursuant to the Plan. These payments, if any, would be paid out of the Master Portfolio’s assets on an on-going basis. Over time, these payments would increase the cost of an interestholder’s investment and may cost an interestholder more than paying other types of sales charges. The Master Portfolio currently does not pay any amounts pursuant to the Plan.

ITEM 13.	FINANCIAL HIGHLIGHTS.

The response to Item 13 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the Investment Company Act.

MASTER INVESTMENT PORTFOLIO

LIFEPATH® DYNAMIC 2065 MASTER PORTFOLIO

PART B – STATEMENT OF ADDITIONAL INFORMATION

October 30, 2019

ITEM 14.	COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP”) is an open-end, series management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is for LifePath® Dynamic 2065 Master Portfolio (the “Master Portfolio”). This Part B is not a prospectus and should be read in conjunction with Part A, also dated October 30, 2019, of the Master Portfolio. All terms used in this Part B that are defined in Part A and not defined in this Part B have the meanings assigned in Part A. MIP incorporates by reference the information included on the cover page of the statement of additional information of BlackRock LifePath® Dynamic 2065 Fund (the “BlackRock Funds III Feeder Fund”), as amended, revised or supplemented from time to time (the “SAI”). A copy of Part A of the Registration Statement with respect to the Master Portfolio may be obtained without charge by writing to Master Investment Portfolio, c/o BNY Mellon Investment Servicing (US) Inc., P.O. Box 9819, Providence, Rhode Island 02940-8019, or by calling 1-800-441-7762. MIP’s registration statement may be examined at the office of the Securities and Exchange Commission (the “SEC”) in Washington, D.C. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE MASTER PORTFOLIO.

ITEM 15.	TRUST HISTORY.

MIP is an open-end, series management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios.

ITEM 16.	DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

INVESTMENTS AND RISKS. MIP incorporates by reference the information concerning the Master Portfolio’s additional investment strategies, risks and restrictions (including information on the Interfund Lending Program, under which the Master Portfolio has the ability to borrow or lend for temporary purposes) from the following sections of the SAI: “Part I: Investment Objectives and Policies,” “Part I: Investment Restrictions,” “Part II: Investment Risks and Considerations” and “Appendix A.”

PORTFOLIO HOLDINGS INFORMATION. MIP incorporates by reference the information concerning the Master Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings from the following section of the SAI: “Part II: Selective Disclosure of Portfolio Holdings.”

ITEM 17.	MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with Item 10 of Part A.

MIP incorporates by reference the information concerning the management of MIP and the Master Portfolio from the following section of the SAI: “Part I: Information on Trustees and Officers.” The Board of Trustees has responsibility for the overall management and operations of the Master Portfolio. The Board of Trustees of MIP has the same chair and the same committee structure as the board of trustees of BlackRock Funds III.

COMPENSATION OF TRUSTEES. MIP incorporates by reference the information concerning the compensation for the Trustees of MIP from the following section of the SAI: “Part I: Information on Trustees and Officers — Compensation of Trustees.”

CODES OF ETHICS. MIP has the same code of ethics as BlackRock Funds III. MIP incorporates by reference the information concerning the code of ethics from the following section of the SAI: “Part II: Management and Other Service Arrangements — Codes of Ethics.”

PROXY VOTING POLICIES. MIP incorporates by reference the information concerning its Proxy Voting Policies from the following sections of the SAI: “Part II: Proxy Voting Policies and Procedures” and “Appendix B.”

INTERESTHOLDER COMMUNICATION TO THE BOARD OF TRUSTEES. The Board of Trustees has established a process for interestholders to communicate with the Board of Trustees. Interestholders may contact the Board of Trustees by mail. Correspondence should be addressed to Master Investment Portfolio Board of Trustees, c/o BlackRock, Inc., 55 East 52nd Street, New York, New York 10055. Interestholder communication to the Board of Trustees should include the following information: (a) the name and address of the interestholder; (b) the percentage interest(s) owned by the interestholder; (c) the name of the Master Portfolio; and (d) if these interests are owned indirectly through a broker, financial intermediary or other record owner, the name of the broker, financial intermediary or other record owner. All correspondence received as set forth above shall be reviewed by the Secretary of MIP and reported to the Board of Trustees.

ITEM 18.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS.

As of October 15, 2019, no interestholder owned of record or beneficially 5% or more of the outstanding voting interests of the Master Portfolio.

For purposes of the Investment Company Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that a Feeder Fund or another interestholder is the beneficial holder of more than 25% of the Master Portfolio or as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio. Any Feeder Fund that is a majority interestholder in the Master Portfolio may be able to take actions with respect to MIP (e.g., approve an advisory agreement) without the approval of other investors in the Master Portfolio.

As of October 7, 2019, the Trustees and officers of MIP as a group owned an aggregate of less than 1% of the outstanding beneficial interests of the Master Portfolio. As of December 31, 2018, none of the Independent Trustees of MIP or their immediate family members owned beneficially or of record any securities of the Master Portfolio’s investment adviser, sub-advisers, principal underwriter, or any person directly or indirectly controlling, controlled by, or under common control with such entities.

ITEM 19.	INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Items 10 and 12 in Part A. Information relating to the investment management and other services provided to the Master Portfolio by BlackRock Fund Advisors (“BFA”) is incorporated herein by reference from the BlackRock Funds III Feeder Fund’s Prospectus and from the sub-section entitled “Management, Advisory and Other Service Arrangements” in Part I of the SAI and the section entitled “Management and Other Service Arrangements” in Part II of the BlackRock Funds III Feeder Fund’s SAI. The following list identifies the specific sections and sub-sections in the SAI under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from the Prospectuses or SAI of the BlackRock Funds III Feeder Fund
Item 19(a)	SAI: Part I: Management, Advisory and Other Service Arrangements

SAI: Part II: Management and Other Service Arrangements

Item 19(c)	SAI: Part I: Management, Advisory and Other Service Arrangements

SAI: Part II: Management and Other Service Arrangements

Item 19(d)	SAI: Part I: Management, Advisory and Other Service Arrangements

SAI: Part II: Management and Other Service Arrangements

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable

Item 19(h)	Prospectuses: Back Cover

Item 19(i)	SAI: Part I: Portfolio Transactions and Brokerage

BlackRock Investments, LLC (“BRIL”), 40 East 52nd Street, New York, New York 10022, an affiliate of BlackRock, acts as placement agent for the Master Portfolio pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master Portfolio.

ITEM 20.	PORTFOLIO MANAGERS.

MIP incorporates by reference the information concerning the portfolio managers for the Master Portfolio from the following section of the SAI: “Part I: Management, Advisory and Other Service Arrangements — Information Regarding the Portfolio Managers.”

ITEM 21.	BROKERAGE ALLOCATION AND OTHER PRACTICES.

MIP incorporates by reference the information describing the Master Portfolio’s policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading in portfolio securities from the following section of the SAI: “Part II: Portfolio Transactions and Brokerage.”

ITEM 22.	CAPITAL STOCK AND OTHER INTERESTS.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Interestholders in the Master Portfolio are entitled to participate pro rata in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolio. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolio in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of the Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolio may not be transferred. No certificates are issued. MIP may be terminated at any time by vote of interestholders holding at least a majority of the interests of each series entitled to vote or by the Trustees by written notice to the interestholders. Any series of interests may be terminated at any time by vote of interestholders holding at least a majority of the interests of such series entitled to vote or by the Trustees by written notice to the interestholders of such series.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of the Trustees it is necessary or desirable to submit matters for interestholders’ vote.

Rule 18f-2 under the Investment Company Act provides that any matter required to be submitted under the provisions of the Investment Company Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company that issues two or more classes or series, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each class or series affected by such matter. Rule 18f-2 further provides that a class or series, such as the Master Portfolio, shall be deemed to be affected by a matter unless it is clear that the interests of each class or series in the matter are substantially identical or that the matter does not affect any interest of the class or series. However, Rule 18f-2 exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of Rule 18f-2.

ITEM 23.	PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 11 in Part A.

PURCHASE OF INTERESTS. Beneficial interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

IN-KIND PURCHASES. Payment for interests of the Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the Master Portfolio and that meet the investment objective, policies and limitations of the Master Portfolio as described in Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

SUSPENSION OF REDEMPTIONS. The right of redemption of interests in the Master Portfolio may be suspended or the date of redemption payment postponed as provided in Item 11 in Part A.

VALUATION. MIP incorporates by reference information concerning the Master Portfolio’s and MIP’s pricing of interests from the following section of the SAI: “Part II: Pricing of Shares — Determination of Net Asset Value.”

DECLARATION OF TRUST PROVISIONS REGARDING REDEMPTIONS AT OPTION OF TRUST. Pursuant to the Declaration of Trust, MIP shall, subject to applicable law, have the right at its option and at any time to redeem interests of any interestholder at the net asset value thereof as determined in accordance with the Declaration of Trust (i) if at such time such interestholder owns fewer interests than, or interests having an aggregate net asset value less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such interestholder owns interests of a particular series or class equal to or in excess of a percentage of the outstanding interests of that series or class, or a percentage of the aggregate net asset value of that series or class, determined from time to time by the Trustees; or (iii) to the extent that such interestholder owns interests of MIP equal to or in excess of a percentage of the aggregate outstanding interests of MIP, or a percentage of the aggregate net asset value of MIP, as determined from time to time by the Trustees.

ITEM 24.	TAXATION OF THE TRUST.

The Master Portfolio has more than one Feeder Fund and is treated as a non-publicly traded partnership under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). If the Master Portfolio had only one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), the Master Portfolio’s existence as an entity separate from that Feeder Fund would be disregarded for U.S. federal income tax purposes.

Whether the Master Portfolio is a partnership or disregarded as a separate entity, it will generally not be subject to any U.S. federal income tax. Each of the Master Portfolio’s Feeder Funds will take into account its allocable share of the Master Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and, if the Feeder Fund is intended to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, the Feeder Fund’s share of the Master Portfolio’s gross income and assets for purposes of the gross income and asset diversification tests.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that each Feeder Fund will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company, assuming that the Feeder Fund invests all of its investable assets in the Master Portfolio and the Feeder Fund meets all other requirements for such qualification not within the control of the Master Portfolio.

Certain transactions of the Master Portfolio are subject to special tax rules of the Internal Revenue Code that may, among other considerations, (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to regulated investment companies). Operation of these rules could, therefore, affect the character, amount and timing of distributions to shareholders of a Feeder Fund.

Special tax rules also will require certain types of positions to be marked to market (i.e., treated as sold on the last day of the taxable year), which may result in the recognition of income without a corresponding receipt of cash.

If the Master Portfolio purchases shares of an investment company (or similar investment entity) organized under foreign law, each of its Feeder Funds, by virtue of owning the Master Portfolio’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. A Feeder Fund may be subject to U.S. federal income tax (plus an interest charge) on certain distributions from such a PFIC and on gain from the disposition of the shares in such a PFIC (collectively referred to as “excess distributions”). A Feeder Fund, even if it is a regulated investment company, cannot eliminate this tax by making distributions to its shareholders.

However, an election can be made to mark to market the interest in the PFIC, and thus to take into account the economic gains (and to a limited extent losses) in such investment as though the Feeder Fund’s shares in the PFIC had been sold and repurchased on the last day of the Feeder Fund’s taxable year. Such gain and loss are treated as ordinary income and loss. Alternatively, an election may be made to treat a PFIC as a “qualified electing fund” (“QEF”), in which case a Feeder Fund will be required to include in its gross income its share of the PFIC’s ordinary earnings and net capital gain annually, regardless of whether it receives any distributions from the PFIC. With the mark-to-market or QEF election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

If the Master Portfolio is treated as a partnership for U.S. federal income tax purposes, then, in the event of an audit, the U.S. federal income tax treatment of income and deductions of the Master Portfolio generally will be determined at the Master Portfolio level in a single proceeding (rather than by individual Internal Revenue Service audits of each Feeder Fund), which the Master Portfolio’s partnership representative will control. Any adjustment that results in additional tax (including interest and penalties thereon) will be assessed and collected at the Master Portfolio level in the current taxable year, with each current Feeder Fund indirectly bearing such cost, unless the Master Portfolio elects to have the partnership adjustment taken into account by each Feeder Fund that was an investor in the Master Portfolio in the year to which the adjustments relates. If the election is made, each Feeder Fund will be required to take into account such adjustment and pay tax on such adjustment at the Feeder Fund level, unless, if the Feeder Fund is a regulated investment company, it timely distributes the adjustment amount in the form of a “deficiency dividend” (within the meaning of section 860(f) of the Internal Revenue Code), in which case the Feeder Fund will only have to pay the interest charge imposed on regulated investment companies making a deficiency dividend. The legal and accounting costs incurred in connection with any regular audit of the Master Portfolio’s tax returns will be borne by each Feeder Fund and, indirectly, by their shareholders.

Investors are advised to consult their own tax advisers on the tax consequences of an investment in a Feeder Fund and the Master Portfolio.

ITEM 25.	UNDERWRITERS.

The exclusive placement agent for the Master Portfolio is “BRIL”, an affiliate of BFA, located at 40 East 52nd Street, New York, New York 10022, which receives no compensation from the Master Portfolio for serving in this capacity. Registered broker-dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio.

MIP incorporates by reference the information concerning payments by BRIL, BFA and certain of their affiliates relating to distribution and sales support activities from the following section of the SAI: “Part II: Purchase of Shares – Additional Payments by BlackRock.”

The foregoing information supplements and should be read in conjunction with Item 12 in Part A.

ITEM 26.	CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 27.	FINANCIAL STATEMENTS.

The BlackRock Funds III Feeder Fund and the Master Portfolio have not commenced operations as of the date of this Part B. As a result, no financial performance information is available.

PART C

OTHER INFORMATION

ITEM 28.	EXHIBITS.

EXHIBIT	DESCRIPTION
(a)(1)	Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 35 to the Registration Statement of Master Investment Portfolio (the “Registrant,” and the series thereof, the “Master Portfolios”), filed December 27, 2006 (“Amendment No. 35”).

(a)(2)	Certificate of Trust, dated October 20, 1993, is incorporated herein by reference to an Exhibit to Amendment No. 7 to the Registrant’s Registration Statement, filed August 31, 1998 (“Amendment No. 7”).

(a)(3)	Certificate of Amendment to the Certificate of Trust, dated August 19, 1998, is incorporated herein by reference to an Exhibit to Amendment No. 7.

(a)(4)	Amendment No. 1, dated December 11, 2007, to the Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 39 to the Registrant’s Registration Statement, filed December 2, 2009.

(a)(5)	Amendment No. 2, dated November 13, 2009, to the Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 40 to the Registrant’s Registration Statement, filed April 30, 2010 (“Amendment No. 40”).

(b)(1)	Amended and Restated By-Laws, dated November 29, 2018, is filed herewith.

(c)	Not applicable.

(d)(1)	Amended Investment Advisory Contract, dated December 28, 2012, between the Registrant and BlackRock Advisors, LLC (“BAL”) or BlackRock Fund Advisors (“BFA”), as applicable, is incorporated herein by reference to an Exhibit to Amendment No. 50 to the Registrant’s Registration Statement, filed April 30, 2013 (“Amendment No. 50”).

(d)(2)	Schedule A, amended October 30, 2019, and Schedule B, amended September 18, 2013, to the Amended Investment Advisory Contract are filed herewith.

(d)(3)	Form of Sub-Investment Advisory Agreement between BAL and BFA, with respect to International Tilts Master Portfolio, is incorporated herein by reference to an Exhibit to Amendment No. 58 to the Registrant’s Registration Statement, filed February 26, 2014.

(d)(4)	Form of Amended and Restated Sub-Investment Advisory Agreement between BFA and BlackRock International Limited, with respect to the LifePath Dynamic Master Portfolios is filed herewith.

(d)(5)	Form of Sub-Advisory Agreement between BFA and BlackRock (Singapore) Limited, with respect to the LifePath Dynamic Master Portfolios is incorporated herein by reference to an Exhibit to Amendment No. 83 to the Registrant’s Registration Statement, filed April 29, 2016.

(d)(6)	Schedule A, amended October 30, 2019, to the Sub-Advisory Agreement between BFA and BlackRock (Singapore) Limited, with respect to the LifePath Dynamic Master Portfolios is filed herewith.

(d)(7)	Form of Sub-Investment Advisory Agreement between BAL and BlackRock International Limited with respect to International Tilts Master Portfolio is incorporated herein by reference to an Exhibit to Amendment No. 84 to the Registrant’s Registration Statement, filed May 20, 2016.

(e)(1)	Placement Agency Agreement between the Registrant and BlackRock Investments, LLC (“BRIL”) is incorporated herein by reference to an Exhibit to Amendment No. 42 to the Registrant’s Registration Statement, filed March 31, 2011.

(e)(2)	Appendix A, amended October 30, 2019, to the Placement Agency Agreement between the Registrant and BRIL is filed herewith.

EXHIBIT	DESCRIPTION
(f)	Not applicable.

(g)	Master Custodian Agreement between the Registrant and State Street Bank and Trust Company (“State Street”), dated December 31, 2018 is incorporated herein by reference to Exhibit 7(g) to Post-Effective Amendment No. 943 to the Registration Statement on Form N-1A of BlackRock Funds (File No. 33-26305), filed February 28, 2019.

(h)(1)	Administration Agreement, dated July 1, 2012, between BAL and the Registrant on behalf of the LifePath Dynamic Master Portfolios, the Money Market Master Portfolios, S&P 500 Index Master Portfolio, U.S. Total Bond Index Master Portfolio, Active Stock Master Portfolio and International Tilts Master Portfolio is incorporated herein by reference to an Exhibit to Amendment No. 50.

(h)(2)	Appendix A, amended October 30, 2019, to the Administration Agreement between BAL and the Registrant on behalf of the LifePath Dynamic Master Portfolios, the Money Market Master Portfolios, S&P 500 Index Master Portfolio, U.S. Total Bond Index Master Portfolio, Active Stock Master Portfolio and International Tilts Master Portfolio is filed herewith.

(h)(3)	Administration Agreement, dated July 1, 2012, between BAL and the Registrant on behalf of the LifePath Index Master Portfolios, Total International ex U.S. Index Master Portfolio and Large Cap Index Master Portfolio is incorporated herein by reference to an Exhibit to Amendment No. 50.

(h)(4)	Form of Fourth Amended and Restated Securities Lending Agency Agreement between the Registrant and BlackRock Institutional Trust Company, N.A. is incorporated herein by reference to Exhibit 8(l) of Post-Effective Amendment No. 923 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on January 25, 2019.

(h)(5)	Form of Transfer Agency and Service Agreement between the Registrant and State Street with respect to the Money Market Master Portfolios is incorporated herein by reference to an Exhibit to Post-Effective Amendment No. 289 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126), filed April 29, 2019.

(h)(6)	Form of Sixth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties is incorporated herein by reference to Exhibit 8(i) to Post-Effective Amendment No. 947 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305) filed on April 29, 2019.

(h)(7)	Administration and Fund Accounting Services Agreement between the Registrant and State Street, dated December 31, 2018, is incorporated herein by reference to Exhibit 8(k) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Managed Account Series (File No. 333-124463), filed February 28, 2019.

(h)(8)	Form of Eighth Amended and Restated Expense Limitation Agreement by and between the Registrant, BAL, BFA and BRIL is incorporated herein by reference to Exhibit 8(f) to Post-Effective Amendment No. 736 to the Registration Statement on Form N-1A of BlackRock Funds (File No. 33-26305) filed September 28, 2017.

(i)	Consent of Counsel (Sidley Austin LLP) is incorporated herein by reference to an Exhibit of Amendment No. 40.

(j)	None.

(k)	Not applicable.

(l)	Not applicable.

(m)	Distribution Plan for the LifePath Dynamic Master Portfolios is incorporated herein by reference to an Exhibit to Amendment No. 37 to the Registrant’s Registration Statement, filed April 29, 2008.

(n)	Not applicable.

(o)	Reserved.

(p)	Code of Ethics of Registrant, BRIL, BAL, BFA, BlackRock International Limited and BlackRock (Singapore) Limited is incorporated herein by reference to Exhibit 16(a) to Post-Effective Amendment No. 956 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed May 29, 2019.

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

The Registrant does not control and is not under common control with any other person.

ITEM 30.	INDEMNIFICATION.

Article IX of the Registrant’s Second Amended and Restated Agreement and Declaration of Trust provides:

(a) Subject to the exceptions and limitations contained in paragraph (b) below: (i) every Person who is, or has been, a Trustee or officer of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series (unless the Series was terminated prior to any such liability or claim being known to the Trustees, in which case such obligations, to the extent not satisfied out of the assets of a Series, the obligation shall be an obligation of the Trust), to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such Covered Person in connection with any claim, action, suit, or proceeding in which such Covered Person becomes involved as a party or otherwise or is threatened to be involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by such Covered Person in the settlement thereof; and (ii) the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits, or proceedings (civil, criminal, regulatory or other, including investigations and appeals), actual or threatened, while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

(b) No indemnification shall be provided hereunder to a Covered Person: (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Interestholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Covered Person’s office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or (ii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Covered Person, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement or other disposition; (B) by at least a majority of those Trustees who neither are Interested Persons of the Trust nor are parties to the matter based upon a review of readily-available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

(d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Article IX, Section 1 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be repaid by such Covered Person to the Trust or Series if it ultimately is determined that he or she is not entitled to indemnification under this Article IX, Section 1; provided, however, that either (i) such Covered Person shall have provided a surety bond or some other appropriate security for such undertaking; (ii) the Trust or Series thereof is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily-available facts (as opposed to a trial-type inquiry or full investigation), that there is a reason to believe that such Covered Person will be entitled to indemnification under this Article IX, Section 1. In connection with any determination pursuant to clause (iii) of the preceding sentence, any Covered Person who is a Trustee and is not an Interested Person of the Trust and any Covered Person who has been a Trustee and at such time was not an Interested Person of the Trust shall be entitled to a rebuttable presumption that he or she has not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

(e) Any repeal or modification of this Article IX, Section 1, or adoption or modification of any other provision of this Declaration or the By-Laws inconsistent with this Section, shall be prospective only, to the extent that such repeal, or modification adoption would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, adoption or modification.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.

(a) BlackRock Fund Advisors (“BFA”) is an indirect wholly-owned subsidiary of BlackRock, Inc. located at 400 Howard Street, San Francisco, California 94105. BFA’s business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors. The directors and officers of BFA consist primarily of persons who during the past two years have been active in the investment management business. Information as to the executive officers and directors of BFA is included in its Form ADV initially filed with the SEC (File No. 801-22609) on November 15, 1984 and updated thereafter and is incorporated herein by reference.

(b) BlackRock Advisors, LLC (“BAL”) is an indirect wholly-owned subsidiary of BlackRock, Inc. located at 100 Bellevue Parkway, Wilmington, Delaware 19809. BAL was organized in 1994 for the purpose of providing advisory services to investment companies. The information required by this Item 31 about officers and directors of BAL, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BAL pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

(c) BlackRock International Limited (“BIL”) is located at Exchange Place One, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom. The information required by this Item 31 about officers and directors of BIL, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BIL pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-51087).

(d) BlackRock (Singapore) Limited (“BRS”) is a wholly-owned subsidiary of BlackRock, Inc. located at 20 Anson Road #18-01, 079912 Singapore. BRS currently offers investment advisory services to pooled investment vehicles, state or municipal government entities and insurance companies. The information required by this Item 31 about officers and directors of BRS, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BRS pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-76926).

ITEM 32.	PRINCIPAL UNDERWRITER.

(a) BRIL, the placement agent of the Master Portfolios, acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies, including the Master Portfolios of the Registrant:

BlackRock Advantage Global Fund, Inc.

BlackRock Advantage U.S. Total Market Fund, Inc.

BlackRock Allocation Target Shares

BlackRock Asian Dragon Fund, Inc.

BlackRock Balanced Capital Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock ETF Trust

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock Focus Growth Fund, Inc.

BlackRock FundsSM

BlackRock Funds II

BlackRock Funds III

BlackRock Funds IV

BlackRock Funds V

BlackRock Funds VI

BlackRock Global Allocation Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Long-Horizon Equity Fund

BlackRock Mid Cap Dividend Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Series Fund, Inc.

BlackRock Series Fund II, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Variable Series Funds, Inc.

BlackRock Variable Series Funds II, Inc.

Funds For Institutions Series

iShares, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Managed Account Series II

Master Advantage U.S. Total Market LLC

Master Bond LLC

Master Focus Growth LLC

Master Institutional Money Market LLC

Master Investment Portfolio

Master Investment Portfolio II

Master Large Cap Series LLC

Quantitative Master Series LLC

Ready Assets Government Liquidity Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BRIL also acts as the distributor or placement agent for the following closed-end registered investment companies:

BlackRock Credit Strategies Fund BlackRock Health Sciences Trust

BRIL provides numerous financial services to BlackRock-advised funds and is the distributor of BlackRock’s open-end funds. These services include coordinating and executing Authorized Participation Agreements, preparing, reviewing and providing advice with respect to all sales literature and responding to Financial Industry Regulatory Authority comments on marketing materials.

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address for each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Abigail Reynolds	Chairman and Member, Board of Managers, and Chief Executive Officer	None
Christopher J. Meade	Chief Legal Officer, General Counsel and Senior Managing Director	None
Lauren Bradley	Chief Financial Officer and Vice President	None
Gregory Rosta	Chief Compliance Officer and Director	None
Jon Maro	Chief Operating Officer and Director	None
Anne Ackerley	Member, Board of Managers, and Managing Director	None
Blair Alleman	Managing Director	None
Michael Bishopp	Managing Director	None
Thomas Callahan	Member, Board of Managers, and Managing Director	Vice President
Samara Cohen	Managing Director	None
John Diorio	Managing Director	None
Lisa Hill	Managing Director	None
Brendan Kyne	Managing Director	None
Paul Lohrey	Managing Director	None
Martin Small	Member, Board of Managers, and Managing Director	None
Jonathan Steel	Managing Director	None
Katrina Gil	Director	None
Chris Nugent	Director	None
Andrew Dickson	Director and Secretary	None
Terri Slane	Director and Assistant Secretary	None
Lourdes Sanchez	Vice President	None
Lita Midwinter	Anti-Money Laundering Officer	None
Zach Buchwald	Member, Board of Managers	None
Gerald Pucci	Member, Board of Managers	None
Philip Vasan	Member, Board of Managers	None

(c) Not applicable.

ITEM 33.	LOCATION OF ACCOUNTS AND RECORDS.

(a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder (collectively, “Records”) at the offices of State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111.

(b) BFA maintains all Records relating to its services as adviser or sub-adviser, as applicable, at 400 Howard Street, San Francisco, California 94105.

(c) BAL maintains all Records relating to its services as adviser or administrator, as applicable, at 100 Bellevue Parkway, Wilmington, Delaware 19809.

(d) BlackRock International Limited maintains all Records relating to its services as sub-adviser of the LifePath Dynamic Master Portfolios and International Tilts Master Portfolio at Exchange Place One, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom.

(e) BlackRock (Singapore) Limited maintains all Records relating to its services as sub-adviser of the LifePath Dynamic Master Portfolios at 20 Anson Road, #18-01, 79912 Singapore.

(f) BRIL maintains all Records relating to its services as placement agent of the Master Portfolios at 40 East 52 Street, New York, New York 10022.

(g) State Street Bank and Trust Company maintains all Records relating to its services as accounting services provider, custodian and former sub-administrator at One Lincoln Street, Boston, Massachusetts 02111; and all Records relating to its services as transfer agent of certain Master Portfolios at 1 Heritage Drive, North Quincy, Massachusetts 02171.

(h) BNY Mellon Investment Servicing (US) Inc. maintains all Records relating to its services as transfer agent of certain Master Portfolios at 301 Bellevue Parkway, Wilmington, Delaware 19809.

ITEM 34.	MANAGEMENT SERVICES.

Other than as set forth under the captions “Item 10. Management, Organization and Capital Structure” in Part A of this Registration Statement, and “Item 17. Management of the Trust” and “Item 19. Investment Advisory and Other Services” in Part B of this Registration Statement, the Registrant is not a party to any management-related service contract.

ITEM 35.	UNDERTAKINGS.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on October 30, 2019.

MASTER INVESTMENT PORTFOLIO (REGISTRANT) ON BEHALF OF LIFEPATH® DYNAMIC 2065 MASTER PORTFOLIO

By:	/S/ JOHN M. PERLOWSKI
(John M. Perlowski,
President and Chief Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

(b)(1)	Amended and Restated By-Laws, dated November 29, 2018.

(d)(2)	Schedule A, amended October 30, 2019, and Schedule B, amended September 18, 2013, to the Amended Investment Advisory Contract.

(d)(4)	Form of Amended and Restated Sub-Investment Advisory Agreement between BFA and BlackRock International Limited, with respect to the LifePath Dynamic Master Portfolios.

(d)(6)	Schedule A, amended October 30, 2019, to the Sub-Advisory Agreement between BFA and BlackRock (Singapore) Limited, with respect to the LifePath Dynamic Master Portfolios.

(e)(2)	Appendix A, amended October 30, 2019, to the Placement Agency Agreement between the Registrant and BRIL.

(h)(2)	Appendix A, amended October 30, 2019, to the Administration Agreement between BAL and the Registrant on behalf of the LifePath Dynamic Master Portfolios, the Money Market Master Portfolios, S&P 500 Index Master Portfolio, U.S. Total Bond Index Master Portfolio, Active Stock Master Portfolio and International Tilts Master Portfolio.